EXHIBIT 10.8

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NO. 1
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

This Amendment No. 1 to the Amended and Restated Master Repurchase Agreement, dated as of August 1, 2024 (this “Amendment”), is among JPMorgan Chase Bank, National Association (the “Buyer”), QL Ginnie EBO, LLC (the “Seller”), QL Ginnie REO, LLC (the “REO Subsidiary”, together with Seller, the “Seller Parties”), and Rocket Mortgage, LLC (the “Guarantor”).
RECITALS
The parties hereto are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of May 31, 2024 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Existing Repurchase Agreement”; and as amended by this Amendment, the “Repurchase Agreement”). The Guarantor is a party to that certain Amended and Restated Guaranty, dated as of May 31, 2024 (as amended, restated, supplemented, or otherwise modified from time to time, the “Existing Guaranty”), made by the Guarantor in favor of the Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement.

The parties hereto have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Existing Guaranty on the date hereof.

Accordingly, the parties hereto hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Amendment to the Existing Repurchase Agreement. Effective as of the date hereof, the Existing Repurchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the changed pages of the amended text of the Repurchase Agreement attached as Exhibit A hereto. The parties hereto further acknowledge and agree that Exhibit B constitutes the Repurchase Agreement effective as of the date hereof.
SECTION 2. Conditions Precedent to Amendment.  This Amendment shall be effective as of the date hereof, subject to the execution and delivery of this Amendment, by all parties hereto.

SECTION 3. Delivered Documents. On the date hereof, Buyer shall have received this Amendment, executed and delivered by duly authorized officers of the parties hereto.

LEGAL02/44647383v4

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 5.     Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures.  The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law.  Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
SECTION 6. Severability.    Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN).
SECTION 8. Reaffirmation of Guaranty. The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Repurchase Agreement and the related Pricing Side Letter, as amended hereby.

[SIGNATURE PAGES FOLLOW]
2
LEGAL02/41508659v2

IN WITNESS WHEREOF, the parties have caused their name to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BUYER: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION By: /s/ Jason Brand Name: Jason Brand Title: Executive Director

Signature Page to Amendment No. 1 to Amended and Restated Master Repurchase Agreement

SELLER: QL GINNIE EBO, LLC By: /s/ Panayiotis Mareskas Name: Panayiotis Mareskas Title: Chief Financial Officer
REO SUBSIDIARY: QL GINNIE REO, LLC By: /s/ Panayiotis Mareskas Name: Panayiotis Mareskas Title: Chief Financial Officer
GUARANTOR: ROCKET MORTGAGE, LLC By: /s/ Panayiotis Mareskas Name: Panayiotis Mareskas Title: Treasurer

Signature Page to Amendment No. 1 to Amended and Restated Master Repurchase Agreement

Exhibit A
REPURCHASE AGREEMENT
(Redline)
(See attached)

EXHIBIT A
LEGAL02/44647383v4

Exhibit B
REPURCHASE AGREEMENT
(Clean)
(See attached)

AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
among
JPMorgan Chase Bank, National Association,
as Buyer
QL Ginnie EBO, LLC,
as Seller
and
QL Ginnie REO, LLC,
as REO Subsidiary
and
Rocket Mortgage, LLC,
as Guarantor
Dated May 31, 2024
EXHIBIT B
LEGAL02/44647383v4

TABLE OF CONTENTS
-i-

SCHEDULES

SCHEDULE 1-A    REPRESENTATIONS AND WARRANTIES RE: UNDERLYING REO PROPERTY
SCHEDULE 1-B-1    REPRESENTATIONS AND WARRANTIES RE: EARLY BUYOUT MORTGAGE LOANS

-ii-

SCHEDULE 1-B-2    REPRESENTATIONS AND WARRANTIES RE: UNDERLYING MORTGAGE LOANS (OTHER THAN EARLY BUYOUT MORTGAGE LOANS)
SCHEDULE 1-C    REPRESENTATIONS AND WARRANTIES RE: REO SUBSIDIARY INTERESTS
SCHEDULE 1-D    REPRESENTATIONS AND WARRANTIES RE: POOLED LOANS
SCHEDULE 1-E    REPRESENTATIONS AND WARRANTIES RE: PARTICIPATION INTERESTS
SCHEDULE 2    AUTHORIZED REPRESENTATIVES
SCHEDULE 3    LITIGATION
SCHEDULE 4    SELLER PARTY AND GUARANTOR NAMES FROM TAX RETURNS
SCHEDULE 5    AUTHORIZED ADMINISTRATORS FOR FINANCE PORTAL ACCESS

EXHIBITS
EXHIBIT A    FORM OF CONFIRMATION LETTER
EXHIBIT B    SELLER PARTIES’ AND GUARANTOR’S TAX IDENTIFICATION NUMBERS
EXHIBIT C-1    FORM OF ASSET SCHEDULE (EARLY BUYOUT MORTGAGE LOANS)
EXHIBIT C-2    FORM OF ASSET SCHEDULE (UNDERLYING MORTGAGE LOANS OTHER THAN EARLY BUYOUT MORTGAGE LOANS)
EXHIBIT D    FORM OF SECTION 8 CERTIFICATE
EXHIBIT E    FORM OF POWER OF ATTORNEY
EXHIBIT F    FORM OF REPURCHASE/RELEASE REQUEST
EXHIBIT G    RESERVED
EXHIBIT H    SERVICER NOTICE
EXHIBIT I    SELLER PARTIES’ AND GUARANTOR’S SUBSIDIARIES

ANNEXES

ANNEX 1         ACCOUNTS

-iii-

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

This is an AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of May 31, 2024 (the “A&R Effective Date”), among QL GINNIE EBO, LLC, a Delaware limited liability company, as seller (“Seller”), QL GINNIE REO, LLC, a Delaware limited liability company, as REO Subsidiary (“REO Subsidiary” and together with Seller, the “Seller Parties”), ROCKET MORTGAGE, LLC, a Michigan limited liability company, as owner and servicer and as guarantor (“Guarantor”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association organized under the laws of the United States (the “Buyer”).
Section 1.    Applicability. On the initial Purchase Date, the Seller transferred to Buyer the Purchased Assets against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Purchased Assets at a date certain not later than the Termination Date in connection with a transfer of funds by Seller. From time to time, the Seller may request Purchase Price Increases in conjunction with the allocation of an Underlying Mortgage Loan to the Participation Interests or Underlying REO Property to the REO Subsidiary resulting in an increase in the Asset Value of such Purchased Assets. Each such transaction and Purchase Price Increase shall be referred to herein as a “Transaction” and shall be governed by this Agreement, unless otherwise agreed in writing, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. This Agreement is a commitment by Buyer, subject to its terms and conditions and unless an Event of Default has occurred and is continuing, to engage in the Transactions with respect to Agency Deliverable Loans as set forth herein on or before the Termination Date up to the Committed Facility Amount and the agreement by Buyer, subject to its terms and conditions and unless an Event of Default has occurred and is continuing, to consider engaging, on an uncommitted and wholly discretionary basis, in additional Transactions, from time to time on or before the Termination Date up to the Uncommitted Facility Amount. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction with respect to the Uncommitted Facility Amount.
From time to time, upon foreclosure or other conversion of an Underlying Mortgage Loan, the Seller shall contribute to the REO Subsidiary its economic, beneficial, and equitable ownership interests in the resulting REO Property; provided, however, that bare legal title to such REO Property shall remain with Guarantor, as Nominee. In order to further secure the Obligations hereunder, (a) Guarantor shall pledge its interest, if any, in the Purchased Assets, Underlying Assets and the Pledged Items and (b) the REO Subsidiary shall pledge its interest, if any, in the Purchased Assets, Underlying REO Properties and the Pledged Items, in each case, to Buyer.
On the initial Purchase Date, Seller will pledge the Eligible REO Subsidiary Interests with respect to the REO Subsidiary in connection with the initial Transaction.
Section 2.    Transaction Overview. Guarantor will from time to time (i) originate Mortgage Loans and (ii) purchase delinquent, defaulted, modified and to be modified

Mortgage Loans from Ginnie Mae Securities. Guarantor previously issued a Participation Interest to Seller representing a beneficial interest in certain of such Mortgage Loans which Participation Interests (and the Underlying Mortgage Loans) are subject to Transactions hereunder. To the extent that an Underlying Mortgage Loan becomes an REO Property, such REO Property (other than the bare legal title) shall be transferred to REO Subsidiary, and the corresponding increase in the Asset Value of the pledged REO Subsidiary Interests shall be intended to support the outstanding Purchase Price paid for the related Mortgage Loan following the Conversion Date.
This Agreement refers to REO Subsidiary Interests representing direct beneficial interests in Underlying REO Property. The parties understand that Underlying REO Property is owned by the REO Subsidiary and that the REO Subsidiary Interest represents the ownership interest in the Underlying REO Property. Accordingly, to the extent that this Agreement refers to beneficial interests in Underlying REO Property owned by REO Subsidiary or any other property owned by a separate legal entity, such references shall be construed as referring to such Underlying REO Property owned by REO Subsidiary or other such property owned by such separate legal entity.
Notwithstanding anything herein to the contrary, the parties expressly agree that unless there has occurred and is continuing an Event of Default, (i) once a Transaction is entered into, the Seller is not required to repurchase the Purchased Assets related thereto until the earlier of the Repurchase/Release Date or the Termination Date (regardless of whether the Underlying Mortgage Loan converts to Underlying REO Property), and (ii) in the event that a Purchased Asset, Underlying Asset or Pledged Asset becomes a Defective Asset, such change shall only impact the Asset Value attributed to the applicable Purchased Asset, Underlying Asset or Pledged Asset (which could result in a Margin Call, but shall not, by itself, result in an accelerated Repurchase/Release Date for the Purchased Asset, Underlying Asset or Pledged Asset).
Section 3.    Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 3 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa). Any capitalized term used but not defined herein shall have the meaning assigned to such term in the applicable Pricing Side Letter.
“1934 Act” shall have the meaning set forth in Section 35(a) hereof.
“A&R Effective Date” shall have the meaning assigned thereto in the Recitals hereof.
“Accepted Servicing Practices” shall mean, with respect to any Underlying Asset, those mortgage servicing practices of prudent mortgage lending institutions or servicers which service mortgage loans and real property, if applicable, of the same type as such Underlying Asset in the jurisdiction where the related real property is located.
“Additional Guarantor Pledged Items” shall have the meaning set forth in Section 9(a) hereof.

“Additional REO Subsidiary Pledged Items” shall have the meaning set forth in Section 9(a) hereof.
“Adjusted Tangible Net Worth” shall mean with respect to Guarantor and its Subsidiaries on a consolidated basis on any day, the excess of the consolidated total assets over consolidated total liabilities of Guarantor, each to be determined in accordance with GAAP consistent with those applied in preparation of Guarantor’s financial statements, minus the following (without duplication):
(i)    the book value of all transactions with, loans to, receivables from and investments in its non-consolidated Subsidiaries;
(ii)    any other assets of Guarantor and consolidated subsidiaries that would be treated as intangibles under GAAP, including, goodwill, research and development costs, trademarks, trade names, copyrights, patents, rights to refunds and indemnification and unamortized debt discount and expenses, excluding Servicing Rights owned;
(iii)    those assets that would be deemed by HUD to be unacceptable in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in Chapter 8 “HUD-Approved Title I Nonsupervised Lenders and Loan Correspondents Audit Guidance” of the HUD Consolidated Audit Guide, as amended, or any successor or replacement audit guide published by HUD;
plus the then-unpaid principal amount of all Qualified Subordinated Debt of Guarantor and its consolidated Subsidiaries.
“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.
“Agency” shall mean Ginnie Mae, Fannie Mae or Freddie Mac, as applicable.
“Agency Account” shall mean the Rocket Mortgage Payment Clearing Account maintained with JPMorgan Chase Bank, National Association, having an account number of [***] and an ABA number of [***].
“Agency Approval” shall have the meaning set forth in Section 14(aa)(iii) hereof.
“Agency Claim Process” shall mean the USDA, FHA or VA claim process, as applicable, with respect to any Mortgage Loan that remains a defaulted mortgage loan.
“Agency Guidelines” shall mean, with respect to any Agency Mortgage Loan or Early Buyout Mortgage Loan, the applicable underwriting guidelines of any Agency, FHA, VA or USDA in effect as of the related date of origination; provided, that with respect to any eMortgage Loan, unless otherwise agreed to by Buyer, Agency Guidelines means the applicable underwriting guidelines of Fannie Mae or Freddie Mac in effect as of the related date of origination.

“Agency Mortgage Loan” shall mean a first lien, one-to-four-family residential Mortgage Loan (excluding Early Buyout Mortgage Loans) that was underwritten in accordance with the Agency Guidelines of Fannie Mae, Freddie Mac or Ginnie Mae.
“Agency-Required eNote Legend” shall mean the legend or paragraph required by Fannie Mae or Freddie Mac, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth in the related Custodial Agreement, as may be amended from time to time by Fannie Mae or Freddie Mac, as applicable.
“Agreement” shall mean this Amended and Restated Master Repurchase Agreement among Buyer, the Seller Parties and Guarantor, dated as of May 31, 2024, as the same may be further amended, supplemented or otherwise modified in accordance with the terms hereof.
“Annual Financial Statement Date” shall mean, with respect to any applicable Person, the last day of the applicable fiscal year end for such Person.
“Anti-Money Laundering Laws” shall have the meaning set forth in Section 13(y) hereof.
“Appraised Value” shall mean the value set forth in (a) an appraisal made in connection with the origination of the related Underlying Mortgage Loan as the value of the Mortgaged Property (and which, accordingly, shall be deemed the value of the Underlying REO Property), or, as applicable, (b) the most recent AVM or (c) the most recent BPO Value.
“Appraisal” shall mean, with respect to each Underlying Mortgage Loan, (i) an appraisal of the related Mortgaged Property conducted by an independent appraiser in accordance with FIRREA and certified by such independent appraiser as having been prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, or (ii) in the case of a Mortgage Loan underwritten in accordance with the applicable Agency requirements, such other valuation permitted by the applicable Agency.
“Asset Documents” shall mean, with respect to an Underlying Mortgage Loan or Underlying REO Property, each of the documents comprising the Asset File for such Underlying Mortgage Loan or Underlying REO Property, as applicable, as more fully set forth in the Custodial Agreement.
“Asset File” shall have the meaning assigned thereto in the Custodial Agreement.
“Asset Guidelines” shall mean, with respect to each Non-Agency Mortgage Loan, the applicable standards, procedures and guidelines used by a Seller or its Affiliates for the origination or acquisition of such Mortgage Loan in effect as of the related date of origination, and as amended or modified in accordance with this Agreement.
“Asset Representations and Warranties” shall mean, with respect to (i) each Underlying Asset, the applicable representations and warranties set forth on any applicable Schedule 1 hereto, as such may be modified or supplemented, with respect to any Underlying Asset, in the applicable Pricing Side Letter, and (ii) each Purchased Asset, the applicable representations and warranties set forth on any applicable Schedule 1-E hereto.
“Asset Schedule” shall mean a hard copy or electronic format incorporating the fields identified on Exhibit C and any other information agreed to between the Buyer and the Seller from time to time for each such Underlying Mortgage Loan or Underlying REO Property, respectively.
“Asset Value” shall have the meaning assigned thereto in the applicable Pricing Side Letter.
“Assignment and Acceptance” shall have the meaning set forth in Section 22 hereof.
“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.
“Authoritative Copy” shall mean, with respect to an eNote, the single unique, identifiable and legally controlling copy of such eNote meeting the requirements of Section 16(c) of the UETA and Section 7201(c) of E-SIGN, and that is registered on the MERS eRegistry and stored, at all times, in an eVault that complies with applicable eCommerce Laws, maintained by the Person named in the Location specified in the MERS eRegistry.
“Authorized Administrator for Finance Portal Access” shall mean each person identified on Schedule 5 hereto and authorized to administer access to the Finance Portal on behalf of any Seller Party, as provided in Section 37(c) hereof.
“Authorized Individual for Payment Instructions” shall mean each person identified on Schedule 4 hereto and authorized to provide and confirm payment instructions on behalf of any Seller Party, as provided in Section 37(b) hereof.
“Authorized Administrator for Finance Portal Access” shall mean each person identified on Schedule 5 hereto and authorized to administer access to the Finance Portal on behalf of any Seller Party, as provided in Section 37(c) hereof.
“Authorized Representative” shall mean, for the purposes of this Agreement only, an agent or Responsible Officer of a Seller Party or Guarantor, as applicable, listed on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.
“Available Warehouse Facilities” shall mean, as the context requires, (i) at any time the aggregate amount of used and unused available warehouse lines of credit, purchase facilities, repurchase facilities, early purchase program facilities, off-balance sheet funding facilities and similar facilities (whether committed or uncommitted) to finance Mortgage Loans, owned Servicing Rights or mortgage servicing advances available to Seller or Guarantor at such time or

(ii) such warehouse lines of credit, purchase facilities, repurchase facilities, early purchase program facilities, off-balance sheet funding facilities and similar facilities themselves.
“AVM” shall mean an automated valuation model providing computer generated home appraisals for mortgages based on comparable sales, title records and other market factors and having a minimum confidence score of at least [***].
“Bank” shall mean JPMorgan Chase Bank, National Association, in its capacity as the bank with respect to the Collection Account.
“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.
“Benchmark” has the meaning set forth in the applicable Pricing Side Letter.
“Benchmark Administration Changes” shall mean, with respect to the Benchmark (including any Benchmark Replacement Rate), any technical, administrative or operational changes, including without limitation changes to the timing and frequency of determining rates and making payments of Price Differential, length of lookback periods, and other administrative matters as may be appropriate, in the sole and good faith discretion of Buyer, to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Benchmark exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Rate” shall mean a rate determined by Buyer in accordance with Section 4(f) hereof.
“Blanket Bond Required Endorsement” shall mean endorsement of Guarantor’s mortgage banker’s blanket bond insurance policy to provide that for any loss affecting Buyer’s interest, Buyer will be named on the loss payable draft as its interest may appear.
“BPO” shall mean an opinion of the fair market value of a Mortgaged Property or parcel of real property given by a licensed real estate agent or broker in conformity with customary and usual business practices, which generally includes at least three comparable sales and three comparable listings.
“BPO Value” shall mean the market value of a Mortgaged Property or parcel of real property specified in the BPO.
“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York or State of California or (iii) any day on which the New York Stock Exchange, the Custodian or the Federal Reserve Bank of New York is closed.

“Business Purpose Loan” shall mean a Mortgage Loan with respect to which (i) the related Mortgaged Property is non-owner occupied; (ii) the related Mortgaged Property is primarily used for business or commercial purposes.
“Buyer” shall mean JPMorgan Chase Bank, National Association, its successors in interest and assigns, and with respect to Section 8, its participants.
“Buyer Deed” shall mean with respect to any Underlying REO Property, a duly executed deed or similar instrument in blank, on such Underlying REO Property, which Buyer Deed shall be in recordable form in accordance with applicable state law.
“Buyer Third-Party Recipients” shall have the meaning set forth in Section 33(b).
“Buyer’s Methodology” shall mean as determined by Buyer’s good faith discretion in a commercially reasonable manner, which shall be in a manner that is consistent with its determinations with respect to similarly situated counterparties with substantially similar assets in similar facilities (provided that the foregoing shall only apply to repurchase transactions that are under the supervision of the Buyer’s investment bank New York mortgage finance business that administers the Transactions).
“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Capital Stock” shall mean, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person. “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).
“Cash Equivalents” shall mean any of the following: (a) marketable direct obligations issued by, or unconditionally guaranteed or insured by, the United States government or issued by any agency thereof, in each case maturing within [***] or less after the date of the applicable financial statement reporting such amounts, (b) certificates of deposit, time deposits or Eurodollar time deposits having maturities of [***] or less after the date of the applicable financial statement reporting such amounts, or overnight bank deposits, issued by any well-capitalized commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than [***], (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than [***] with respect to securities issued or fully guaranteed or insured by the United States government, (d) commercial paper of a domestic issuer rated at least A 1 or the equivalent thereof by S&P or P 1 or the equivalent thereof by Moody’s and in either case maturing within [***] after the day of acquisition, (e) securities with maturities of [***] or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of [***] or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds, (h) [***] of the market value as of the date of determination of such marketable securities that are then held in Guarantor’s investment securities accounts, less any margin or other Indebtedness secured by any of such accounts, or (i) the Maximum Current Advance Capacity.
“Change in Control” shall mean, (a) with respect to Guarantor, the acquisition by any other Person, or two or more other Persons acting as a group, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of outstanding shares of voting stock of Seller at any time if after giving effect to such acquisition Rocket Companies, Inc. ceases to own, directly or indirectly, at least fifty percent (50%) of the voting power of Guarantor’s outstanding equity interests, (b) any transaction or event as a result of which Guarantor ceases to own, directly 100% of the Capital Stock of Seller; (c) any transaction or event as a result of which Seller ceases to own, directly 100% of the Capital Stock of REO Subsidiary (which, for the avoidance of doubt, shall exclude the pledge of such Capital Stock pursuant to the terms of this Agreement); or (d) any transaction or event as a result of which any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of Rocket Companies, Inc.
“CLTV” shall mean, with respect to any Underlying Asset secured by a junior lien, as of any date of determination, the ratio, expressed as a percentage, of (a) the sum of the outstanding principal balance of such Mortgage Loan (or the related credit limit with respect to an open HELOC), plus all other mortgage loans secured by the related Mortgaged Property which are senior or equal in priority to such Mortgage Loan (if applicable), divided by (b) the property value of the related Mortgaged Property as of such date of determination, as set forth in the most recent Exterior Property Inspection or other valuation expressly permitted by the applicable Valuation Requirements.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collection Account” shall mean the account established by the Bank for the benefit of Buyer subject to a Collection Account Control Agreement.
“Collection Account Control Agreement” shall mean a “shifting control” account control agreement with respect to the Collection Account among Seller, Buyer, and the Bank in form and substance acceptable to Buyer, as the same may be amended from time to time.
“Compliance Certificate” shall mean a compliance certificate in a form acceptable to Buyer, completed, executed by the chief financial officer of Guarantor on behalf of Guarantor and submitted to Buyer.
“Confidential Information” shall have the meaning set forth in Section 33(b) hereof.
“Confidential Terms” shall have the meaning set forth in Section 33(a) hereof.
“Confirmation” shall have the meaning set forth in Section 4(c)(i) hereof.
“Control” shall mean, with respect to an eNote, the “control” of such eNote within the meaning of the UETA and/or, as applicable, E-SIGN, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.
“Control Failure” has the meaning assigned to such term in the related Custodial Agreement.
“Controller” shall mean, with respect to an eNote, the Person identified on the MERS eRegistry as the Person having “control” of the Authoritative Copy of such eNote within the meaning of Section 7201 of E-SIGN and Section 16 of the UETA. “Conversion Date” shall have the meaning set forth in Section 4(d)(ii) hereof.
“Corporate Advances” shall mean Servicing Advances made in connection with the foreclosure or servicing of an Underlying Mortgage Loan or Underlying REO Property, other than, for the avoidance of doubt, Servicing Advances made on account of delinquent principal and interest payments.
“Costs” shall have the meaning set forth in Section 18(a) hereof.
“Custodial Agreement” shall mean that certain Amended and Restated Custodial Agreement dated as of May 31, 2024, among Seller Parties, Guarantor, Buyer and Custodian as the same may be amended, supplemented or otherwise modified from time to time.
“Custodian” shall mean Deutsche Bank Trust Company Americas and any successor thereto under the Custodial Agreement.
“Cut-off Date” shall mean, with respect to Pooled Loans, the first calendar day of the month in which the Settlement Date is to occur.

“Cut-off Date Principal Balance” shall mean, with respect to Pooled Loans, the outstanding principal balance of such Underlying Mortgage Loans on the Cut-off Date after giving effect to payments of principal and interest due on or prior to the Cut-off Date whether or not such payments are received.
“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
“Defective Asset” shall mean, as applicable, a Purchased Asset, Underlying Asset or Pledged Asset that ceases to meet the eligibility requirements of an Eligible Asset, as set forth herein.
“Delegatee” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, who in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.
“Delinquency Early Buyout” shall mean the purchase of a Mortgage Loan from Ginnie Mae Securities due to a delinquency.
“Delinquent” and “Delinquency” shall mean any Mortgage Loan considered “30 days delinquent” as determined by the MBA Method of Delinquency.
“Direct Disbursement Transaction” shall mean a Transaction requested by Seller using the Finance Portal, where the Underlying Mortgage Loan is an Eligible Mortgage Loan that is a Non-Agency Mortgage Loan, an Agency Mortgage Loan or Home Equity Asset and with respect to which the Purchase Price is to be funded by Buyer, together with the related Haircut Amount from Seller, directly to the applicable Settlement Party.
“Dollars” and “$” shall mean lawful money of the United States of America.
“DTI Ratio” or “DTI” shall mean, with respect to any Mortgage Loan, the ratio, expressed as a percentage, and calculated in accordance with the applicable Asset Guidelines, of (a) the sum of (i) amounts attributable to scheduled payments of principal and interest on the related Mortgagor’s mortgage loan or loans, and to the extent applicable, hazard insurance premiums, mortgage insurance premiums, property taxes and homeowners’ association or condominium fees plus (ii) all other recurring debt payments of the Mortgagor including without limitation, credit card payments, car loan payments, student loan payments, child support payments, alimony payments and legal judgments to (b) the related Mortgagor’s gross monthly income.
“Due Diligence Cap” shall have the meaning assigned thereto in the applicable Pricing Side Letter.
“Due Diligence Costs” shall have the meaning set forth in Section 21 hereof.
“Due Diligence Documents” shall have the meaning set forth in Section 21 hereof.

“Due Diligence Review” shall mean the performance by Buyer or its designee of any or all of the reviews permitted under Section 21 hereof with respect to any or all of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans or Underlying REO Properties or any Seller Party, Guarantor or any Servicer or subservicer, as desired by Buyer from time to time.
“Early Buyout” shall mean the purchase of a modified or defaulted mortgage loan from a Ginnie Mae Security.
“Early Buyout Mortgage Loan” shall mean a Mortgage Loan which is subject to an Early Buyout.
“EBO Pricing Side Letter” shall mean that certain letter agreement governing the Transaction Pool (EBO) among Buyer, Seller Parties and Guarantor, dated as of the date hereof, as the same may be amended from time to time.
“eClosing System” shall mean the systems and processes used in the origination and closing of an eMortgage Loan and through which the eNote and other Underlying Mortgage Loan documents are accessed, presented and signed electronically.
“eClosing Transaction Record” shall mean, for each eMortgage Loan, a record of each eNote and Electronic Record presented and signed using the applicable eClosing System and all actions relating to the creation, execution, and transferring of the eNote and such other Electronic Records required to be maintained pursuant to the applicable Agency Guidelines and required to demonstrate compliance with all applicable eCommerce Laws. An eClosing Transaction Record shall include, without limitation, systems logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing of each eNote and Electronic Record, together with identifying information that can be used to verify the electronic signature (as such term is defined on the related Agency-Required eNote Legend) and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
“eCommerce Laws” shall mean E-SIGN, the UETA, any applicable state or local equivalent or similar laws and regulations, and any rules, regulations and guidelines promulgated under any of the foregoing.
“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 4(a) shall have been satisfied.
“Electronic Agent” shall mean MERSCORP Holdings, Inc., or its successor in interest or assigns.
“Electronic Record” shall mean, with respect to an eMortgage Loan, the related eNote and all other documents comprising the Asset File electronically created, generated, communicated, delivered or stored by electronic means and capable of being accurately reproduced in perceivable form.

“Electronic Tracking Agreement” shall mean an Electronic Tracking Agreement among Buyer, Seller, Guarantor, MERS and MERSCORP Holdings, Inc., to the extent applicable as the same may be amended from time to time, with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Underlying Mortgage Loans held on the MERS System, and (y) the tracking of the Control of eNotes held on the MERS eRegistry, each in a form acceptable to Buyer and as the same may be amended from time to time.
“Eligible Asset” shall mean, an Eligible Ginnie Mae Security, Eligible Mortgage Loan, Eligible REO Property, Eligible REO Subsidiary Interest or Eligible Participation Interest, as the context requires, and shall include all outstanding Servicing Advances to the extent that such Servicing Advances are not:
(i)    Corporate Advances on FHA Loans and REO Property related to FHA Loans which exceed 66% of the outstanding balance of Corporate Advances on all Underlying Mortgage Loans and Underlying REO Properties;
(ii)    on USDA Loans or REO Property related to USDA Loans which have been subject to or otherwise pledged in connection with a Transaction for greater than 210 days plus the applicable state specific time limit under the USDA Regulations;
(iii)    on VA Loans which exceed the maximum reimbursable amount under the published VA Regulations, unless the VA has approved a variance from such VA Regulations.
“Eligible Ginnie Mae Security” shall mean a Ginnie Mae Security issued with respect to Pooled Loans subject to a Transaction hereunder.
“Eligible Mortgage Loan” shall mean, with respect to each Transaction Pool (i) each Mortgage Loan which is an Eligible Product Type as set forth in the applicable Pricing Side Letter and (ii) with respect to which an Eligible Participation Interest is held by Seller at the time Buyer enters into the Transaction and thereafter, any Mortgage Loan shall remain an Eligible Mortgage Loan only so long as no Disqualifying Event exists with respect to such Mortgage Loan (unless otherwise waived by Buyer in writing) and it satisfies the criteria set forth below:
(i)    there is not a material breach of a representation and warranty set forth on Schedule 1-B-1, with respect to such Mortgage Loan that is an Early Buyout Mortgage Loan, or Schedule 1-B-2, with respect to such Mortgage Loan that is a Underlying Mortgage Loan other than an Early Buyout Mortgage Loan or on Schedule 1-D with respect to such Mortgage Loan that is a Pooled Loan;
(ii)    (a) other than with respect to Wet-Ink Mortgage Loans, the complete Asset File has been delivered to the Custodian and a Trust Receipt has been provided to Buyer without Exceptions unless otherwise expressly waived by Buyer, and (b) with respect to Wet-Ink Mortgage Loans, the complete Asset File is in the possession of a title agent or a closing attorney and shall be delivered to the Custodian after the Purchase Date, or is in the process of being delivered to and reviewed by the Custodian, as provided in the Custodial Agreement;

(iii)    if such Mortgage Loan is related to a Ginnie Mae Security, such Mortgage Loan is not a Title I FHA insured mortgage loan;
(iv)    if such Mortgage Loan is related to a Ginnie Mae Security, such Mortgage Loan is either an FHA Loan or a VA Loan or a USDA Loan with FHA Mortgage Insurance or VA Loan Guaranty Agreement or the USDA guaranty, as applicable, in force and effect, which may have been part of a Ginnie Mae pool and satisfies Ginnie Mae’s delinquency and modification criteria for repurchase of Mortgage Loans;
(v)    if such Mortgage Loan is related to a Ginnie Mae Security, such Mortgage Loan has not had a claim rejected by HUD, VA or USDA for any reason which impairs the FHA Mortgage Insurance or VA Loan Guaranty Agreement or the USDA guaranty, as applicable, which results in a loss in any portion of the principal balance of the related Mortgage Loan;
(vi)    such Mortgage Loan is not a Mortgage Loan which was assumed by a new Mortgagor after becoming subject to a Transaction hereunder; and
(vii)    such Mortgage Loan shall not be, prior to becoming subject to a Transaction, a Mortgage Loan where the related Mortgaged Property has been conveyed, a partial claim has been paid and a portion of the unpaid principal balance remains outstanding.
“Eligible Participation Interest” shall mean a Participation Interest issued by Guarantor that satisfies the criteria set forth below:
(i)    with respect to such Participation Interest the representations and warranties set forth on Schedule 1-E are true and correct in all material respects;
(ii)    such Participation Interest has been issued pursuant to the Participation Agreement, on or prior to the initial Purchase Date or any subsequent Purchase Date, that has not been amended except in accordance with the Participation Agreement; and
(iii)    such Participation Interest represents a 100% participation interest in the Underlying Mortgage Loans.
“Eligible Product Type” shall have the meaning ascribed thereto in the applicable Pricing Side Letter.

“Eligible REO Property” shall mean an Eligible Mortgage Loan converted to an Underlying REO Property that (i) is an Eligible Product Type as set forth in the applicable Pricing Side Letter with respect to the related Transaction Pool, (ii) no Disqualifying Event exists with respect to such Mortgage Loan (unless otherwise waived by Buyer in writing) and (iii) satisfies the criteria set forth below:
(i)    with respect to such Underlying REO Property the representations and warranties set forth on Schedule 1-A are true and correct in all material respects;

(ii)    legal title to such Underlying REO Property is in the name of Guarantor as Nominee for REO Subsidiary;
(iii)    such Underlying REO Property has not had a claim rejected by HUD, VA or USDA for any reason which impairs the FHA Mortgage Insurance or VA Loan Guaranty Agreement or the USDA guaranty, as applicable, which results in a loss in any portion of the principal balance of the related Mortgage Loan; and
(iv)    such Underlying REO Property, prior to being pledged in connection with a Transaction, shall not be an Underlying REO Property that has been conveyed, a partial claim has been paid and a portion of the unpaid principal balance remains outstanding.
“Eligible REO Subsidiary Interest” shall mean an REO Subsidiary Interest issued by the REO Subsidiary that satisfies the criteria set forth below:
(i)    with respect to such REO Subsidiary Interest the representations and warranties set forth on Schedule 1-C are true and correct in all material respects;
(ii)    such REO Subsidiary Interest has been issued pursuant to the REO Subsidiary Agreement, on or prior to the initial Purchase Date or any subsequent Purchase Date, that has not been amended except in accordance with the REO Subsidiary Agreement; and
(iii)    such REO Subsidiary Interest represents 100% interest in the REO Subsidiary.
“eMortgage Loan” shall mean an Underlying Mortgage Loan (i) that is a MOM Loan, (ii) with respect to which there is an eNote registered on the MERS eRegistry in compliance with the MERS eRegistry Procedures Manual and conforms to all applicable Agency Guidelines, and (iii) as to which some or all of the other documents comprising the related Asset File may be created electronically and not by traditional paper documentation with a pen and ink signature.
“eNote” shall mean, with respect to any eMortgage Loan, the Mortgage Note that is electronically issued, created, presented and executed in accordance with the requirements of, and is a valid and enforceable Transferable Record under, applicable eCommerce Laws and otherwise conforms to all applicable Agency Guidelines.
“eNote Delivery Requirement” has the meaning assigned to such term in Section 4(b)(x) hereof.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” shall mean any Person which, together with Seller or Guarantor is treated, as a single employer under Section 414(b) or (c) of the Code or solely for purposes of

Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.
“E-SIGN” shall mean the Electronic Signature In Global and National Commerce Act, Pub. L. No. 106-229, 114 Stat. 464 (codified at 15 U.S.C. §§ 7001-31), as the same may be supplemented, amended, recodified or replaced from time to time.
“eVault” shall mean an electronic storage system that uses computer hardware and software established and maintained by an eVault Provider to store and maintain eNotes and other Electronic Records, including any and all addenda, amendments, supplements or other modifications of eNotes that are Electronic Records, in compliance with applicable eCommerce Laws and Agency Guidelines.
“eVault Provider” shall mean DocMagic, or its successors in interest or assigns, or such other entity agreed upon by Seller Parties, Custodians and Buyer.
“Event of Default” shall have the meaning set forth in Section 15 hereof.
“Event of ERISA Termination” shall mean (i) with respect to any Plan, the occurrence of a Reportable Event, or (ii) the withdrawal of Seller, Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Seller, Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430 (j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller, Guarantor or any ERISA Affiliate thereof to terminate any Plan, or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller, Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller, Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA (other than for PBGC premiums) or under Sections 412(b) or 430 (k) of the Code with respect to any Plan.
“Exception” shall have the meaning assigned thereto in the Custodial Agreement.
“Excess Margin Notice” shall have the meaning set forth in Section 5(e) hereof.
“Excluded Taxes” shall have the meaning set forth in Section 8(e) hereof.
“Expenses” shall mean all present and future reasonable third-party out-of-pocket expenses incurred by or on behalf of Buyer in connection with this Agreement or any of the other Facility Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the cost of title, lien, judgment and other record searches; attorneys’ fees; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.
“Exterior Property Inspection” shall mean a review whereby a licensed appraiser reviews available information with respect to the related Mortgaged Property including, without limitation, exterior only pictures and multiple listing service data to assign a value with respect to such Mortgaged Property.
“Facility Documents” shall mean this Agreement, the Pricing Side Letters, the Guaranty, the Custodial Agreement, the Servicer Notices, if any, the Netting Agreement, the Verification Agent Agreement, the Participation Agreement, the REO Subsidiary Agreement, the Intercreditor Agreement, the Joint Securities Account Control Agreement, the Electronic Tracking Agreement, the Collection Account Control Agreement and the Power of Attorney for each Seller Party and Guarantor.
“Fannie Mae” shall mean the Federal National Mortgage Association, or any successor thereto.
“Fannie Mae Guide” shall mean the Fannie Mae MBS Selling and Servicing Guide, as the same may hereafter from time to time be amended.
“FCPA” shall have the meaning set forth in Section 13(ee) hereof.
“FDIA” shall have the meaning set forth in Section 34(c) hereof.
“FDICIA” shall have the meaning set forth in Section 34(d) hereof.
“Fee Cap” shall have the meaning assigned thereto in the applicable Pricing Side Letter.
“FHA” shall mean the Federal Housing Administration, an agency within HUD, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of HUD where appropriate under the FHA Regulations.
“FHA LEAP System” shall mean FHA’s Lender Electronic Assessment Portal, together with any successor FHA electronic access portal.
“FHA Loan” shall mean a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.
“FHA Loss Rate Trigger 3” shall have the meaning set forth in the EBO Pricing Side Letter.
“FHA Mortgage Insurance” shall mean, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

“FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.
“FHA Regulations” shall mean the regulations promulgated by HUD under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.
“Finance Portal” shall mean the website maintained by Buyer and used by Seller and Buyer to administer the Transactions, including the funding of Transactions from time to time, and certain notice and reporting requirements contemplated by the Facility Documents and other related arrangements.
“Finance Portal Approved User” has the meaning set forth in Section 37(c) hereof.
“Financial Statements” shall mean the consolidated and consolidating financial statements of Guarantor prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by an independent certified public accountant.
“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation, or any successor thereto.
“Freddie Mac Guide” shall mean the Freddie Mac Single-Family Seller/Servicer Guide, as the same may hereafter from time to time be amended.
“Funding Account” shall mean the blocked account in the name of Seller (and under the sole dominion and control of Buyer) maintained with Buyer and described in Section 10 hereof and identified as the “Funding Account” on Annex 1.
“Funds” shall have the meaning set forth in Section 32(b) hereof.
“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.
“Ginnie Mae” shall mean the Government National Mortgage Association, or any successor thereto.
“Ginnie Mae Eligible Mortgage Loan” shall mean a mortgage loan that is (i) in compliance with the eligibility requirements for swap or purchase by Ginnie Mae, under the Ginnie Mae Guide and/or Ginnie Mae Program.
“Ginnie Mae Guide” shall mean the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by Ginnie Mae.

“Ginnie Mae Program” shall mean the specific mortgage backed securities swap program under the Ginnie Mae Guide or as otherwise approved by Ginnie Mae pursuant to which the Ginnie Mae Security is to be issued.
“Ginnie Mae Security” shall mean a mortgage-backed security guaranteed by Ginnie Mae pursuant to the Ginnie Mae Guide.
“GLB Act” shall mean the Gramm-Leach-Bliley Act.
“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.
“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise). The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Guarantor” shall mean Rocket Mortgage, LLC and/or any successor in interest thereto.
“Guaranty” shall mean that certain Amended and Restated Guaranty dated as of May 31, 2024 executed by Guarantor in favor of Buyer, as the same may be amended, supplemented or otherwise modified from time to time.
“Haircut Account” shall mean the blocked account in the name of Seller (and under the sole dominion and control of Buyer) maintained with Buyer and described in Section 10 hereof and identified as the “Haircut Account” on Annex 1.
“Haircut Amount” shall mean, with respect to any Eligible Asset to be purchased by the Buyer pursuant to a Direct Disbursement Transaction hereunder, the shortfall between (x) the origination proceeds or acquisition price of such Eligible Asset requested to be disbursed to the related Settlement Party and (y) the Purchase Price to be paid by Buyer.
“Hedging Arrangement” shall mean any forward sales contract, forward trade contract, interest rate swap agreement, interest rate cap agreement or other contract pursuant to which Seller has protected itself from the consequences of a loss in the value of a Mortgage Loan or its portfolio of Mortgage Loans because of changes in interest rates or in the market value of mortgage loan assets.
“HELOC” shall mean an open or closed home equity revolving line of credit secured by a mortgage, deed of trust or other instrument creating a first or junior lien on the related residential Mortgaged Property, which lien secures the related line of credit.
“High Cost Mortgage Loan” shall mean a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) a “high cost,” “high risk,” “high rate,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) contains any term or condition, or involves any loan origination practice, that has been defined as “predatory” under any applicable state, federal or local law, or that has been expressly categorized as an “unfair” or “deceptive” term, condition or practice under any applicable state, federal, county or local law.
“HUD” shall mean the Department of Housing and Urban Development.
“Income” shall mean all principal and interest received with respect to the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Property, including all sale, refinance or Liquidation Proceeds (excluding proceeds relating to origination fees or gain-on-sale), insurance proceeds of any kind, including FHA insurance payments (including debenture interest) or VA guarantee payments or USDA payments, all interest payments, dividends or other distributions payable thereon, all reimbursement payments or collections of Servicing Advances; in all cases, excluding any amounts related to escrow payments (unless such payments are reimbursement payments or collections of Servicing Advances). For the avoidance of doubt, all reimbursement payments or collections of Servicing Advances are considered Income; provided that all servicing and subservicing fees will be netted out of Income; provided further that following the occurrence of an Event of Default, the Servicer (to the extent that it is the Seller) shall not be entitled to net any fees from Income.
“Indebtedness” shall mean, with respect to any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner; provided, however, that Indebtedness does not include loan loss reserves, deferred taxes arising from capitalized excess service fees, operating leases, Qualified Subordinated Debt, liabilities associated with Guarantor’s or its Affiliates’ securitized Home Equity Conversion Mortgage (HECM) loan inventory where such securitization does not meet the GAAP criteria for sale treatment, obligations under Hedging Arrangements or transactions for the sale of Mortgage Loans.
“Indemnified Party” shall have the meaning set forth in Section 18 hereof.
“Independent Member” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by a nationally recognized company reasonably approved by Buyer, in each case that is not an Affiliate of Seller, Guarantor or Servicer, and that provides professional independent directors and independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of managers of such limited liability company.
“Insolvency Event” shall mean, for any Person:
(i)    that such Person shall discontinue operation of its business; or
(ii)    that such Person (or with respect to Seller or Guarantor, any Material Subsidiary) shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or
(iii)    a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person (or with respect to Seller or Guarantor, any Material Subsidiary) in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person (or with respect to Seller or Guarantor, any Material Subsidiary), or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and (A) such case or proceeding shall continue undismissed and unstayed and in effect for [***] or (B) such case or proceeding results in the entry of an order having similar effect; or
(iv)    the commencement by such Person (or with respect to Seller or Guarantor, any Material Subsidiary) of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person’s (or with respect to Seller or Guarantor, any Material Subsidiary’s) consent to the entry of an order for relief in an involuntary case under any such laws, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or
(v)    that such Person (or with respect to Seller or Guarantor, any Material Subsidiary) shall become insolvent as defined under the applicable bankruptcy laws; or
(vi)    if such Person (or with respect to Seller or Guarantor, any Material Subsidiary) is a corporation, such Person (or such Material Subsidiary), or any of its Subsidiaries, shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clauses (i), (ii), (iii), (iv) or (v).
“Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of April 4, 2012, among the Buyer, Credit Suisse First Boston Mortgage Capital LLC, Guarantor, One Reverse Mortgage, LLC, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, Royal Bank of Canada, Bank of America, N.A., Morgan Stanley Bank, N.A., Morgan Stanley Mortgage Capital Holdings LLC and Deutsche Bank National Trust Company, as securities intermediary, as the same may be amended or restated from time to time.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.
“Joint Securities Account Control Agreement” shall mean the Joint Securities Account Control Agreement, dated as of April 4, 2012, among the Buyer, Credit Suisse First Boston Mortgage Capital LLC, Guarantor, One Reverse Mortgage, LLC, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, Royal Bank of Canada, Bank of America, N.A., Morgan Stanley Bank, N.A., Morgan Stanley Mortgage Capital Holdings LLC and Deutsche Bank National Trust Company, as securities intermediary, as the same may be amended or restated from time to time.
“JPM Takeout” shall mean a Mortgage Loan subject to a Take-out Commitment with JPMorgan Chase Bank, N.A. or an Affiliate thereof.
“JPM Threshold” has the meaning set forth in the applicable Pricing Side Letter.
“Junior Mortgage Loan” shall mean a one-to-four-family residential Mortgage Loan secured by a lien other than a first lien in the related Mortgaged Property.
“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.
“Liquidation Proceeds” shall mean, with respect to an Underlying Mortgage Loan or Underlying REO Property, all cash amounts received by the Servicer in connection with: (i) FHA Mortgage Insurance coverage, VA Loan Guaranty Agreement coverage or USDA guaranty coverage, (ii) the liquidation of the related Mortgaged Property or other collateral constituting security for such Underlying Mortgage Loan or Underlying REO Property, through trustee’s sale, foreclosure sale, disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor, and, if applicable, (iii) the realization upon any deficiency judgment obtained against a Mortgagor.
“Loan Record” shall mean all books, records, ledger cards, files, papers, documents, instruments, certificates, systems logs, audit trails, appraisals, reports, correspondence, customer lists, and other information and data, descriptions, catalogs or lists of such information or data, computer printouts, media (tapes, discs, cards, drives, flash memory or any other kind of physical or virtual data or information storage media or systems) and the related software and systems, including archived versions of such software and systems (subject to any licensing restrictions), and similar items that at any time evidence or contain information relating to an Underlying Asset, and other information and data that is used or useful for originating, managing and administering such Underlying Asset, and the applicable Seller Party’s rights to access the same, whether exclusive or nonexclusive, to the extent that such access rights may lawfully be transferred or used by the applicable Seller Party’s permittees, and any computer programs that are owned by the applicable Seller Party (or licensed to the applicable Seller Party under licenses that may lawfully be transferred or used by the applicable Seller Party’s permittees) and that are used or useful to access, organize, input, read, print or otherwise output and otherwise handle or use such information and data.
“Location” shall mean, with respect to an eNote, the Person identified on the MERS eRegistry as the Person that stores and maintains the Authoritative Copy of such eNote, as the Controller of such eNote or as such Controller’s designated custodian.
“Lost Note Affidavit” has the meaning set forth in the Custodial Agreement.
“LTV” shall mean, with respect to any Underlying Asset as of any date of determination, the ratio, expressed as a percentage, of (a) the sum of the outstanding principal balance of such Mortgage Loan (or (i) the related credit limit with respect to an open HELOC or (ii) the outstanding principal balance of the related Mortgage Loan immediately prior to conversion with respect to an REO Property), divided by (b) the property value of the related Mortgaged Property or REO Property, as applicable, as of such date of determination, (i) as set forth in the most recent Appraisal or (ii) such other valuation (including an Exterior Property Inspection) expressly permitted by the applicable Valuation Requirements.
“Margin Call” shall have the meaning set forth in Section 5(b) hereof.
“Margin Deficit” has the meaning set forth in the applicable Pricing Side Letter.
“Margin Deficit Cure Amount” has the meaning set forth in the applicable Pricing Side Letter.
“Margin Excess” shall have the meaning set forth in Section 5(e) hereof.
“Margin Threshold” has the meaning set forth in the applicable Pricing Side Letter.
“Market Value” has the meaning set forth in the applicable Pricing Side Letter.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations or financial condition of Seller, REO Subsidiary or Guarantor, or any Material Subsidiary, (b) the ability of Seller, REO Subsidiary, Guarantor or any Material Subsidiary to perform its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Buyer or any Material Subsidiary under any of the Facility Documents, (e) the timely payment of amounts payable under the Facility Documents, or (f) the Asset Value of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Property taken as a whole.
“Material Indebtedness” shall mean, except with respect to the debt under the Facility Documents, financing facilities and indebtedness with direct or indirect recourse to Guarantor with a Non-Chase Creditor, the maximum facility size of which exceeds the JPM Threshold.
“Material Subsidiary” shall mean any directly or indirectly held Subsidiary of Seller or Guarantor whose Adjusted Tangible Net Worth equals or exceeds twenty percent (20%) of the Adjusted Tangible Net Worth of Seller (in the case of a Subsidiary of Seller) or Guarantor (in the case of a Subsidiary of Guarantor), and its respective Subsidiaries on a consolidated basis.
“Materially False Representation” shall have the meaning set forth in Section 15(b) hereof.
“Maximum Current Advance Capacity” shall mean, as of any date of determination (A) an amount equal to the excess of the committed amount over the advanced and unpaid principal amount outstanding under Seller’s unsecured credit facility under the Credit Agreement dated December 30, 2013 between Fifth Third Bank and Seller, as amended; (B) an amount equal to the excess of the committed amount over the advanced and unpaid principal amount outstanding under Seller’s unsecured credit facility under the Loan and Security Agreement dated April 30, 2018 between Freddie Mac and Seller, as amended; and (C) with respect to each secured mortgage warehouse or similar financing facility, including this Agreement and also including any of Guarantor’s other repurchase, credit or similar agreements for warehouse or similar financing of Guarantor’s mortgage loans or mortgage-backed securities that has been amended to provide, or in which the parties have otherwise agreed, that over/under accounts, buydown accounts or other similar accounts or deposits of Guarantor’s funds held by the buyer or lender under such agreement are no longer permitted, an amount equal to the excess of (x) the lesser of (i) the credit, funding or aggregate outstanding purchase price limit of such facility, including both committed and uncommitted amounts, and (ii) the aggregate borrowing base, asset value or other method of determining the maximum loan or purchase value of the assets sold, pledged or assigned to the buyer or lender under such agreement (with such value being determined in accordance with the methodology set forth in such agreement for determining the purchase or loan value of such assets under any margin test or borrowing base valuation method specified therein, including, without limitation, application of any applicable haircuts), minus (y) the aggregate purchase price or the advanced and unpaid principal amount of all outstanding transactions under such agreement.
“Maximum Pool Purchase Price” has the meaning set forth in the applicable Pricing Side Letter.

“Maximum Purchase Price” shall mean the aggregate amount of all Maximum Pool Purchase Prices.
“MBA Method of Delinquency” shall mean, with respect to a Mortgage Loan, the methodology used by the Mortgage Bankers Association for assessing delinquency. For the avoidance of doubt, under the MBA Method of Delinquency, a mortgage loan is considered “30 days delinquent” if the Mortgagor fails to make a monthly payment prior to the close of business on the day that immediately precedes the due date on which the next monthly payment is due. For example, a Mortgage Loan will be considered thirty (30) days delinquent if the Mortgagor fails to make a monthly payment originally due on September 1 by the close of business on September 30.
“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
“MERS eDelivery” shall mean the electronic system, operated and maintained by the Electronic Agent that is used by MERS eRegistry to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.
“MERS eRegistry” shall mean the electronic registry, operated and maintained by the Electronic Agent, that serves as the system of record to identify the current Controller and Location of the Authoritative Copy of an eNote, and any other Person who is authorized by the Controller to make certain updates or initiate certain actions in the MERS eRegistry on behalf of Controller with respect to such eNote.
“MERS eRegistry Procedures Manual” shall mean the MERS eRegistry Procedures Manual issued by MERS, as amended, replaced, supplemented or otherwise modified and in effect from time to time.
“MERS Loan” shall mean any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.
“MERS Org ID” shall mean a number assigned by the Electronic Agent that uniquely identifies MERS members, or, in the case of a MERS Org ID that is a “Secured Party Org ID”, uniquely identifies MERS eRegistry members, which assigned numbers for each of Buyer, Seller and Custodian have been provided to the parties hereto.
“MERS System” shall mean the system of recording transfers of mortgages electronically maintained by MERS.
“MIN” shall mean the mortgage identification number for any MERS Loan and, in the case of eMortgage Loans, the eNote evidencing such eMortgage Loan.

“MOM Loan” shall mean any Underlying Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Underlying Mortgage Loan and its successors and assigns.
“Modification Early Buyout” shall mean a Mortgage Loan that has been purchased from a Ginnie Mae Security due to modification of the original terms of the Mortgage Loan.
“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on an Underlying Asset.
“Moody’s” shall mean Moody’s Investor’s Service, Inc. or any successors thereto.
“Mortgage” shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first lien (or junior lien with respect to Junior Mortgage Loans) on real property and other property and rights incidental thereto.
“Mortgage Loan” shall mean any mortgage loan (including a home equity line of credit) that is an Eligible Product Type, and which is secured by a Mortgage and evidenced by and including a Mortgage Note and with respect to Early Buyout Mortgage Loans, was purchased from a Ginnie Mae Security, either due to a Delinquency Early Buyout or a Modification Early Buyout.
“Mortgage Note” shall mean the promissory note or other evidence of the Indebtedness of a Mortgagor secured by a Mortgage and shall include the credit line agreement with respect to a home equity line of credit and/or any eNote as the context may require.
“Mortgaged Property” shall mean the residential one to four family real property securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.
“Multiemployer Plan” shall mean, with respect to Seller and Guarantor, a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to (or required to be contributed to) by Seller, Guarantor or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.
“Netting Agreement” shall mean a netting agreement between Buyer, Seller and Guarantor with respect to netting the Obligations under this Agreement with those owed to Buyer pursuant to the Rocket Repurchase Agreement, as the same may be amended from time to time.

“New Origination Pricing Side Letter” shall mean that certain letter agreement governing the Transaction Pool (New Orig) among Buyer, Seller Parties and Guarantor, dated as of the date hereof, as the same may be amended from time to time.
“No-cure Default” shall have the meaning set forth in Section 15(s) hereof.
“Nominee” shall mean Rocket Mortgage, LLC, or any successor Nominee appointed by Buyer following a Termination Event or Event of Default.
“Non-Agency Mortgage Loan” shall mean a one-to-four family residential Mortgage Loan that was underwritten in accordance with the underwriting requirements for a non-agency investor or mortgage loan securitization and not the guidelines of an Agency.
“Non-Chase Creditor” shall mean a Person or Persons other than Buyer, its Affiliates or Subsidiaries.
“Non-Excluded Taxes” shall have the meaning set forth in Section 8(a) hereof.
“Non-Exempt Buyer” shall have the meaning set forth in Section 8(e) hereof.
“Non-Performing Mortgage Loan” or “NPL” shall mean a Mortgage Loan that is sixty (60) days or more delinquent or subject to foreclosure or bankruptcy.
“Obligations” shall mean (a) Seller’s obligation to pay the Repurchase/Release Price on the Repurchase/Release Date and other obligations and liabilities of Seller to Buyer, arising under, or in connection with, the Facility Documents, whether now existing or hereafter arising; (b) any and all reasonable third-party out-of-pocket sums paid by Buyer pursuant to the Facility Documents in order to preserve any Purchased Assets, Pledged Assets, Underlying Mortgage Loans, Underlying REO Property, or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s Indebtedness, obligations or liabilities referred to in clause (a), the reasonable third-party out-of-pocket expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, Pledged Asset, Underlying Mortgage Loan or any Underlying REO Property, or of any exercise by Buyer or any Affiliate of Buyer of its rights under the Facility Documents, including without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer pursuant to the Facility Documents.
“OFAC-administered sanctions” shall have the meaning set forth in Section 13(z) hereof.
“Optional Repurchase/Release” shall have the meaning set forth in Section 4(e) hereof.
“Original Agreement” shall mean that certain Master Repurchase Agreement, dated as of December 14, 2017, by and among Buyer, Seller, REO Subsidiary and Guarantor.
“Originator” shall mean any originator of Mortgage Loans acceptable to Buyer in its sole discretion.

“Other Taxes” shall have the meaning set forth in Section 8(b) hereof.
“Participation Agreement” shall mean that certain Master Participation Agreement, dated as of December 14, 2017, by and between Guarantor and the Seller.
“Participation Certificate” shall mean the certificates evidencing 100% of the Participation Interests.
“Participation Interests” shall mean, with respect to an Underlying Mortgage Loan, all of the economic, beneficial and equitable ownership interests (together with the related Servicing Rights) therein pursuant to the Participation Agreement.
“Payment Account” shall mean the account set forth as the “Payment Account” on Annex 1 hereto.
“Payment Date” shall mean the 15th day of each month, or if such date is not a Business Day, the prior Business Day.
“Payment Period” shall mean, with respect to each Payment Date, the period (x) beginning on the first calendar day following the end of the prior Payment Period, and (y) ending on (and including) the earlier of (1) the Repurchase/Release Date and (2) the third (3rd) Business Day preceding such Payment Date.
“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Periodic Advance Repurchase Payment” shall have the meaning set forth in Section 6(a) hereof.
“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof) including, but not limited to, Seller.
“Plan” shall mean, with respect to any Seller Party or Guarantor, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding five years established, maintained or contributed to by any Seller Party, Guarantor or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.
“Pledged Account” shall mean each of the Funding Account and Haircut Account, and the Collection Account.
“Pledged Asset” shall mean the REO Subsidiary Interests pledged to Buyer to support the Obligations hereunder and not subsequently released from such pledge.
“Pledged Items” shall have the meaning provided in Section 9(a) hereof.

“Pooled Loan” shall mean any (a) Underlying Mortgage Loan that is an Eligible Mortgage Loan subject to a Transaction hereunder and is part of a pool of Underlying Mortgage Loans certified by the Custodian to Ginnie Mae for the purpose of being swapped for a Ginnie Mae Security backed by such pool, in each case, in accordance with the terms of guidelines issued by Ginnie Mae and (b) any Ginnie Mae Security to the extent received in exchange for, and backed by a pool of, Underlying Mortgage Loans subject to a Transaction hereunder.
“Pooling Documents” shall mean each of the original schedules, forms and other documents (other than the Mortgage Note) required to be delivered by or on behalf of Seller with respect to a Pooled Loan to Ginnie Mae and/or the Buyer and/or the Custodian, as further described in the Custodial Agreement.
“Post-Default Rate” shall have the meaning set forth in the applicable Pricing Side Letter.
“Power of Attorney” shall mean the power of attorney in the form of Exhibit E of this Agreement.
“Price Differential” shall mean, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by multiplying daily application of the Pricing Rate (or, during the continuation of an Event of Default, the Post-Default Rate) for such Transaction and the Purchase Price for such Transaction, calculated daily, on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date or Purchase Price Increase Date for such Transaction and ending on (but excluding) the Repurchase/Release Date or Purchase Price Decrease Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).
“Pricing Rate” shall have the meaning set forth in the applicable Pricing Side Letter.
“Pricing Side Letter” shall mean each of the EBO Pricing Side Letter and New Origination Pricing Side Letter, collectively, the “Pricing Side Letters”.
“Principal Payments” shall mean payments of principal, including full and partial prepayments, related to the Purchased Assets, Underlying Assets, or Pledged Assets, as applicable.
“Privacy Requirements” shall mean (a) Title V of the GLB Act, (b) federal regulations implementing such act codified at 12 CFR Parts 40, 216, 332 and 573, (c) any of the Interagency Guidelines Establishing Standards For Safeguarding Customer Information and codified at 12 CFR Parts 30, 168, 170, 208, 211, 225, 263, 308 and 364 that are applicable and (d) any other applicable federal, state and local laws, rules, regulations and orders relating to the privacy and security of Seller’s or Guarantor’s Customer Information, as such statutes and such regulations, guidelines, laws, rules and orders (the “Safeguards Rules”) may be amended from time to time.
“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” shall mean, with respect to each Transaction, the date on which each applicable Purchased Asset is sold by Seller to Buyer hereunder or a Purchase Price Increase Date.
“Purchase Price” shall mean, without duplication, (a) with respect to each Eligible Asset, the amount advanced by Buyer to Seller on the related Purchase Date (not to exceed the Asset Value of such Underlying Asset), which amount (i) may be increased from time to time in connection with a Purchase Price Increase, and (ii) shall be reduced by the amount of any Income or other payments received by Buyer and applied to the repayment or reduction of the Purchase Price in accordance with the terms of this Agreement, and (b) with respect to all Purchased Assets, the sum of the Purchase Prices for all Underlying Assets allocated thereto and subject to Transactions.
“Purchase Price Decrease” shall mean a decrease in the Purchase Price in connection with (a) the removal of an Underlying Mortgage Loan allocated to the Participation Interest, or (b) the removal of an Underlying REO Property from the REO Subsidiary.
“Purchase Price Decrease Date” shall mean the date upon which the Buyer and the Seller effectuate a Purchase Price Decrease.
“Purchase Price Increase” shall mean an increase in the Purchase Price for the Purchased Asset based upon Guarantor allocating additional Underlying Mortgage Loans to the Participation Interests, and the Underlying REO Property to the REO Subsidiary, as applicable, as requested by Seller pursuant to Section 4(c) hereof. The allocation of Underlying Assets and corresponding increase in value of the Purchased Assets, shall be used to determine a Purchase Price Increase with respect to such Purchased Assets pursuant to the definition of Purchase Price, as further set forth in Section 4(d) hereof, and such Purchase Price Increase shall be added to the Purchase Price with respect to such Purchased Assets for purposes of determining the outstanding Purchase Price hereunder.
“Purchase Price Increase Date” shall mean the date on which a Purchase Price Increase is made.
“Purchase Price Increase Request” shall mean a request via email from Seller to Buyer requesting a Purchase Price Increase for Participation Interests or REO Subsidiary Interests, as applicable, and indicating that it is a Purchase Price Increase Request under this Agreement.
“Purchase Price Percentage” shall have the meaning set forth in the applicable Pricing Side Letter.
“Purchased Asset” shall mean the Participation Interests and REO Subsidiary Interests transferred by Seller to Buyer in a Transaction hereunder, as evidenced by a Confirmation and/or a Trust Receipt and not subsequently repurchased. For the sake of clarity, notwithstanding that the REO Subsidiary Interests are pledged, and not sold, to Buyer hereunder, such REO Subsidiary Interests for which Buyer has paid a Purchase Price will nevertheless be referred to herein as Purchased Assets.

“QM Rule” shall mean 12 CFR 1026.43(d) or (e), or any successor rule or regulation, including all applicable official staff commentary.
“Qualified Mortgage” shall mean a Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in the QM Rule.
“Qualified Subordinated Debt” shall mean, with respect to any Person, all unsecured debt of such Person, for borrowed money, that is, by its terms or by the terms of a subordination agreement (which terms shall have been approved by Buyer), in form and substance satisfactory to Buyer, effectively subordinated in right of payment to all other present and future obligations and all indebtedness of such Person, of every kind and character, owed to Buyer under the Facility Documents and which terms or subordination agreement, as applicable, include, among other things, standstill and blockage provisions approved by Buyer, restrictions on amendments without the consent of Buyer, non-petition provisions and maturity date or dates for any principal thereof at least 395 days after the date hereof.
“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, Guarantor or any agent of Seller or Guarantor with respect to any Eligible Asset subject to any Transaction. For clarification purposes, and not in limitation of the foregoing, the “Record” of an eMortgage Loan specifically includes the eMortgage Loan’s eClosing Transaction Record, the version of the eClosing System used to the origination of such eMortgage Loan, and any and all files, documents, records, systems, logs, audit trail and other data and information relating to the related eNote and other electronic documents throughout the life of such eMortgage Loan.
“Register” shall have the meaning set forth in Section 23(b) hereof.
“Regulations T, U or X” shall mean Regulations T, U or X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
“REO Property” shall mean a Mortgaged Property acquired through foreclosure or by deed in lieu of foreclosure with respect to any Mortgage Loan that has been pledged to Buyer in connection with a Transaction that has not been released.
“REO Subsidiary” shall have the meaning assigned thereto in the Recitals hereof.
“REO Subsidiary Agreement” shall mean the organizing documents governing REO Subsidiary as contemplated by this Agreement.
“REO Subsidiary Certificate” shall mean the certificates evidencing 100% of the REO Subsidiary Interests.
“REO Subsidiary Interest” shall mean the Capital Stock of the REO Subsidiary and the beneficial interests in the Underlying REO Properties represented thereby.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA as to which the PBGC has not by regulation waived the reporting of the occurrence of such event.
“Reporting Date” shall mean two (2) Business Days prior to the related Payment Date each month.
“Repurchase/Release Date” shall mean the date on which Seller is to repurchase the Purchased Assets subject to a Transaction or obtain the release of the Pledged Assets (including, as applicable, the Underlying Mortgage Loans or Underlying REO Properties) from Buyer as specified in the related Confirmation, or if not so specified on a date requested pursuant to Section 4(e) or on the Termination Date, including any date determined by application of the provisions of Sections 4, 5 or 16, or the date identified to Buyer by Seller as the date that the related Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property is to be sold pursuant to a Take-out Commitment; provided that in no event shall the Repurchase/Release Date with respect to any Purchased Assets, Underlying Assets or Pledged Assets be later than the Termination Date. For the avoidance of doubt, in the event that an Underlying Mortgage Loan converts to Underlying REO Property, the date on which the Seller is to obtain the release of the Underlying REO Property and/or Pledged Asset from the pledge hereunder shall be the date specified in the applicable Confirmation as the date on which Seller was to repurchase the applicable Purchased Asset and/or pay for the release of the applicable Pledged Asset.
“Repurchase/Release Event” shall have the meaning set forth in Section 6(c) hereof.
“Repurchase/Release Price” shall mean the price at which the Purchased Asset or the related Pledged Asset (including Underlying Assets supporting any Purchase Price or Purchase Price Increase) is to be transferred from Buyer or its designee to Seller and/or released from any lien in favor of Buyer (and with respect to Underlying REO Property, released by REO Subsidiary to Guarantor) upon termination of a Transaction, which will be determined in each case as the sum of the Purchase Price and the accrued and unpaid Price Differential as of the date of such determination.
“Requirement of Law” shall mean as to any Person, any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” shall mean, (a) as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person, (b) as to Seller Parties and Guarantor, any manager or director or (c) any other Person validly designated as an authorized signatory.
“RHS” shall mean the Rural Housing Services.
“Rocket Repurchase Agreement” shall mean the Amended and Restated Master Repurchase Agreement, dated as of August 11, 2022, by and among Buyer, the other buyers party thereto from time to time, Guarantor and J.P. Morgan Securities LLC, as amended, restated, replaced, supplemented or otherwise modified and in effect from time to time.
“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.
“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Seasoned Mortgage Loan” shall mean a first lien, one-to-four-family residential Mortgage Loan with respect to which the first payment date for such non-performing Mortgage Loan occurred more than twenty-four (24) months prior to any date of determination.
“SEC” shall mean the Securities and Exchange Commission.
“Section 8 Certificate” shall have the meaning set forth in Section 8(e)(ii) hereof.
“Securities Issuance Failure” shall mean the failure of a pool of Pooled Loans to back the issuance of a Ginnie Mae Security.
“Seller” shall mean QL Ginnie EBO, LLC and/or any successor in interest thereto.
“Seller Parties” shall mean Seller, REO Subsidiary and/or any successor in interest thereto.
“Seller Pledged Items” shall have the meaning set forth in Section 9(a) hereof.
“Seller’s Customer” shall mean any natural person who has applied to Seller or Guarantor for a financial product or service, has obtained any financial product or service from Seller or Guarantor or has a Mortgage Loan that is serviced or subserviced by Seller.

“Seller’s Customer Information” shall mean any information or records in any form (written, electronic or otherwise) containing a Seller’s Customer’s or Guarantor’s Customer’s personal information or identity, including such Seller’s Customer’s or Guarantor’s Customer’s name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information and the fact that such Seller’s Customer or Guarantor’s Customer has a relationship with Seller or Guarantor, as applicable.
“Servicer” shall mean Rocket Mortgage, LLC, or any other servicer approved by Buyer in its sole discretion or otherwise appointed by Buyer pursuant to Section 32 hereof.
“Servicer Notice” shall mean the notice acknowledged by each Servicer (other than Guarantor) substantially in the form of Exhibit H hereto.
“Servicing Advances” shall mean any advances (including existing delinquency advances, Corporate Advances and all future Corporate Advances) by the Servicer, which advances shall be owned by the owner of the Eligible Asset, and to the extent first advanced by Servicer shall be reimbursed by Seller. For the avoidance of doubt, the rights of Servicer to reimbursement are a contract right and shall be subordinated to the rights of Seller and REO Subsidiary as owner of the related Eligible Assets and Buyer as the buyer hereunder.
“Servicing Agent” shall mean, with respect to an eNote, the field entitled, “Servicing Agent” in the MERS eRegistry.
“Servicing File” shall mean with respect to each Underlying Mortgage Loan and Underlying REO Property, the file retained by the Servicer in accordance with Accepted Servicing Practices, including copies (electronic or otherwise) of the Asset Documents, and all documents necessary to document and service the Underlying Mortgage Loans and Underlying REO Property in accordance with such standard.
“Servicing Records” shall mean with respect to each Underlying Mortgage Loan and each Underlying REO Property all servicing records, including but not limited to any and all servicing agreements, files, documents, records, databases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Underlying Mortgage Loans or Underlying REO Properties, as applicable. For clarification purposes, and not in limitation of the foregoing, the “Servicing Records” of an eMortgage Loan must include the eClosing Transaction Record and any other files, documents, records, data and information required to be created and/or maintained by a servicer of eMortgage Loans under applicable Agency Guidelines.
“Servicing Rights” shall mean contractual, possessory or other rights to administer or service an Underlying Mortgage Loan subject to an outstanding Transaction hereunder or Underlying REO Property that underlies an REO Subsidiary Interest in connection with an outstanding Transaction hereunder or to possess related Servicing Records.

“Settlement Date” shall mean, with respect to Pooled Loans subject to a Transaction, that date specified as the contractual delivery and settlement date in the related Take-out Commitment pursuant to which Buyer or its designee under the Joint Securities Account Control Agreement has the right to deliver Ginnie Mae Securities to the Take-out Investor.
“Settlement Party” shall mean, in connection with each Direct Disbursement Transaction, the party identified in the related Transaction Request as the intended recipient of the applicable Purchase Price and Haircut Amount for such Eligible Asset to be disbursed by Buyer, which party shall be a title company, title insurance agent, escrow company or attorney reasonably acceptable to Buyer in its sole discretion that is a division, subsidiary, licensed agent, or authorized agent of a title insurance underwriter, unaffiliated (unless otherwise agreed by Buyer) with Seller and insured against errors and omissions in such amounts and covering such risks as are at all times customary for its business and with industry standards, to which the origination proceeds for such Mortgage Loan are to be wired in accordance with local law and practice; provided, that each of Amrock, Inc. and its Subsidiaries shall be deemed satisfactory to Buyer while it is an Affiliate of Seller and eligible to act as a settlement party (or closing agent) under applicable Agency Guidelines.
“Single-Employer Plan” shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.
“SIPA” shall have the meaning set forth in Section 35(a) hereof.
“Special Confidential Information” shall have the meaning set forth in Section 33(b).
“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Take-out Commitment” shall mean a commitment of Guarantor to either (a) sell one or more identified Underlying Mortgage Loans to a Take-out Investor or (b) (i) swap one or more identified Underlying Mortgage Loans with a Take-out Investor that is Ginnie Mae for a Ginnie Mae Security, and (ii) sell the related Ginnie Mae Security to a Take-out Investor, and in each case, the corresponding Take-out Investor’s commitment back to Guarantor to effectuate any of the foregoing, as applicable. With respect to any Take-out Commitment with Ginnie Mae, the applicable agency documents shall list Buyer or its designee under the Joint Securities Account Control Agreement as sole subscriber.
“Take-out Investor” shall mean (i) an Agency, (ii) other institution which has made a Take-out Commitment, with respect to Ginnie Mae Securities, and settles such Ginnie Mae

Securities through the Mortgage-Backed Securities Clearing Corporation or the Fixed Income Clearing Corporation, or (iii) any third-party that is not an Affiliate of the Seller Parties which has made a Take-out Commitment for the purchase of Underlying Mortgage Loans; provided, that to the extent Underlying Assets are sent pursuant to a bailee letter with a third party bailee that is not a nationally known bank who will hold the files for the Take-out Investor prior to purchase, such third party bailee must be approved by Buyer in its reasonable discretion.
“Tax” or “Taxes” shall have the meaning set forth in Section 8(a) hereof.
“Tax Dividend” shall mean as to any taxable period of Seller or Guarantor for which Seller or Guarantor is a Qualified Subchapter S Subsidiary or other pass-through entity for tax purposes, an annual or quarterly distribution intended to enable each shareholder of Guarantor to pay federal and state income taxes attributable to such shareholder resulting solely from the allocated share of income of Guarantor for such period.
“Termination Date” shall have the meaning set forth in the applicable Pricing Side Letter.
“Termination Event” shall have the meaning set forth in Section 17(a) hereof.
“TILA RESPA Integrated Disclosure Rule” shall mean the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Finance Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.
“Transaction” shall have the meaning set forth in Section 1 hereof.
“Transaction Pool” shall have the meaning ascribed thereto in the applicable Pricing Side Letter.
“Transaction Request” shall mean a request from Seller to Buyer to enter into a Transaction. With respect to Direct Disbursement Transactions, such Transaction Request shall occur upon Seller’s request to enter into a Direct Disbursement Transaction via the Finance Portal.
“Transfer” shall have the meaning provided in Section 13(m) hereof.
“Transfer of Control” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.
“Transfer of Control and Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.
“Transfer of Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.

“Transferable Record” shall mean an Electronic Record under E-SIGN and the UETA that (i) would be a note under the UCC if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record” within the meaning of Section 16 of the UETA, Section 201 of E-SIGN (codified at 15 U.S.C. § 7021), and other applicable eCommerce Laws, and (iii) for purposes of E-SIGN, relates to a loan secured by real property.
“Trust Receipt” shall have the meaning set forth in the Custodial Agreement.
“UETA” shall mean the Uniform Electronic Transactions Act, as adopted in the relevant jurisdiction, and as may be supplemented, modified or replaced from time to time.
“Underlying Asset” shall mean, collectively, the Underlying Mortgage Loans and Underlying REO Properties.
“Underlying Mortgage Loan” shall mean a Mortgage Loan the bare legal title of which is owned by Guarantor and allocated to the Participation Interest.
“Underlying REO Property” shall mean REO Property, including the related Asset File, 100% of the beneficial interest in which is represented by an REO Subsidiary Interest pledged by Seller to Buyer in connection with an outstanding Transaction.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Pledged Items or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
“USDA” shall mean the United States Department of Agriculture or any successor thereto.
“USDA Loan” shall mean a first lien Mortgage Loan originated in accordance with the criteria in effect at the time of origination and established by and guaranteed by the USDA.
“USDA Regulations” shall mean the regulations promulgated by the USDA under the Helping Families Save Their Homes Act of 2009, as amended from time to time and codified in 7 Code of Federal Regulations, and other USDA issuances relating to USDA Loans, including the related handbooks, circulars, notices and mortgagee letters.
“VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Loan” shall mean a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.
“VA Loan Guaranty Agreement” shall mean the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.
“VA Regulations” shall mean the regulations promulgated by the U.S. Department of Veterans Affairs and codified in 38 Code of Federal Regulations, and other U.S. Department of Veterans Affairs issuances relating to VA Loans, including the related handbooks, circulars, notices and mortgagee letters.
“Verification Agent” shall mean a mortgage due diligence company mutually acceptable to the Guarantor and the Buyer.
“Verification Agent Agreement” shall mean the Amended and Restated Verification Agent Agreement, dated May 31, 2024, among Buyer, Seller, REO Subsidiary, Guarantor and Verification Agent.
“Wet-Ink Mortgage Loan” shall mean an Eligible Asset (other than Early Buyout Mortgage Loan) acceptable to Buyer (a) which Seller Parties are making subject to a Transaction simultaneously with the origination thereof, and (b) for which the complete Asset File is in the possession of a title agent or a closing attorney or is in the process of being delivered to and reviewed by the Custodian.
“Wet-Ink Transaction” shall mean any Transaction the subject of which is a Wet-Ink Mortgage Loan.
“Yield Protection Notice” shall have the meaning set forth in Section 7(c) hereof.
Section 4.    Initiation; Termination. (a)  Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:
(i)    Facility Documents. The Facility Documents, duly executed and delivered by the parties thereto;
(ii)    Opinions of Counsel. Legal opinions of counsel, substantially in form and substance acceptable to Buyer in its sole and absolute discretion relating to general corporate matters of the Seller Parties and Guarantor, including, without limitation, the enforceability of the Facility Documents and the Buyer’s security interest in the Pledged Items, application of the repo and securities contract safe harbors, the creation and perfection of such security interest under the UCC and compliance with the Investment Company Act (indicating, among other things, that it is not necessary to register REO Subsidiary for express reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act); provided that a substantive non-consolidation opinion shall not be required;
(iii)    Organizational Documents. A certificate of corporate existence of each Seller Party and Guarantor delivered to Buyer prior to the Effective Date and certified copies of the charter and by-laws (or equivalent documents) of each Seller Party and Guarantor and of all corporate or other authority for each Seller Party and Guarantor with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by such Seller Party and Guarantor from time to time in connection herewith;
(iv)    Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of each Seller Party and Guarantor, dated as of no earlier than the date ten (10) Business Days prior to the Purchase Date with respect to the initial Transaction hereunder;
(v)    Incumbency Certificate. An incumbency certificate of the corporate secretary of each Seller Party and Guarantor, certifying the names and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents, and JPM is entitled to rely on such certified list without further inquiry;
(vi)    Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Assets and other Pledged Items have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1;
(vii)    Insurance. Evidence that Buyer has been added as an additional loss payee under Guarantor’s mortgage banker’s blanket bond insurance policy;
(viii)    REO Subsidiary Certificate and Participation Certificate. Seller shall have delivered the REO Subsidiary Certificate and the Participation Certificate, in each case, re-registered in the name of the Buyer;
(ix)    Pooled Loans. Buyer shall have received (i) an amendment to the Intercreditor Agreement to address certain issues related to the Pooled Loans in form and substance acceptable to Buyer in its sole discretion and duly executed by the parties to the Intercreditor Agreement and (ii) an amendment to the Joint Securities Account Control Agreement in form and substance acceptable to Buyer in its sole discretion, and duly executed and delivered by the parties thereto; and

(x)    Asset Guidelines. With respect to Transactions for Non-Agency Mortgage Loans, Buyer shall have received a true and correct copy of the applicable Asset Guidelines (as certified by an officer of the applicable Originator) including any amendments thereto.
(xi)     Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.
(b)    Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in this Section 4(b), Buyer may enter into a Transaction with the Seller Parties. Buyer’s entering into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:
(i)    Confirmation. Buyer shall have executed and delivered a Confirmation, or terms of each Transaction shall be deemed confirmed by Buyer’s disbursement of the related Purchase Price in connection with the related Transaction Request, in accordance with the procedures set forth in Section 4(c);
(ii)    Due Diligence Review. Without limiting the generality of Section 21 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Mortgage Loans to confirm their eligibility hereunder and each Seller Party, Guarantor and the Servicer;
(iii)    No Default or Termination Event. No Default or Event of Default or Termination Event shall have occurred and be continuing under the Facility Documents;
(iv)    Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, (i) the representations and warranties made by each Seller Party and Guarantor in Section 13 and (ii) the Asset Representations and Warranties shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(v)    Maximum Purchase Price. After giving effect to the requested Transaction, the aggregate outstanding Purchase Price, (i) for the Purchased Assets and the Pledged Assets subject to then outstanding Transactions under this Agreement, when combined with any outstanding Purchase Price then supported by the Pledged Assets, shall not exceed the Maximum Purchase Price, and (ii) allocable to all Underlying Assets subject to the then-outstanding Transactions in the related Transaction Pool shall not exceed the related Maximum Pool Purchase Price;

(vi)    No Margin Deficit. After giving effect to the requested Transaction, the Asset Value of all Purchased Assets and Pledged Assets exceeds the aggregate Repurchase/Release Price for such Transactions;
(vii)    Transaction Request.
(A)    Direct Disbursement Transactions. In connection with each Direct Disbursement Transaction: (1) the required Haircut Amount for such Transaction shall be available in the Haircut Account, in each case by no later than 4:00 p.m. (New York time) on the related Purchase Date, and (2) Seller shall have delivered into the Finance Portal the applicable disbursement instructions and all other informational requirements necessary to fund the related Mortgage Loan and initiated the final Transaction Request by no later than 5:00 p.m. (New York time) on the related Purchase Date.
(B)    Other Transactions. In connection with each Transaction other than a Direct Disbursement Transaction, on or prior to 12:00 p.m. (New York Time) five (5) Business Days prior to the related Purchase Date (or such other time agreed upon in writing by Buyer), Seller shall have delivered to Buyer (a) a Transaction Request, and (b) an Asset Schedule;
(viii)    Delivery of Asset File. Guarantor shall have delivered to the Custodian the Asset File with respect to each Purchased Asset, Underlying Asset and Pledged Asset and the Custodian shall have issued a Trust Receipt with respect to each such Purchased Asset, Underlying Asset and Pledged Asset acceptable to Buyer all in accordance with the Custodial Agreement; provided that with respect to a Wet-Ink Transaction, the complete Asset File is in the possession of a title agent or a closing attorney and shall be delivered to the Custodian after the Purchase Date, or is in the process of being delivered to and reviewed by the Custodian, as provided in the Custodial Agreement.
(ix)    Fees and Expenses. Buyer shall have received all fees and expenses of counsel to Buyer as contemplated by the Pricing Side Letters and Section 18(b) hereof which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder;
(x)    eNote Delivery. Guarantor shall on or prior to 4:00 p.m. (New York time), or such other time as the parties agree, on the related Purchase Date, (A) deliver to Custodian each of Guarantor’s and Buyer’s MERS Org IDs, and (B) shall cause (i) the Authoritative Copy of the eNote to be delivered to the eVault using MERS eDelivery via a secure electronic file, (ii) the Controller status of the related eNote in the MERS eRegistry to reflect the Buyer’s MERS Org ID, (iii) the Location status of the eNote in the MERS eRegistry to reflect the Custodian’s MERS Org ID, and (iv) the Master Servicer Field of the related eNote to reflect the Guarantor’s MERS Org ID, in each case using MERS eDelivery and the MERS eRegistry (collectively, the “eNote Delivery Requirements”). The Guarantor will notify the Custodian and the Buyer in writing if an eNote subject to a Transaction has been modified and given a new Hash Value;
(xi)    Funding by Guarantor. With respect to an Early Buyout Mortgage Loan, Guarantor shall have funded the acquisition of Underlying Assets, only to the extent such Underlying Asset is related to a Ginnie Mae Security, from Ginnie Mae from its own funds prior to the related Purchase Date or as mutually agreed to in the applicable Confirmation;
(xii)    Servicer Notices. To the extent not previously delivered with respect to a Servicer (other than Guarantor), Seller shall have provided to Buyer a Servicer Notice substantially in the form of Exhibit H hereto addressed to, agreed to and executed by Servicer, Seller and Buyer; and
(xiii)    Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.
Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 4(b) (other than clause (xi) hereof) have been satisfied (both as of the date of such notice or request and as of Purchase Date).
(c)    Initiation.
(i)    Seller shall deliver a Transaction Request or Purchase Price Increase Request, as applicable, to Buyer on or prior to the date and time set forth in Section 4(b)(vii) prior to entering into any Transaction. Such Transaction Request or Purchase Price Increase Request shall include an Asset Schedule with respect to the Underlying Assets to be sold in such requested Transaction. Buyer shall confirm the terms of each Transaction by issuing a written confirmation to the Seller promptly after the parties enter into such Transaction in the form of Exhibit A attached hereto or, solely with respect to a Direct Disbursement Transaction, be deemed to confirm such terms upon issuing a disbursement in connection with such Transaction (a “Confirmation”). Such Confirmation shall set forth (A) the Purchase Date, (B) the Purchase Price, (C) the Repurchase/Release Date, (D) the Pricing Rate applicable to the Transaction, (E) the applicable Purchase Price Percentages, and (F) additional terms or conditions not inconsistent with this Agreement. Seller shall execute and return the Confirmation to Buyer via facsimile or electronic mail on or prior to 5:00 p.m. (New York time) on the date one (1) Business Day prior to the related Purchase Date.
(ii)    The Repurchase/Release Date for each Transaction shall not be later than the Termination Date.
(iii)    Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby.

(iv)    Subject to the terms and conditions of this Agreement, during such period Seller may sell, repurchase and resell Purchased Assets, Pledged Assets, Underlying Assets and Eligible Assets hereunder.
(v)    No later than the date and time set forth in the Custodial Agreement, Seller shall deliver to the Custodian the Asset File pertaining to each Eligible Asset to be purchased by Buyer.
(vi)    Settlement.
(A)    Direct Disbursement Transactions. Subject to the conditions and provisions of this Section 4 with respect to each Direct Disbursement Transaction, Buyer shall (x) transfer the related Haircut Amount from the Haircut Account to the Funding Account, (y) allocate the related Purchase Price on behalf of Buyer for such Transaction to the Funding Account, and (z) disburse the combined related Haircut Amount and Purchase Price from the Funding Account (which for the avoidance of doubt may include funds disbursed via an overdraft from the Funding Account) to the applicable Settlement Party pursuant to payment instructions provided and confirmed by an authorized Finance Portal Approved User as provided in Section 35(c). Such transfer of funds to the applicable Settlement Party on the Purchase Date for any Direct Disbursement Transaction will constitute full payment by Buyer of the Purchase Price for such Mortgage Loan and will be subject to the Lien of the Buyer created hereby.
(B)    Other Transactions. Subject to the conditions and provisions of this Section 4 with respect to each Transaction, other than a Direct Disbursement Transaction, the Purchase Price will be made available by Buyer, via wire transfer, the aggregate net amount of such Purchase Price in immediately available funds to Seller or Seller’s designee pursuant to payment instructions provided by Seller to Buyer in writing and confirmed by an Authorized Individual for Payment Instructions.
(vii)    Failed Fundings. If any amounts are disbursed by Buyer to a Settlement Party in connection with a Direct Disbursement Transaction, and the related Mortgage Loan fails to be funded to the related Mortgagor or the origination or acquisition of such Mortgage Loan otherwise fails to close for any reason, Seller shall provide written notice to Buyer of such failure as soon as possible and shall return, or cause the Settlement Party to return, to the Funding Account the amounts disbursed by Buyer in respect of such Mortgage Loan as soon as practicable, and in each case no later than one (1) Business Day following the related Purchase Date. In connection with any such failed Transaction, Price Differential shall accrue on the Purchase Price disbursed to the Settlement Party from the day of such disbursement (or, if Buyer disbursed such amounts to the Settlement Party after 5:30 p.m. (New York time), from the day following such disbursement) until the related Purchase Price is returned to Buyer. Funds returned to the Funding Account after 5:00 p.m. (New York time) shall be deemed to have been received on the next succeeding Business Day. Seller further agrees to indemnify Buyer for any loss, cost or expense incurred by Buyer as a result of the failure of any Mortgage Loans to close or to be delivered to Buyer. In connection with a failed Direct Disbursement Transaction, Buyer shall deposit in the Haircut Account, if applicable, the portion of disbursement proceeds allocable to the Haircut Amount returned by a Settlement Party.
(d)    After an Early Buyout (and only to the extent such Underlying Mortgage Loan is subject to an Early Buyout):
(i)    if such Underlying Mortgage Loan remains a defaulted mortgage loan, it shall become subject to an Agency Claim Process as appropriate. On commencement of an Agency Claim Process, Seller shall give notice to Buyer of commencement of such Agency Claim Process. All Underlying Mortgage Loans subject to such Agency Claim Process shall designate the Nominee on the Ginnie Mae electronic submission as payee. Upon receipt of proceeds, Servicer shall transfer funds into the Collection Account within two (2) Business Days, as more particularly set forth in Section 32 hereof; and
(ii)    if such Underlying Mortgage Loan becomes subject to foreclosure and/or conversion to an Underlying REO Property, REO Subsidiary shall cause such real property to be taken by deed, or by means of such instruments as is provided by the Governmental Authority governing the transfer, or right to request transfer and issuance of the deed, or such instrument as is provided by the related Governmental Authority, or to be acquired through foreclosure sale in the jurisdiction in which the Underlying REO Property is located, in the name of the Nominee for the benefit of REO Subsidiary (the date on which any such event occurs, the “Conversion Date”). On the Conversion Date, (a) Seller shall (i) notify Buyer in writing that such Underlying Mortgage Loan has become an Underlying REO Property and the value attributed to such Underlying REO Property by Seller, (ii) deliver to Buyer and the Custodian an Asset Schedule with respect to such Underlying REO Property, and (iii) be deemed to make the Asset Representations and Warranties with respect to such Underlying REO Property; and (b) (i) such Underlying REO Property shall be deemed an Underlying REO Property owned by the REO Subsidiary hereunder and its Market Value as determined by Buyer shall be included in the Market Value of the REO Subsidiary Interests and (ii) to the extent that such conversion results in a Margin Deficit, Seller shall pay such amount in accordance with Section 5(b). For the avoidance of doubt, to the extent that an Underlying Mortgage Loan is converted to an Underlying REO Property, a Purchase Price Increase shall be deemed to occur with respect to the related REO Subsidiary Interest and shall be offset against the current outstanding Purchase Price for the related Underlying Mortgage Loan by a Purchase Price Decrease with respect to the related Participation Interest. Notwithstanding anything to the contrary herein, Buyer shall have a continuous Lien on the Mortgage Loan through foreclosure of such Underlying Mortgage Loan and the resulting Underlying REO Property and any transfer thereof shall, in all cases, be made subject to the Lien of Buyer.

(e)    Repurchase.
(i)    Unless an Event of Default has occurred and is continuing, or there is an outstanding Margin Deficit, Seller may, in its sole option, repurchase Purchased Assets or obtain the release of Underlying Mortgage Loans or Underlying REO Properties without penalty or premium on any date (each, an “Optional Repurchase/Release”). The Repurchase/Release Price payable for the repurchase of any such Purchased Asset or release of Underlying Mortgage Loans or Underlying REO Property shall be reduced as provided in Section 5(f). If Seller intends to make such a repurchase or obtain such a release, Seller shall give one (1) Business Day’s prior written notice in the form of Exhibit F attached hereto to Buyer, designating the Purchased Asset to be repurchased or Underlying Mortgage Loans or Underlying REO Property to be released. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase/Release Price for the designated Purchased Asset, Underlying Mortgage Loans, or Underlying REO Property. Immediately following receipt of the Repurchase/Release Price by Buyer, the related Purchased Asset, Underlying Mortgage Loans, or Underlying REO Property shall cease to be subject to this Agreement and the other Facility Documents, and Buyer shall be deemed to have released all of its interests in such Purchased Asset, Underlying Mortgage Loans, or Underlying REO Property, as applicable, including the Pledged Items related thereto, without further action by any Person. Provided that no Event of Default or Margin Deficit shall have occurred and be continuing or will result therefrom, and Buyer has received the applicable Repurchase/Release Price, Buyer shall be deemed to permit the release from the Seller of the related Purchased Asset, Underlying Mortgage Loans, or Underlying REO Property attributable to such Optional Repurchase/Release (including the Pledged Items related thereto). The applicable Purchased Asset, Underlying Mortgage Loans, or Underlying REO Property and the Pledged Items related thereto shall be delivered to Seller or the designee of Seller free and clear of any Lien created by or through Buyer.
(ii)    On the Repurchase/Release Date, termination of the Transaction will be effected by reassignment and release to Seller or its designee of the Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 6) against the simultaneous transfer of the Repurchase/Release Price to an account of Buyer. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase/Release Price for such Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property on each Payment Date except as otherwise provided herein). Seller is obligated to obtain the Asset Files from Buyer or its designee at Seller’s expense on the Repurchase/Release Date.

(iii)    On the related Repurchase/Release Date following receipt of the Purchase Price, Buyer shall be deemed to have simultaneously released its interest in each applicable Purchased Asset and/or Pledged Asset (including the applicable Underlying Mortgage Loans, Underlying REO Property, and Pledged Items) in each case without any further action by Buyer or any other Person.
(iv)    Unless otherwise agreed to pursuant to a bailee arrangement or escrow agreement to which Buyer is a party, with respect to any eMortgage Loan, upon receipt of the related Repurchase/Release Price by Buyer for the benefit of Buyer, Buyer shall initiate a Transfer of Location of the eNotes and Delegatee status with respect thereto as may be directed by Seller Parties. Notwithstanding any provision contained herein or in any other Facility Document, all transfers (and each such transfer) from Buyer to a Seller Party or any designee of a Seller Party of Mortgage Notes (including without limitation all transfers of the Control and/or the Location of any eNote on the MERS eRegistry that result in the transfer of the Control of any eNote from Buyer to a Seller Party or to any other Person) are and shall be without recourse for the obligations of the Mortgagor and without any of the (i) liabilities of an endorser under UCC § 3-414, by analogy or otherwise, and (ii) transfer warranties of UCC § 3-417 or other warranty, express or implied.
(f)    Administration of the Benchmark.
(i)    If prior to any Payment Date, Buyer determines in its good faith discretion that, by reason of circumstances affecting the relevant market, (i) adequate and reasonable means do not exist for ascertaining the Benchmark, (ii) the applicable Benchmark is no longer in existence, (iii) continued implementation of the Benchmark is no longer administratively feasible or no significant market practice for the administration of the Benchmark exists, (iv) the Benchmark will not adequately and fairly reflect the cost to Buyer of purchasing or maintaining Purchased Assets or (v) the administrator of the applicable Benchmark or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which the Benchmark shall no longer be made available or used for determining the interest rate of loans (any of the immediately preceding clauses, a “Benchmark Unavailability Event”), Buyer shall give prompt notice thereof to Seller (such notice, the “Scheduled Unavailability Notice”) that the greater of (i) an alternative benchmark rate (including any mathematical or other adjustments to such benchmark rate (if any) incorporated therein) and (ii) zero, in lieu of the then-applicable Benchmark (any such rate, a “Benchmark Replacement Rate”), together with any proposed Benchmark Administration Changes, shall be implemented and shall take effect on the ninety-first (91st) day after the date of the date of the Scheduled Unavailability Notice (such effective date, the “Benchmark Replacement Effective Date”); provided, however, that in the event that the Buyer in its good faith discretion is unable to comply with such contemplated ninety (90) day prior notice requirement due to an unexpected or premature occurrence of a Benchmark Unavailability Event, then the Buyer shall provide the Scheduled Unavailability Notice as soon as commercially possible prior to the date on which such Benchmark Unavailability Event is expected to occur, and the date specified in the Scheduled Unavailability Notice shall constitute the Benchmark Replacement Effective Date. Any Benchmark Replacement Rate and corresponding Benchmark Administration Changes shall be determined by Buyer in its reasonable discretion.
(ii)    Subject to the following sentence, Buyer will have the right to make Benchmark Administration Changes from time to time with respect to the Benchmark (including any Benchmark Replacement Rate), and will promptly notify Seller of the effectiveness of any such changes. Any adoption of Benchmark Administration Changes and any determination of a Benchmark Replacement Rate shall be made by Buyer in a manner substantially consistent with Buyer’s practice with respect to similarly situated counterparties with substantially similar assets in similar facilities; provided that the foregoing standard shall only apply to repurchase transactions that are under the supervision of Buyer’s investment bank New York mortgage finance business that administers the Transactions.
(iii)    Seller may, within seventy-five (75) days of Seller’s receipt of the Scheduled Unavailability Notice, provide notice to Buyer of its election to terminate this Agreement on an elected termination date that is on or after the Benchmark Replacement Effective Date (such date, the “Elected Facility Termination Date”). Seller shall have no liability to Buyer or anyone else for any breakage fee, early termination fee, or similar fees, penalties or costs related to such termination.
Section 5.    Margin Amount Maintenance; Determination of Asset Value. (a) Buyer shall determine the Asset Value (without duplication) of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Property at such intervals as determined by Buyer in its sole discretion (which may be performed on a daily basis, at the Buyer’s good faith discretion and in accordance with the Buyer’s Methodology). If Seller disputes, in good faith, Buyer’s determination of Asset Value, Buyer shall confer with Seller to provide information regarding Buyer’s determination of Asset Value, provided that the forgoing shall not preclude Buyer from issuing a Margin Call pursuant to the terms as provided in Sections 5(b) or (d) below.
(b)    If on any Business Day a Margin Deficit exists with respect to any Transaction Pool in an amount that is equal to or greater than the Margin Threshold, then Buyer may by written notice (including without limitation by electronic delivery) to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer or its designee the applicable Margin Deficit Cure Amount. If Buyer delivers a Margin Call to Seller on or prior to 10:00 a.m. (New York time) on any Business Day, then Seller shall transfer cash to Buyer no later than 5:00 p.m. (New York time) [***] day. In the event Buyer delivers a Margin Call to Seller after 10:00 a.m. (New York time) on any Business Day, Seller shall be required to transfer cash no later than 5:00 p.m. (New York time) on [***] Business Day.
(c)    Reserved.

(d)    Buyer’s election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.
(e)    If at any time the Asset Value of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans subject to Transactions hereunder and Underlying REO Properties (without duplication) in connection with Transactions hereunder as of any date of determination is greater than the aggregate Purchase Price for all Transactions plus accrued and unpaid Price Differential (a “Margin Excess”), then, Seller may, by prior written notice to Buyer (an “Excess Margin Notice”), require Buyer to (i) remit such Margin Excess and such Margin Excess shall be added to Purchase Price outstanding or (ii) release Purchased Assets, Pledged Assets, Underlying Mortgage Loans and/or Underlying REO Properties equal to the amount of the Margin Excess. If Seller delivers an Excess Margin Notice to Buyer on or prior to 10:00 a.m. (New York City time) on any Business Day, then Buyer shall transfer such Margin Excess or release such Purchased Assets, Pledged Assets, Underlying Mortgage Loans and/or Underlying REO Properties to Seller no later than 5:00 p.m. (New York City time) that same day. In the event Seller delivers an Excess Margin Notice to Buyer after 10:00 a.m. (New York City time) on any Business Day, Buyer shall be required to transfer such Margin Excess or release such Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties no later than 10:00 a.m. (New York City time) on the second (2nd) succeeding Business Day. Buyer shall not be obligated to remit Margin Excess or release Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties to the extent (A) it would cause the outstanding Purchase Price to exceed the Maximum Pool Purchase Price; (B) a Default has occurred and is continuing or would exist after such action by Buyer; (C) such action would be inconsistent with Buyer’s determination of Asset Value in accordance with this Agreement, or (D) such action would cause a Margin Deficit.
(f)    Any cash transferred to Buyer pursuant to Section 5(b) or 5(c) above shall be credited to the Repurchase/Release Price of the related Transactions.
Section 6.    Accounts; Income Payments. (a) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets for all purposes except accounting and tax purposes, Seller shall pay to Buyer, on each Payment Date and on the Repurchase/Release Date, (x) the accrued and unpaid Price Differential, monthly in arrears in respect of each Payment Period, plus (y) all other amounts all amounts payable on such Payment Date pursuant to the Payments Waterfall for each Transaction Pool, including without limitation the amount of any unpaid Margin Deficit (each such payment, a “Periodic Advance Repurchase Payment”) on each Payment Date.  No later than the Business Day  prior to each Payment Date, Buyer shall provide Seller a written statement of all such amounts payable on such Payment Date pursuant to the Payments Waterfall for each Transaction Pool.  Notwithstanding the preceding sentence, if Seller fails to make all or part of the Periodic Advance Repurchase Payment by 3:00 p.m. (New York City time) on any Payment Date, the Pricing Rate shall be equal to the Post-Default Rate until the Periodic Advance Repurchase Payment is received in full by Buyer.

(b)    Where a particular term of a Transaction extends over the date on which Income is paid in respect of any Purchased Asset subject to that Transaction, such Income shall be the property of Buyer until Seller has paid the full Repurchase/Release Price in respect of such Transaction. With respect to all Income received by or on behalf of Seller in connection with any Underlying Asset subject to Transactions in Transaction Pool (New Orig):
(i)    if any Event of Default has occurred and is continuing, (x) Seller shall, and shall cause Servicer to, deposit all such Income into the Collection Account within two (2) Business Days of receipt, and (y) and all such Income shall be held in trust for Buyer, shall constitute the property of Buyer except for tax purposes which shall be treated as income and property of Seller, and shall not be commingled with other property of Seller or any Affiliate of Seller; and
(ii)    so long as no Event of Default has occurred and is continuing, neither Seller nor any Person acting on its behalf (as a servicer or otherwise) shall have an obligation to deposit any such Income into the Collection Account (provided that all Income received by Seller or any Person acting on its behalf while the related Transaction is outstanding shall be deemed to be held by such Person solely in trust for Buyer pending the repurchase on the related Repurchase/Release Date).
(c)    With respect to all Income received by or on behalf of Seller in connection with any Underlying Asset subject to Transactions in Transaction Pool (EBO), Seller shall, and shall cause Servicer to, hold for the benefit of, and in trust for, Buyer all income, including, without limitation, all Income received by or on behalf of Seller, Servicer or the REO Subsidiary with respect to such Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Property.  Seller shall cause Servicer to deposit such Income in the Collection Account.  All such Income shall be held in trust for Buyer, shall constitute the property of Buyer except for tax purposes which shall be treated as income and property of Seller, and shall not be commingled with other property of Seller or any Affiliate of Seller.
(d)    Seller shall cause Nominee to deposit all Income received in an Agency Account into the Collection Account within two (2) Business Days of receipt into the applicable Agency Account; provided that, for the avoidance of doubt, if Seller pays to Buyer the Repurchase/Release Price with respect to an Underlying Mortgage Loan after such Underlying Mortgage Loan becomes subject to an Agency Claim Process (a “Repurchase/Release Event”), then any amounts paid on such claim shall not be required to be deposited into the Collection Account.
(e)    To the extent that Buyer receives any funds from a Take-out Investor with respect to the purchase by such Take-out Investor of an Underlying Mortgage Loan, Buyer shall promptly apply such funds accordance with the Payments Waterfall for the applicable Transaction Pool.
(f)    Seller understands and agrees that the Collection Account shall be titled in such a way as to indicate that the funds therein are being held in trust for Buyer, and shall be subject to the Collection Account Control Agreement.  Funds deposited in the Collection

Account during any month shall be held therein, in trust for Buyer, until the next Payment Date.   Notwithstanding the preceding provisions, if an Event of Default has occurred, all funds in each Pledged Account shall be withdrawn and applied as determined by Buyer; provided that any excess funds remaining following the reimbursement to Buyer of the aggregate Obligations shall be remitted to Seller.
Section 7.    Requirements Of Law. (a)  If any Requirement of Law or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(i)    shall subject Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis of taxation of payments to Buyer in respect thereof;
(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the Benchmark hereunder; or
(iii)    shall impose on Buyer any other condition;
and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, following receipt by the Seller of the documentation required in Section 7(c) below Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.
(b)    If Buyer shall have in good faith determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, following receipt by the Seller of the documentation required in Section 7(c) below, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.
(c)    If Buyer becomes entitled to claim any additional amounts pursuant to this Section 7, it shall promptly notify Seller of the event by reason of which it has become so entitled (the “Yield Protection Notice”); provided that Seller shall only be obligated to pay those amounts pursuant to this Section 7 to the extent incurred by the Buyer within ninety (90) days prior to, or on or after delivery of notice thereof to the Seller. A certificate as to any additional amounts payable pursuant to this Section 7 submitted by Buyer to Seller shall be conclusive in the absence of manifest error. Within five (5) Business Days of receipt of a Yield Protection Notice, the Seller may either agree to pay such amount or may elect to terminate this Agreement and pay the outstanding Obligations including all unpaid fees and expenses due to the Buyer within ninety (90) days of such Yield Protection Notice.
Section 8.    Taxes.
(a)    Any and all payments by Seller under or in respect of this Agreement or any other Facility Documents to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Buyer, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 8) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Buyer, (i) Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Facility Documents (in which case such Taxes will be treated as Non-Excluded Taxes) and (ii) Taxes attributable to Buyer’s failure to comply with Sections 8(e) and (f) of this Agreement.
(b)    In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, “Other Taxes”).
(c)    Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable by Seller under this Section 8 imposed on or paid by Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Seller provided for in this Section 8(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Seller under the indemnity set forth in this Section 8(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor.
(d)    Within thirty (30) days after the date of any payment of Taxes, Seller (or any Person making such payment on behalf of Seller) shall furnish to Buyer for its own account a certified copy of the original official receipt evidencing payment thereof.
(e)    For purposes of subsection (e) of this Section 8, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code. Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “N.A.,” “National Association,” “insurance company,” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to Seller the following properly completed and duly executed documents:
(i)    in the case of a Non-Exempt Buyer that is not a United States person or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete, correct and executed (x) U.S. Internal Revenue Form W-8BEN or W-8BEN-E in which Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or
(ii)    in the case of an individual, (x) a complete, correct and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit D (a “Section 8 Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or
(iii)    in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete, correct and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or
(iv)    in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete, correct and executed U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms thereto) and a Section 8 Certificate; or

(v)    in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete, correct and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 8 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this section if such beneficial owner were Buyer, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of the Seller, provided, however, that Buyer shall be provided an opportunity to establish such compliance as reasonable; or
(vi)    in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section 8 if such beneficial owner were Buyer; or
(vii)    in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a complete, correct and executed U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 8 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section 8 if each such person were Buyer.
If Buyer provided a form pursuant to clause (e) and the form provided by Buyer at the time Buyer first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 8, then Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes. Notwithstanding anything in Section 22 of this Agreement to the contrary, and unless a Seller Event of Default has occurred, Buyer shall not assign or grant a participation in this Agreement to any Person that is not a United States person without Seller’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); and, in the event any United States withholding taxes are imposed on any payment under this Agreement as a result of Buyer’s assignment or grant of a participation in this Agreement to any Person that is not United States person, any such United States withholding taxes (other than taxes described in Section 7 hereof that occur after the date of assignment or grant of a participation of this Agreement) shall constitute Excluded Taxes.
(f)    For any period with respect to which Buyer has failed to provide Seller with the appropriate form, certificate or other document as prescribed in subsection (e) of this Section 8 (other than if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by Buyer), Buyer shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 8 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Seller shall take such steps as Buyer shall reasonably request, to assist Buyer in recovering such Non-Excluded Taxes.
(g)    Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 8 shall survive the termination of this Agreement. Nothing contained in this Section 8 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.
(h)    Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat the Transaction as Indebtedness of Seller that is secured by the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties and the Purchased Assets as owned by Seller and the Underlying REO Properties as owned by the REO Subsidiary for federal income tax purposes in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.
Section 9.    Security Interest; Buyer’s Appointment as Attorney-in-Fact; Voting Rights.
(a)    Security Interest. On each Purchase Date, Seller hereby sells, assigns and conveys all rights and interests in the related Purchased Assets. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller’s performance of all of its Obligations, and in any event, Seller hereby grants, conveys and assigns, as applicable, to Buyer, a first priority security interest in all of Seller’s rights, title and interest in and to the following property, whether now existing or hereafter created or acquired: (i) each Purchased Asset which is the subject of a Transaction hereunder and each Pledged Asset which is pledged in connection with a Transaction hereunder, including without limitation the REO Subsidiary Interests and the Participation Interests, (ii) all beneficial interest of Seller in any Underlying Mortgage Loans and Underlying REO Property identified on a Confirmation and in any Underlying REO Properties identified in a notice in accordance with Section 4(d)(ii), in each case delivered by Seller to Buyer from time to time, (iii) any other collateral pledged or other assets relating to the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Property, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, accounting records and other books and records relating thereto, (iv) Servicing Advances and rights to reimbursement thereof, (v) the Servicing Records, any applicable servicing agreement and the related Servicing Rights related to the Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties and Pledged Assets, (vi) all rights of Seller to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Asset File, Servicing File, all rights of Seller to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Asset File or Servicing File related to the Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties or Pledged Assets, (vii) the Pledged Accounts, (viii) all Ginnie Mae Securities related to Pooled Loans that are related to the Purchased Assets, (ix) the Payment Account, and all Income relating to any Purchased Asset, Underlying Mortgage Loan, Underlying REO Property and Pledged Asset, (x) all Income relating to such Underlying Mortgage Loans or Underlying REO Property and rights to receive payments and distributions with respect thereto, (xi) all rights to payment of mortgage guaranties and insurance (issued by governmental agencies or otherwise), including FHA, VA and USDA claims, and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Purchased Assets, Pledged Assets, Underlying Mortgage Loans or Underlying REO Properties and all claims and payments thereunder (including without limitation any rights to reimbursement of Servicing Advances) and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, (xii) all interests in real property collateralizing any Mortgage Loans related to the Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties or Pledged Assets, (xiii) all other insurance policies and insurance proceeds relating to any Purchased Assets, Pledged Assets, or the related Mortgaged Property or any Underlying REO Property and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, (xiv) any purchase agreements or other agreements, contracts or take-out commitments relating to or constituting any or all of the foregoing and all rights to receive documentation relating thereto, (xv) [reserved], (xvi) Seller’s Capital Stock in REO Subsidiary, (xvii) any Take-out Commitments relating to any Purchased Assets or Ginnie Mae Security, (xviii) the Participation Agreement and the REO Subsidiary Agreement, (xix) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents,” “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the Purchased Assets, Underlying Mortgage Loans subject to Transactions and Underlying REO Properties in connection with Transactions or the Pledged Assets related thereto, and (xx) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively, the “Seller Pledged Items”). The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
In order to further secure Seller’s performance of all of its Obligations hereunder, REO Subsidiary hereby grants, conveys and assigns, as applicable, to Buyer, a first priority security interest in all of REO Subsidiary’s rights, title and interest in and to the following property, whether now existing or hereafter created or acquired and to the extent not prohibited by law: (i) each Underlying REO Property which is pledged in connection with a Transaction hereunder, (ii) Reserved, (iii) Reserved, (iv) the Pledged Accounts, (v) Servicing Advances and rights to reimbursement thereof, solely with respect to Underlying REO Properties (vi) the Servicing Records, any applicable servicing agreement and the related Servicing Rights, solely with respect to Underlying REO Properties, (vii) all rights of REO Subsidiary to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Asset File, Servicing File, all rights of REO Subsidiary to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Asset File or Servicing File, solely with respect to Underlying REO Properties, (viii) all Income relating to such Underlying REO Property and rights to receive payments and distributions with respect thereto, (ix) all rights to payment of mortgage guaranties and insurance (issued by governmental agencies or otherwise), including FHA, VA and USDA claims, and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Underlying REO Properties and all claims and payments thereunder (including without limitation any rights to reimbursement of Servicing Advances) and all rights of REO Subsidiary to receive from any third party or to take delivery of any of the foregoing, (x) any purchase agreements or other agreements, contracts or take-out commitments relating to or constituting any or all of the foregoing and all rights to receive documentation relating thereto, all other insurance policies and insurance proceeds relating to any Underlying REO Property and all rights of REO Subsidiary to receive from any third party or to take delivery of any of the foregoing, (xi) any Take-out Commitments relating to any Underlying REO Property, (xii) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents,” “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the Underlying REO Property in connection with Transactions, and (xiii) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively the “Additional REO Subsidiary Pledged Items”). The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code, and is further intended to be a guaranty of the Obligations to the Buyer by the REO Subsidiary to the extent of the Underlying REO Properties.
In order to further secure Seller’s performance of all Obligations hereunder, Guarantor hereby grants, conveys and assigns, as applicable, to Buyer, to the extent of Guarantor’s rights therein, a first priority security interest in all of Guarantor’s rights, title and interest in and to the following property, whether now existing or hereafter created or acquired:

(i) each Purchased Asset, Pledged Asset or Underlying Mortgage Loan which is the subject of a Transaction hereunder or Underlying REO Property which is pledged in connection with a Transaction hereunder, (ii) the Participation Agreement, (iii) Servicing Advances and rights to reimbursement thereof solely with respect to the Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties and Pledged Assets, (iv) the Servicing Records, any applicable servicing agreement and the related Servicing Rights solely with respect to the Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties and Pledged Assets, (v) all rights of Guarantor to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Asset File, Servicing File, all rights of Guarantor to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Asset File or Servicing File solely with respect to the Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties and Pledged Assets, (vi) the REO Subsidiary Agreement, (vii) all Ginnie Mae Securities related to Pooled Loans that are Purchased Assets, (viii) all Income relating to any Purchased Asset, Underlying Mortgage Loan, Underlying REO Property and Pledged Asset, (ix) all Income relating to such Underlying Mortgage Loan or Underlying REO Property and rights to receive payments and distributions with respect thereto, (x) all rights to payment of mortgage guaranties and insurance (issued by governmental agencies or otherwise), including FHA, VA and USDA claims, and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Purchased Assets, Pledged Assets, Underlying Mortgage Loans or Underlying REO Properties and all claims and payments thereunder (including any rights to reimbursement of Servicing Advances) and all rights of Guarantor to receive from any third party or to take delivery of any of the foregoing, (xi) all interests in real property collateralizing any Purchased Asset, Underlying Mortgage Loan, Underlying REO Property or Pledged Asset, (xii) all other insurance policies and insurance proceeds relating to any Purchased Asset, Underlying Mortgage Loan, Underlying REO Property or Pledged Asset or the related Mortgaged Property or any REO Property and all rights of Guarantor to receive from any third party or to take delivery of any of the foregoing, (xiii) any Take-out Commitments relating to any Purchased Assets, Pledged Assets, Underlying Mortgage Loans or Underlying REO Property or the related Ginnie Mae Security to the extent assignable, (xiv) Reserved, (xv) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents,” “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans subject to Transactions and Underlying REO Property in connection with Transactions, and (xvi) any and all dividends, replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively, the “Additional Guarantor Pledged Items”, and together with the Seller Pledged Items and the Additional REO Subsidiary Pledged Items, the “Pledged Items”). The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code, and is further intended to be a guaranty of the Obligations to the Buyer by the REO Subsidiary to the extent of the Underlying REO Properties.

Each of Seller, REO Subsidiary and Guarantor acknowledges that it has no rights to service the Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties or Pledged Assets except as a party to this Agreement. Without limiting the generality of the foregoing and in the event that Seller or Guarantor is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, each of Seller and Guarantor grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
Seller Parties and Guarantor hereby authorize Buyer to file such financing statement or statements relating to the Pledged Items as Buyer, at its option, may deem appropriate. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 9.
The parties acknowledge and agree that the Participation Interests and the REO Subsidiary Interests shall constitute and remain “securities” as defined in Section 8-102 of the Uniform Commercial Code; each of Seller and Guarantor covenants and agrees that (i) the Participation Interests and the REO Subsidiary Interests are not and will not be dealt in or traded on securities exchanges or securities markets and (ii) the Participation Interests and the REO Subsidiary Interests are not and will not be investment company securities within the meaning of Section 8-103 of the Uniform Commercial Code. Seller shall, at its sole cost and expense, take all steps as may be necessary in connection with the endorsement, transfer, delivery and pledge of all Participation Interests and the REO Subsidiary Interests to Buyer.
If Seller shall, as a result of its ownership of the Participation Interests or REO Subsidiary Interests, become entitled to receive or shall receive any certificate evidencing any Participation Interest or REO Subsidiary Interest, any option rights, or any equity interest in REO Subsidiary, whether in addition to, in substitution for, as a conversion of, or in exchange for the Participation Interests or REO Subsidiary Interests, as applicable, or otherwise in respect thereof, Seller shall accept the same as the Buyer’s agent, hold the same in trust for the Buyer and deliver the same forthwith to the Buyer in the exact form received, duly indorsed by Seller to the Buyer, if required, together with an undated transfer power, if required, covering such certificate duly executed in blank, or if requested, deliver the Participation Interests or REO Subsidiary Interests, as applicable, re-registered in the name of Buyer, to be held by the Buyer subject to the terms hereof as additional security for the Obligations. Any sums paid upon or in respect of the Participation Interests or REO Subsidiary Interests upon the liquidation or dissolution of Seller or REO Subsidiary, as applicable, or otherwise shall be paid over to the Buyer as additional security for the Obligations. If any sums of money or property so paid or distributed in respect of the Participation Interests or REO Subsidiary Interests shall be received by Seller, Seller shall, until such money or property is paid or delivered to the Buyer, hold such money or property in trust for the Buyer segregated from other funds of Seller, as additional security for the Obligations.

(b)    Voting Rights. Buyer shall exercise all voting rights with respect to the Participation Interests, as applicable. Notwithstanding the foregoing, with respect to the Pledged Assets, so long as no Event of Default has occurred and is continuing hereunder, (a) Buyer shall take direction from Seller prior to the exercise of any rights under this Section, and (b) Seller shall have the right to direct Buyer to take one or more actions or to not take one or more actions (in the event any action is requested or required to be taken) and Buyer shall comply with such direction unless Buyer shall determine in its sole discretion that such compliance with such direction shall result in a breach of a provision of this Agreement; provided that Buyer shall in no event be required to consent to any amendment, waiver or modification of this Agreement or any Facility Document.  In no event shall Buyer be required to cast or exercise a vote or other action taken which would impair the Pledged Assets, or Buyer’s interests in the Pledged Assets, or which would be inconsistent with or result in a violation of any provision of this Agreement.  Without limiting the generality of the foregoing, Buyer shall have no obligation to, (a) vote to enable, or take any other action to permit the REO Subsidiary to issue any interests of any nature or to issue any other interests convertible into or granting the right to purchase or exchange for any interests of such entity, or (b) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Assets, other than as contemplated by this Agreement or (c) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to Seller’s or REO Subsidiary’s interest in the Pledged Items, except for the Lien provided for by this Agreement and any transfer of Pledged Items contemplated hereby, or (d) enter into any agreement or undertaking restricting the right or ability of Guarantor, Seller, REO Subsidiary or Buyer to sell, assign or transfer the Pledged Items. Buyer shall, following the occurrence and during the continuation of an Event of Default, exercise all voting and member rights with respect to the Pledged Assets.
(c)    Buyer’s Appointment as Attorney in Fact. Each Seller Party and Guarantor hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Seller Party or Guarantor, as applicable, and in the name of such Seller Party or Guarantor, as applicable, or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Seller Party and Guarantor hereby gives Buyer the power and right, on behalf of such Seller Party or Guarantor, as applicable, without assent by, but with notice to, such Seller Party or Guarantor, as applicable, if an Event of Default shall have occurred and be continuing, to do the following:
(i)    in the name of such Seller Party or Guarantor, as applicable, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Pledged Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other Pledged Items whenever payable;

(ii)    to pay or discharge Taxes and Liens levied or placed on or threatened against the Pledged Items;
(iii)    (A) to direct any party liable for any payment under any Pledged Items to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Pledged Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Pledged Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Items or any proceeds thereof and to enforce any other right in respect of any Pledged Items; (E) to defend any suit, action or proceeding brought against Seller with respect to any Pledged Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; provided that in no event shall Buyer agree to a settlement in which an admission of guilt or wrongdoing shall be imposed on Seller as a result of such settlement or compromise without the Seller’s prior written consent; (G) to cause the mortgagee of record to be changed to Buyer on the FHA, VA or USDA system, as applicable, with respect to any Pledged Items; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Pledged Items as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Pledged Items and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Seller Party or Guarantor, as applicable, might do.
Each Seller Party and Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. In addition to the foregoing, each Seller Party and Guarantor agrees to execute a Power of Attorney, the form of Exhibit E hereto, to be delivered on the date hereof.
Each Seller Party and Guarantor also authorizes Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 16 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Items.
The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Pledged Items and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to such Seller Parties or Guarantor for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

(d)    Subordination. The parties acknowledge that the Participation Interests have been sold by Guarantor to Seller pursuant to a Participation Agreement. Notwithstanding the foregoing, each Seller Party and Guarantor acknowledges and agrees that their respective rights with respect to the Pledged Items (including without limitation its security interest in the Purchased Assets, Pledged Assets, and any other Pledged Items) are and shall continue to be at all times junior and subordinate to the rights of Buyer under this Agreement. The parties further acknowledge that the Buyer shall enter into Transactions and Purchase Price Increases hereunder with respect to Purchased Assets, free and clear of any obligations under the Participation Agreement and that such Participation Agreement shall not confer any obligations or liabilities on Buyer to any Seller Party or Guarantor.
Section 10.    Payment, Transfer and Custody.
(a)      Payment Account. Unless otherwise provided herein or mutually agreed in writing, all transfers of funds to be made by Seller to Buyer hereunder (including Price Differential, Repurchase/Release Price, amounts in respect of a Margin Deficit, and Income and other proceeds as provided herein) shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the Payment Account not later than 5:00 p.m. (New York time), on the date such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Each Seller Party acknowledges that it has no rights of withdrawal from the foregoing account.
(b)    Haircut Account and Funding Account. Buyer will establish and maintain each of the Haircut Account and the Funding Account as a non-interest bearing account for and on behalf of Seller. From time to time, Seller shall deposit applicable Haircut Amounts into the Haircut Account in connection with Direct Disbursement Transactions as described herein. Upon Seller’s request, Buyer shall deposit in the Haircut Account any amounts entitled to be remitted to Seller following Buyer’s application of the Payments Waterfall. Upon Seller’s written request, unless a Margin Call, Default or Event of Default has occurred and is continuing or any amounts are then owing to Buyer or any Indemnified Party under this Agreement or another Facility Document, Buyer will transfer the Haircut Account balance to an account designated by Seller. The Haircut Account and the Funding Account shall be under the sole dominion and control of Buyer, and each Seller Party agrees that it shall have no right or authority to withdraw or otherwise give any directions with respect to such account or the disposition of any funds held in any such account; provided that Seller may deposit amounts into the Haircut Account at any time. Each Seller Party and Buyer hereby agree that Buyer has “control” of the Haircut Account and the Funding Account within the meaning of Sections 9-104 or 9-106 of the UCC as in effect in the State of New York (or the analogous provisions of Article 9 of the UCC of any other state to the extent applicable). All amounts from time to time on deposit in the Haircut Account and the Funding Account shall be held uninvested at all times. If any Margin Call or an Event of Default has occurred and is continuing or any amounts are then owing to Buyer or any Indemnified Party under this Agreement or another Facility Document, Buyer shall be entitled to withdraw any or all amounts on deposit in the Haircut Account and the Funding Account to cure such circumstance or otherwise exercise remedies available to Buyer without prior notice to, or consent from, Seller.

(c)    Transfer and Custody. On the Purchase Date for each Transaction, ownership of the Purchased Assets (including the beneficial ownership in Underlying Assets related thereto) shall be transferred to Buyer or its designee against the simultaneous transfer of the Purchase Price to Seller or Seller’s designee as provided herein. With respect to the Purchased Assets being sold by Seller on a Purchase Date, Seller hereby sells, transfers, conveys and assigns to Buyer or its designee on a servicing released basis, without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Assets (including all Underlying Assets and the related Servicing Rights) together with all right, title and interest in and to the proceeds of any related Pledged Items. Buyer has the right to designate each servicer of the Purchased Assets; the Servicing Rights and other servicing provisions of this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement. In connection with a sale, transfer, conveyance and assignment, on or prior to each Purchase Date, Seller Parties shall deliver or cause to be delivered and released to Buyer or its designee, the Asset File for the related Underlying Assets in accordance with the terms of the Custodial Agreement.
(d)    Take-outs.
(i)    Shipment to Take-out Investor. If Seller desires that Custodian send an Asset File to a Take-out Investor or another warehousing or other mortgage financing institution, rather than to Seller or Nominee directly, in connection with Seller’s repurchase or release of the related Underlying Asset, then Seller shall prepare and send to Custodian and Buyer written shipping instructions pursuant to the terms of Custodial Agreement.
(ii)    Payments from Take-out Investor. Immediately following receipt of the Repurchase/Release Price by Buyer for Underlying Assets from a Take-out Investor to whom Custodian has shipped the related Asset File, the related Purchased Asset, Underlying Mortgage Loans, or Underlying REO Property shall cease to be subject to this Agreement and the other Facility Documents, and Buyer shall be deemed to have released all of its interests in such Purchased Asset, Underlying Mortgage Loans, or Underlying REO Property, as applicable, including the Pledged Items related thereto, without further action by any Person.
Section 11.    Fees. Seller shall pay Buyer any and all reasonable third-party out-of-pocket fees and expenses as and when contemplated by this Agreement and the Pricing Side Letters.
Section 12.    Hypothecation or Pledge of Purchased Assets. Title to the Purchased Assets shall pass to Buyer and Buyer shall have free and unrestricted use of the Purchased Assets. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets, Pledged Items and/or the related interest in the Underlying Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets, Pledged Items and/or the related interest in the Underlying Assets; provided that, unless an Event of Default shall have occurred and be continuing, no such transaction shall affect the obligations of Buyer to transfer the Purchased

Assets, Pledged Items and Underlying Assets, as applicable, to Seller on the applicable Repurchase/Release Date (and not substitutions therefor) or as otherwise required under this Agreement, including, without limitation, pursuant to Section 1 or Section 4(e), or the obligation of the Servicers to deposit Income arising from the Purchased Assets into the Collection Account pursuant to Section 5(b) hereof; provided, further, that Seller shall not be liable for any costs incurred by Buyer in connection with such transactions.
Section 13.    Representations. Each of Seller and Guarantor represents and warrants to Buyer that as of the Purchase Date of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect:
(a)    Acting as Principal. Seller is engaging in the Transactions as a principal.
(b)    Asset Schedule. The information set forth in the related Asset Schedule and all other information or data furnished by, or on behalf of, Seller to Buyer is complete, true and correct in all material respects, and Seller acknowledges that Buyer has not verified the accuracy of such information or data.
(c)    Solvency. Both as of the date hereof and immediately after giving effect to each Transaction hereunder, the fair value of the assets of each Seller Party and Guarantor is greater than the fair value of the liabilities (including contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Seller in accordance with GAAP) of such Seller Party or Guarantor, as applicable, and Seller Parties and Guarantor are solvent, are able to pay and intend to pay their debts as they mature and do not have an unreasonably small capital to engage in the business in which they are engaged and propose to engage. Seller Parties and Guarantor do not intend to incur, or believe that they have incurred, debts beyond their ability to pay such debts as they mature. No Seller Party nor Guarantor is transferring or pledging any Purchased Assets, Pledged Assets, Underlying Mortgage Loans or Underlying REO Property with any intent to hinder, delay or defraud any Person.
(d)    No Broker.  Neither of Seller or Guarantor has dealt with any broker, investment banker, agent, or other person, who may be entitled to any commission or compensation in connection with the transactions pursuant to this Agreement.
(e)    Ability to Perform. No Seller Party nor Guarantor believes, nor do they have any reason or cause to believe, that they cannot perform, and Seller Parties and Guarantor intend to perform, each and every covenant that it is required to perform under this Agreement and the other Facility Documents.
(f)    Organization and Good Standing; Subsidiaries. Each Seller Party, Guarantor and their respective Subsidiaries are a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was organized, has full corporate or other organizational power and authority to own its property and to carry on its business as currently conducted, and is duly qualified as a foreign corporation or entity to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of any Seller Party and Guarantor and their respective consolidated Subsidiaries taken as a whole. For the purposes hereof, good standing shall include qualification for any and all required governmental licenses and payment of any and all taxes required, due and payable in the jurisdiction of its organization and in each jurisdiction in which a Seller Party or Guarantor or their respective Subsidiaries transact business. Each of the Seller Parties and Guarantor has no Subsidiaries except those set forth on Exhibit I hereto, or otherwise identified by such Seller Party or Guarantor to Buyer in writing, and such writing correctly states the name of each such Subsidiary as it appears in its articles of incorporation or formation filed in the jurisdiction of its organization, along with the address, place of organization, each state in which such Subsidiary is qualified as a foreign corporation or entity, and the percentage ownership (direct or indirect) of such Seller Party or Guarantor , as applicable, in such Subsidiary.
(g)    Financial Statements. The balance sheet of Guarantor and its consolidated Subsidiaries and the balance sheets of each of its Material Subsidiaries (if any) provided to Buyer pursuant to Section 14(d) as of the dates of such balance sheets, and the related consolidated and consolidating statements of income, changes in shareholders’ equity and cash flows for the periods ended on the dates of such balance sheets heretofore furnished to Buyer, fairly present in all material respects the consolidated financial condition of Guarantor and its consolidated Subsidiaries and the financial condition of each such Material Subsidiary, respectively, as of such dates and the results of their operations for the periods ended on such dates, subject, in the case of interim statements, to year-end adjustments and a lack of footnotes. On the dates of such annual, fiscal year end, audited balance sheets, Guarantor had no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments that are required by GAAP to be disclosed in such balance sheets and related statements as of the dates that they were originally issued and that are not disclosed by, or reserved against on, said balance sheets and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Guarantor except as heretofore disclosed to Buyer in writing. Said financial statements were prepared in accordance with GAAP, except for interim statements, which are subject to year-end adjustments and a lack of footnotes. Since the date of the balance sheet most recently provided, there has been no Material Adverse Effect, nor does a Responsible Officer have actual knowledge of any state of facts particular to Guarantor that (with or without notice or lapse of time or both) would reasonably be expected to result in any such Material Adverse Effect.
(h)    No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with its terms and conditions, shall result in the breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than Liens created pursuant to this Agreement and the other Facility Documents) of any nature upon the properties or assets of any Seller Party or Guarantor under, any of the terms, conditions or provisions of such Seller Party’s or Guarantor’s, as applicable, organizational documents, or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which such Seller Party or Guarantor is now a party or by which it is bound (other than this Agreement).
(i)    Action. Each Seller Party and Guarantor has all requisite corporate power, authority and capacity to enter into this Agreement and each other Facility Document and to perform the obligations required of it hereunder and thereunder. This Agreement constitutes a valid and legally binding agreement of Seller Parties and Guarantor enforceable against Seller Parties and Guarantor, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship and similar laws, and by equitable principles. No consent, approval, authorization, license or order of or registration or filing with, or notice to, any Governmental Authority is required under any Requirement of Law before the execution, delivery and performance of or compliance by Seller Parties and Guarantor with this Agreement or any other Facility Document or the consummation by Seller Parties and Guarantor of any transaction contemplated thereby, except for those that have already been obtained by a Seller Party or Guarantor, as applicable, and the filings and recordings in respect of the Liens created pursuant to this Agreement and the other Facility Documents. If a Seller Party or Guarantor is a depository institution, this Agreement is a part of, and will be maintained in, such Seller Party’s or Guarantor’s, as applicable, official records.
(j)    Enforceability. This Agreement and all of the other Facility Documents executed and delivered by each Seller Party and/or Guarantor, as applicable, in connection herewith are legal, valid and binding obligations of such Seller Party and/or Guarantor, as applicable, and are enforceable against each Seller Party and/or Guarantor in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and (ii) general principles of equity.
(k)    Asset Guidelines. The Asset Guidelines provided to Buyer are the true and correct Asset Guidelines of the applicable Originator.
(l)    Material Adverse Effect. There has been no event nor, to Seller’s or Guarantor’s knowledge, any event, which has had or is reasonably likely to have a Material Adverse Effect.
(m)    No Default. No Default, Event of Default or Termination Event has occurred.
(n)    No Adverse Selection. Neither Seller nor Guarantor used selection procedures that identified the Purchased Assets, Underlying Mortgage Loans or Underlying REO Properties offered to Buyer for purchase hereunder as being less desirable or valuable than other assets comparable to the Purchased Assets, Underlying Mortgage Loans or Underlying REO Properties owned by Seller or Guarantor, as applicable.
(o)    Litigation; Compliance with Laws. Except as set forth in Schedule 3 (which shall be deemed automatically updated by the most recently delivered replacement schedule of litigation, if any, provided to Buyer by Seller pursuant to Section XV of the

Compliance Certificate or with a notice to Buyer given pursuant to Section 14(c)(ii)), there is no litigation pending or, to the actual knowledge of any Responsible Officer, threatened, that will cause, or would be reasonably likely to result in a decrease to the Guarantor’s Adjusted Tangible Net Worth in an amount equal to or greater than the JPM Threshold. No Seller Party nor Guarantor has violated any Requirement of Law applicable to such Seller Party or Guarantor, as applicable, that, if violated, would be reasonably likely to result in a decrease to the Guarantor’s Adjusted Tangible Net Worth in an amount equal to or greater than the JPM Threshold.
(p)    Margin Regulations. The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.
(q)    Taxes. All federal, state and local income tax returns, and all material excise, property and other tax returns, required to be filed with respect to each of Seller’s and Guarantor’s operations and those of its Subsidiaries in any jurisdiction have been filed on or before the due date thereof (plus any applicable extensions) and to each Responsible Officer’s actual knowledge, all such returns are true and correct in all material respects; all taxes, assessments, fees and other governmental charges upon Seller and Guarantor, and Seller’s and Guarantor’s, as applicable, respective Subsidiaries and upon their respective properties, income or franchises, that are, or should be shown on such tax returns to be, due and payable have been paid, including all Federal Insurance Contributions Act (FICA) payments and withholding taxes, if appropriate, other than those that are being contested in good faith by appropriate proceedings, diligently pursued and as to which Seller and Guarantor have established adequate reserves determined in accordance with GAAP. For purposes of this representation, a tax return shall be considered to have been timely filed if its late filing did not have a Material Adverse Effect. The amounts reserved, as a liability for income and other taxes payable in the consolidated financial statements described in Section 14(d), are in accordance with GAAP.
(r)    Investment Company Act. No Seller Party nor Guarantor nor any of their Subsidiaries is an “investment company” within the meaning of the Investment Company Act.
(s)    Purchased Assets, Underlying Mortgage Loans, Underlying REO Properties and Pledged Assets.
(i)    Other than as contemplated by the Facility Documents, no Seller Party nor Guarantor has assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property to any other Person, other than to Buyer, Seller or REO Subsidiary, and immediately prior to the sale or pledge of such Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property to Buyer, the related Seller Party and/or Guarantor, as applicable, was the sole owner of such Purchased Asset, Pledged Asset, Underlying Mortgage Loan or Underlying REO Property and had good and marketable title thereto, free and clear of all Liens, other than Liens in favor of Buyer, in each case except for Liens to be released simultaneously with the sale or pledge to Buyer hereunder.

(ii)    The provisions of this Agreement are effective to either constitute a sale of Purchased Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller Parties in, to and under the Purchased Assets. The provisions of this Agreement are effective to constitute a pledge of Pledged Items to Buyer and to create in favor of Buyer a valid security interest in all right, title and interest of Seller Parties in, to and under the Pledged Items.
(t)    Jurisdiction of Organization. As of the date hereof, Seller’s jurisdiction of organization is Delaware, REO Subsidiary’s jurisdiction of organization is Delaware, Guarantor’s jurisdiction of organization is Michigan.
(u)    Location of Books and Records. The locations where each Seller Party and Guarantor keep their respective books and records, including all computer tapes and records related to the Pledged Items is their respective chief executive offices.
(v)    True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller Parties and Guarantor to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact actually known by a Responsible Officer that, after due inquiry, would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.
(w)    ERISA.
(i)    No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by Seller Parties or Guarantor to be incurred by Seller Parties, Guarantor or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.
(ii)    No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no such plan which is subject to Section 412 of the Code failed to meet the requirements of Section 436 of the Code as of such last day. No Seller Party nor Guarantor nor any ERISA Affiliate thereof is subject to a Lien in favor of such a Plan as described in Section 430(k) of the Code or Section 303(k) of ERISA.
(iii)    Each Plan of the Seller Parties and Guarantor and each of their Subsidiaries and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.
(iv)    No Seller Party nor Guarantor, nor any of their Subsidiaries has incurred a Tax liability under Chapter 43 of the Code or a penalty under Section 502(i) of ERISA which has not been paid in full, except where the incurrence of such Tax or penalty would not result in a Material Adverse Effect.
(v)    No Seller Party nor Guarantor nor any of their Subsidiaries, nor any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.
(x)    Agency Approvals. Guarantor currently holds all approvals, authorizations and other licenses from the Agencies required under the applicable Agency Guidelines to originate, purchase, hold, service and sell Purchased Assets and Underlying Mortgage Loans of the types currently offered for sale or pledge by Seller and Guarantor to Buyer hereunder.
(y)    Anti-Money Laundering Laws. The operations of each Seller Party and Guarantor are conducted and, to the knowledge of such Seller Party or Guarantor, as applicable, have been conducted in all material respects in compliance with the applicable anti-money laundering statutes of all jurisdictions to which such Seller Party and Guarantor, as applicable, is subject and the rules and regulations thereunder, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Seller Party or Guarantor or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of such Seller Party and Guarantor, threatened.
(z)    No Prohibited Persons. No Seller Party nor Guarantor, or, to the knowledge of any Seller Party or Guarantor, no director or officer of a Seller Party or Guarantor is an entity or Person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).
(aa)    No Reliance. Seller Parties and Guarantor have made their own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for them based upon their own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. No Seller Party nor Guarantor is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
(bb)    Plan Assets. No Seller Party nor Guarantor is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Pledged Items are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, in Seller Parties’ and Guarantor’s hands, and transactions by or with Seller Parties and/or Guarantor are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.
(cc)    Fidelity Bonds. Seller Parties and Guarantor have purchased fidelity bonds, all of which are in full force and effect, insuring Seller Parties, Guarantor and Buyer and their successors and assigns in the amount required by the applicable Agency Guidelines or Asset Guidelines, against loss or damage from any breach of fidelity by Seller Parties, Guarantor or any officer, director, employee or agent of Seller and Guarantor, and against any loss or damage from loss or destruction of documents, fraud, theft or misappropriation, or errors or omissions.
(dd)    Reporting. In its financial statements, each of the Seller Parties and Guarantor intends to report each sale of an Underlying Mortgage Loan hereunder as a financing in accordance with GAAP.
(ee)    Foreign Corrupt Practices Act. No Seller Party nor Guarantor is, or, to the knowledge of any Seller Party and Guarantor, no director, officer, agent or employee of a Seller Party or Guarantor is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and, to the extent applicable, Seller Parties and Guarantor have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure continued compliance therewith.
(ff)    [Reserved].
(gg)    [Reserved].
(hh)    No Undisclosed Liabilities. Other than as disclosed in the annual, fiscal year end, audited financial statements delivered pursuant to Section 13(g), no Seller Party nor Guarantor has any material liabilities or Indebtedness, direct or contingent, that are required by GAAP to be disclosed in such financial statements at the time that they were originally issued and that are not disclosed by and, to the extent required by GAAP, reserved against on, such financial statements.

Section 14.    Covenants of Seller. On and as of the date of this Agreement and each Purchase Date and on each day until this Agreement is no longer in force, each Seller Party and Guarantor covenants as follows:
(a)    Preservation of Existence. Each Seller Party, Guarantor and each Material Subsidiary shall preserve and maintain its existence in good standing. Seller Parties and Guarantor shall keep adequate books and records of their respective business activities to the extent necessary to produce the financial statements required by Section 14(d), and make no material change in the nature of its business. No Seller Party nor Guarantor shall make any material change in its accounting treatment and reporting practices except as permitted by GAAP or approved by Buyer in writing. Each Seller Party and Guarantor shall preserve and maintain all of its rights, privileges, licenses and franchises materially necessary to the normal conduct of its business, including Guarantor’s eligibility as lender, seller/servicer and issuer described under Section 13(x). For the avoidance of doubt, nothing herein shall be deemed to prohibit (and shall permit) any transaction that does not result in a Change in Control.
(b)    Compliance with Applicable Laws. Each Seller Party, Guarantor and each Material Subsidiary shall each comply with all Requirements of Law applicable to them and the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Property, in each case, a breach of which would, or would reasonably be expected to, result in a Material Adverse Effect except where contested in good faith and by appropriate proceedings and with adequate book reserves determined in accordance with GAAP established therefor, including (1) the Ginnie Mae Guide, (2) the Anti-Money Laundering Laws, (3) all Privacy Requirements, including the GLB Act and Safeguards Rule promulgated thereunder, (4) all consumer protection laws and regulations, (5) all licensing and approval requirements applicable to Seller’s and its Subsidiaries’ origination of Mortgage Loans and (6) all other laws and regulations referenced in item (f) of Schedule 1-B-1 and item (g) of Schedule 1-B-2. Guarantor shall maintain in effect and enforce policies and procedures reasonably determined by such party to be designed to ensure compliance by Guarantor and its respective Subsidiaries and their respective directors, members, managers, partners, officers, employees and agents with the FCPA and applicable sanctions.
(c)    Notice of Proceedings or Adverse Change. Each of Seller and Guarantor will notify Buyer promptly after a Responsible Officer of Seller or Guarantor, as applicable, has actual knowledge of the occurrence of any of the following (which notice may be included in a Compliance Certificate delivered promptly thereafter), and Seller or Guarantor, as applicable, shall provide such additional documentation and cooperation as Buyer may reasonably request with respect to any of the following; provided that Seller and Guarantor will not be required to provide such additional documentation if Guarantor has provided such additional documentation to Buyer pursuant to the terms of the Rocket Repurchase Agreement:
(i)    the occurrence of any Default, Event of Default or Termination Event hereunder;
(ii)    any (a) other action, event or condition of any nature that, with or without notice or lapse of time or both, will constitute (1) with respect to each Seller

Party, a default under or in respect of any Indebtedness in excess of [***] and (2) with respect to Guarantor, a default under or in respect of any Material Indebtedness, and that, if not timely cured by Seller Parties or Guarantor, as applicable, or waived by its holder or holders, would cause, or would permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, such Indebtedness in excess of [***] or Material Indebtedness, as applicable, to become or be declared due before its stated maturity, or its prepayment, redemption or defeasance (including repurchase of assets subject to any repurchase agreement, securities contract or similar agreement) to be required, before its stated maturity or termination date; (b)(i) entry of any court judgment or regulatory order requiring Seller Parties or Guarantor to pay a claim or claims that exceed (1) with respect to Seller Parties, [***], that is not covered by insurance, and (2) with respect to Guarantor, the JPM Threshold, that is not covered by insurance, or (ii) the filing of any petition, claim or lawsuit against Seller Parties or Guarantor, in which the amount involved exceeds (1) with respect to Seller Parties, [***], that is not covered by insurance, and (2) with respect to Guarantor, the JPM Threshold, that is not covered by insurance; or (c) any other action, event or condition of any nature that has, or would reasonably be expected to have, a Material Adverse Effect;
(iii)    reserved;
(iv)    any material change in accounting policies or financial reporting practices of Seller or Guarantor except such changes as required by GAAP;
(v)    reserved;
(vi)    the filing, recording or assessment of any federal, state or local tax Lien or security interest (other than security interests created hereby or under any other Facility Documents) on, or claim asserted against, any of the Pledged Items;
(vii)    any other event, circumstance or condition that has resulted, or would reasonably be expected to result in a Material Adverse Effect; and
(viii)    promptly, but no later than one (1) Business Day after any Seller Party or Guarantor receives notice of any termination or suspension of any approval described in Section 13(x) of Guarantor to sell Underlying Mortgage Loans to an Agency.
(ix)    upon any Seller Party becoming aware of any Control Failure with respect to an Underlying Mortgage Loan that is an eMortgage Loan.
(x)    any proposed changes, at least ten (10) Business Days prior to the proposed effective date of such changes, to Servicer’s eVault or related policies, procedures and/or processes that may adversely affect the performance of such eVault or that may adversely affect the enforceability of eMortgage Loans and eNotes or compliance with applicable Agency Guidelines and eCommerce Laws. Buyer may, in

its good faith discretion, require that the legal analysis, technical review and security review be updated, at Seller’s expense, with respect to any such proposed changes.
(xi)    upon any occurrence of a data security incident regarding the eVault that results in the unauthorized access to or acquisition of an eNote and any other records any details known to Seller of such data security incident.
(d)    Financial Reporting. Guarantor shall deliver or cause to be delivered the following to Buyer; provided that Guarantor will not be required to deliver any of the following to Buyer if Guarantor, as applicable, has delivered such item to Buyer pursuant to the terms of the Rocket Repurchase Agreement:
(i)    Within forty-five (45) days after the end of each calendar month, (1) consolidated and consolidating statements of income and changes in shareholders’ equity and cash flows for such month of Guarantor and Guarantor’s consolidated Subsidiaries and (2) statements of income and changes in shareholders’ equity and cash flows for such month of each of Guarantor’s Subsidiaries (excluding any Subsidiary that is only a holding company), and for each of Guarantor and such Subsidiaries, the related balance sheet as at the end of such month, all in reasonable detail, prepared in accordance with GAAP, subject to year-end adjustments and a lack of footnotes;
(ii)    Within ninety (90) days after (1) Guarantor’s fiscal year end, consolidated and consolidating statements of income, changes in shareholders’ equity and cash flows of Guarantor and Guarantor’s consolidated Subsidiaries for such fiscal year, and (2) the fiscal year end of each Subsidiary of Guarantor, statements of income, changes in shareholders’ equity and cash flows of such Subsidiary (excluding any Subsidiary that is only a holding company), and for each of Guarantor and such Subsidiaries, the related balance sheet as at the end of such fiscal year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP and an opinion prepared by an accounting firm reasonably satisfactory to Buyer, or other independent certified public accountants of recognized standing selected by Guarantor, as to Guarantor’s and Guarantor’s consolidated Subsidiaries financial statements and, only if Guarantor elects to have them audited, as to such Subsidiaries’ financial statements;
(iii)    Together with each delivery of financial statements required in Sections 14(e)(i) and 14(e)(ii) above, a Compliance Certificate executed by the chief financial officer, chief executive officer or president of Guarantor, on behalf of Guarantor;
(iv)    Photocopies or electronic copies of the relevant portions of any final written audits completed by Ginnie Mae of Guarantor that provide for material corrective action, material sanctions or classifications of the quality of Guarantor’s operations, not later than five (5) Business Days after receiving such audit;

(v)    Weekly (and more frequently if reasonably requested by Buyer), a hedging report in a form mutually agreed to between Buyer and Guarantor; and
(vi)    From time to time, with reasonable promptness, such further information regarding the Pledged Items, or the business, operations, properties or financial condition of Guarantor as Buyer may reasonably request.
(e)    Visitation and Inspection Rights. Seller and Guarantor shall permit authorized representatives of Buyer to (i) discuss the business, operations, assets and financial condition of Seller and Guarantor and their respective Subsidiaries with their officers and employees and to examine their books of account, records, reports and other papers and make copies or extracts thereof, (ii) inspect all of Seller’s and Guarantor’s property and all related information and reports, and (iii) audit Seller’s and Guarantor’s operations, in each case only to the extent reasonably necessary to ensure compliance with the terms of the Facility Documents, and the related applicable provisions of the GLB Act and other privacy laws and regulations, all at Seller’s or Guarantor’s expense, as applicable (subject to the limitations in Section 18 and the Due Diligence Cap, and at such reasonable times during normal business hours as Buyer may request upon reasonable (but no less than three (3) Business Days)) advance notice to Seller or Guarantor, as applicable, and without unreasonable disruption to Seller’s or Guarantor’s business; provided that no advance notice shall be required if an Event of Default has occurred and is continuing; and provided further that unless an Event of Default has occurred and is continuing, such on-site visits and/or on-site examinations shall be limited to one (1) per calendar year.
(f)    Reimbursement of Expenses. On the date of execution of this Agreement, Seller shall reimburse Buyer for all reasonable third-party out-of-pocket expenses incurred by Buyer on or prior to such date in which Buyer provided reasonable back-up supporting documentation. From and after such date, Seller shall promptly reimburse Buyer for all reasonable third party out-of-pocket expenses as the same are incurred by Buyer and within thirty (30) days of the receipt of invoices and reasonable back-up supporting documentation therefor.
(g)    Further Assurances. Seller Parties and Guarantor agree to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements and instruments as are reasonably required by Buyer to carry into effect the intent and purposes of this Agreement and the other Facility Documents or to perfect the interests of Buyer in the Pledged Items.
(h)    True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantor or any of their respective officers or agents or otherwise furnished in writing by or on behalf of Seller or Guarantor to Buyer hereunder and during Buyer’s diligence of Seller and Guarantor are and will be true and correct in all material respects and will not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading; provided that there shall be no breach of this covenant to the extent that, after a Responsible Officer of a Seller becomes aware of a fact or circumstance that would otherwise be a breach of this covenant in the absence of corrective action, Seller takes such prompt corrective action and such representation or warranty is capable of being cured in Buyer’s reasonable determination, except to the extent materially relied upon by Buyer and materially adversely affecting the Buyer’s decisions. All required financial statements, information and reports delivered by Seller and Guarantor to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or in applicable, to SEC filings, the appropriate SEC accounting requirements.
(i)    ERISA Events.
(i)    Promptly upon Seller or Guarantor becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior 12 months involve a payment of money by or a potential aggregate liability of Seller, Guarantor or any ERISA Affiliate thereof or any combination of such entities in excess of $15,000,000, Seller and Guarantor shall give Buyer a written notice specifying the nature thereof, what action Seller, Guarantor or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;
(ii)    Promptly upon receipt thereof, each of Seller and Guarantor shall furnish to Buyer copies of (i) all notices received by Seller, Guarantor or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Seller, Guarantor or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 or 4205 of ERISA involving a withdrawal liability in excess of $15,000,000; and (iii) all funding waiver requests filed by Seller, Guarantor or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $15,000,000, and all communications received by Seller, Guarantor or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.
(j)    Taxes. Seller Parties, Guarantor and their respective Subsidiaries shall timely file all tax returns that are required to be filed by them and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.
(k)    Financial Condition Covenants. Guarantor shall comply with the financial covenants set forth in Section 3 of the Pricing Side Letters.
(l)    No Adverse Selection. In the event that Guarantor has an alternative financing source (other than corporate cash) for mortgage loans repurchased by Guarantor from Ginnie Mae Securities, Guarantor shall not select the Underlying Mortgage Loans in a manner so as to intentionally adversely affect Buyer’s interests versus those of such alternative financing source.
(m)    Insurance. Seller Parties and Guarantor shall maintain, at no cost to Buyer, (a) blanket fidelity bond coverage, with such companies and in such amounts as to satisfy the requirements of the Agencies, and shall cause each Seller Party’s and Guarantor’s policy to be endorsed with the Blanket Bond Required Endorsement and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies, in such amounts and against such risks as is customarily carried by similar businesses. Photocopies of such policies shall be furnished to Buyer at no cost to Buyer upon a Seller Party’s or Guarantor’s obtaining such coverage or any renewal of or modification to such coverage.
(n)    Books and Records. Seller and Guarantor shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Pledged Items in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pledged Items.
(o)    Illegal Activities. No Seller Party nor Guarantor shall engage in any conduct or activity that could reasonably be foreseeable as subjecting a material portion of its assets to forfeiture or seizure.
(p)    Anti-Money Laundering Laws. Each of Seller and Guarantor shall conduct their operations in all material respects in compliance with the applicable Anti-Money Laundering Laws.
(q)    Limitation on Dividends and Distributions.
(i)    If any Default or Event of Default described in Section 15(a) (Payment Default) in an aggregate amount of [***] or more shall have occurred and be continuing, neither Seller nor Guarantor shall declare, make or pay, or incur any liability to declare, make or pay, any dividend (excluding stock dividends) or other distribution on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself, whether now or hereafter outstanding, without the prior written consent of Buyer, which Buyer may grant or withhold in its sole discretion.
(ii)    If any Default or Event of Default other than those specifically referred to in Section 14(q)(i) shall have occurred and be continuing, neither Seller nor Guarantor shall declare, make or pay, or incur any liability to declare, make or pay, any dividend (excluding stock dividends) or other distribution on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself, whether now or hereafter outstanding, without the prior written consent of Buyer, which Buyer may grant or withhold in its sole discretion; provided, however that, notwithstanding anything in the foregoing, Seller or Guarantor, as applicable, shall be able to make a Tax Dividend to its shareholders required for purposes of meeting such shareholder’s tax liability related to its, his or her ownership of Seller or Guarantor, as applicable.
(r)    Disposition of Assets; Liens. Except for sales and other dispositions, including securitizations, in the ordinary course of each of Seller Party’s, Guarantor’s, or any Material Subsidiary’s business, or as otherwise authorized by this Agreement, none of Seller Party, Guarantor, or any Material Subsidiary shall convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets (including receivables and leasehold interests) whether now owned or hereafter acquired.
(s)    Transactions with Affiliates. Except as contemplated by the Facility Documents, no Seller Party nor Guarantor nor any Material Subsidiary shall enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise expressly permitted under this Agreement, (b) in the ordinary course of such Seller Party’s, Guarantor’s, or Material Subsidiary’s business (including, without limitation, any ordinary course financing transaction otherwise permitted to be entered into directly by a Seller Party or the Guarantor, but which has been structured such that a special purpose entity which is 100% owned, directly or indirectly, by the Guarantor or a Seller Party is the obligor thereunder), (c) upon fair and reasonable terms no less favorable to such Seller Party, Guarantor, or Material Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, or (d) such transaction is a loan, guaranty or other transaction that would have been permitted under Section 14(q) if it has been made as a distribution.
(t)    ERISA Matters.
(i)    Neither Seller nor Guarantor shall permit any event or condition which is described in any of clauses (i) through (viii) of the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior 12 months, involves the payment of money by or an incurrence of liability of Seller, Guarantor or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of $15,000,000, that is not covered by insurance.
(ii)    Neither Seller nor Guarantor shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and neither Seller nor Guarantor shall use “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, to engage in this Agreement or the Transactions hereunder and transactions by or with Seller or Guarantor are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.
(u)    Consolidations, Mergers and Sales of Assets. No Seller Party shall (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person without Buyer’s prior written consent unless such merger, consolidation or amalgamation would not result in a Change of Control.
(v)    Asset Schedules. Unless otherwise agreed to by Buyer, on the Reporting Date or with such greater frequency as reasonably requested by Buyer, Seller will furnish to Buyer monthly electronic Mortgage Loan performance data in the form of Exhibit C attached hereto, including, without limitation, an Asset Schedule that includes all data fields required by FHA, VA, USDA and Ginnie Mae and any other additional data fields Buyer may reasonably request (and available electronically without undue burden and expense) in order to determine the Market Value of the Eligible Assets, delinquency reports and static pool reports (i.e., delinquency, foreclosure and net charge-off reports) and monthly stratification reports summarizing the characteristics of the Mortgage Loans, in each case, as of the last day of the immediately preceding month. Seller shall provide monthly representation and warranty claim reports as well as reports detailing any repurchases or indemnification. Notwithstanding the foregoing, in the event that circumstances outside of the Seller’s reasonable control prevent delivery of the applicable data and reports referenced in this paragraph, which circumstances may include, but need not be limited to, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or, computer (software and hardware) services, then the delivery timelines set forth herein shall be deemed extended to the extent necessary to accommodate such circumstances; provided that Buyer may determine the Market Value of the Eligible Assets taking into account such lack of applicable data and reports referenced in this paragraph.
(w)    Use of Proceeds. Each Seller Party and Guarantor will not request any Transaction, and each Seller Party and Guarantor shall not use, and shall procure that their respective Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Transaction (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Money Laundering Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(x)    Pooled Loans. Guarantor, as Nominee for Seller, shall deliver to Buyer copies of the relevant Pooling Documents (the originals of which shall have been delivered to Ginnie Mae) as Buyer may request from time to time and as required by the Custodial Agreement.

(y)    REO Subsidiary Interests; Participation Interests.
(i)    REO Subsidiary Interests.
(A)    Seller shall deliver to the Buyer the original of the REO Subsidiary Certificate re-registered in the name of the Buyer.
(B)    Neither Seller nor REO Subsidiary shall take any action which results in any REO Subsidiary Certificate being dealt or traded on securities exchanges or securities markets and none of the REO Subsidiary Certificates is nor will they be an investment company security within the meaning of Section 8-103 of the UCC.
(C)    Neither Seller nor REO Subsidiary shall issue any new classes under existing REO Subsidiary Certificates that are in connection with the Transactions hereunder without Buyer’s prior written consent which shall not be unreasonably withheld.
(ii)    Participation Interests.
(A)    Seller shall deliver to Buyer the original Participation Certificate re-registered in the name of Buyer.
(B)    Neither Guarantor nor Seller shall take any action which results in any Participation Certificate being dealt or traded on securities exchanges or securities markets and none of the Participation Certificates is nor will they be an investment company security within the meaning of Section 8-103 of the UCC.
(C)    Neither Seller nor Guarantor shall issue any new classes under existing Participation Certificates that are subject to Transactions hereunder without Buyer’s prior written consent which shall not be unreasonably withheld.
(z)    Take-out Payments. With respect to each Underlying Mortgage Loan subject to a Take-out Commitment, Seller shall arrange that all payments under the related Take-out Commitment shall be paid directly to Buyer at the account designated by Buyer in writing prior to such payment.
(aa)    HUD; FHA; VA and USDA Matters.
(i)    Conveyance of Eligible Assets; Submission of Claims. After an Early Buyout (and only to the extent such Underlying Mortgage Loan is subject to an Early Buyout):
(A)    if an Underlying Mortgage Loan shall become a Pooled Loan subject to a Transaction hereunder then, with respect to such Pooled Loan

Seller shall be deemed to make the representations and warranties listed on Schedule 1-D hereto;
(B)    on commencement of an Agency Claim Process, Seller shall cause Servicer to give written notice to Buyer of commencement of such Agency Claim Process. All Underlying Mortgage Loans subject to such Agency Claim Process shall designate Guarantor on the USDA, FHA or VA electronic submission as payee, and Guarantor shall serve as Nominee for each Seller Party; and
(C)    if such Underlying Mortgage Loan becomes subject to foreclosure and conversion to an Underlying REO Property as contemplated by Section 4(d)(ii), (a) Seller shall (i) deliver to Buyer and the Custodian an updated Asset Schedule with respect to such Underlying REO Property pursuant to Section 14(v), and (ii) be deemed to make the Asset Representations and Warranties with respect to such Underlying REO Property; and (b) solely with respect to an Underlying Mortgage Loan becoming a REO Property (i) such Underlying REO Property shall be deemed an Underlying REO Property owned by the REO Subsidiary hereunder and its Market Value as determined by Buyer shall be included in the Market Value of the REO Subsidiary Interests and (ii) to the extent that such conversion results in a Margin Deficit, Seller shall pay such amount in accordance with Section 5.
(ii)    Agency Accounts. Seller shall cause Guarantor (as each Seller Party’s Nominee) to be designated (A) with respect to each FHA Loan, as mortgagee of record on the FHA LEAP System under mortgagee number [***], (B) with respect to each VA Loan, as the payee on the VALERI system under payee vendor identification number [***], (C) with respect to each USDA Loan, as the lender of record. In addition, Seller shall provide the lender agreement with respect to Buyer to the RHS. Seller shall cause Guarantor (as its Nominee) to submit all claims to HUD, VALERI or USDA under the applicable numbers set forth above or the lender agreement, as applicable, and to remit all amounts received in connection therewith to the applicable Agency Account. With respect to Early Buyout Mortgage Loans, to the extent any of HUD, VA or USDA deducts any amounts owing by Nominee to HUD, VA or USDA, Seller shall deposit, or cause Nominee to deposit, to the Collection Account within two (2) Business Days following notice or knowledge of such deduction by HUD, VA or USDA, such deducted amounts into the applicable account. Seller shall instruct JPMorgan Chase Bank, National Association to remit all amounts on deposit in any Agency Account to the Collection Account within two (2) Business Days of receipt, unless a Repurchase/Release Event has occurred with respect to the related Underlying Asset, as more particularly set forth in Section 32 hereof and thereafter in accordance with Section 6 hereof.
(iii)    Approvals. Guarantor shall be approved by Ginnie Mae as an approved issuer, and Guarantor shall be approved by FHA as an approved mortgagee, by

VA as an approved VA lender and by USDA as an approved USDA lender, in each case in good standing (such collective approvals and conditions, “Agency Approvals”), with no event having occurred or Guarantor having any reason whatsoever to believe or suspect will occur prior to the issuance of the Ginnie Mae Security, including without limitation a change in insurance coverage, which would either make Guarantor unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the applicable Agency, or to HUD, FHA, VA or USDA (other than routine and customary notices not materially affecting its eligibility to service or sell mortgage loans for the applicable Agency, HUD, FHA or VA). Should Guarantor for any reason, cease to possess all such Agency Approvals, or should notification to the applicable Agency or, to HUD, FHA, VA or USDA be required (other than routine and customary notices not materially affecting its eligibility to service or sell mortgage loans for the applicable Agency, HUD, FHA or VA), Guarantor shall so notify Buyer promptly in writing. Notwithstanding the preceding sentence, Guarantor shall take all necessary action to maintain all of its Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Guarantor shall service all Underlying Assets in accordance with the FHA Regulations, VA Regulations or USDA Regulations, as applicable.
(iv)    Guarantor or Seller shall cooperate and do all things deemed necessary or appropriate by Buyer to effectuate the steps as contemplated in this Section 14(aa).
(bb)    Special Purpose Entity. Except as contemplated by the Facility Documents, Seller shall, and shall cause the REO Subsidiary to (i) own no assets, and not engage in any business, other than the assets and transactions specifically contemplated by the Facility Documents; (ii) maintain books and records separate from those of all other Persons; (iii) maintain its bank accounts separate from each other Persons; (iv) not commingle its assets with those of any other Person; (v) pay its own debts and liabilities out of its own funds; (vi) maintain financial statements separate and apart from those of all other Persons; (vii) observe all organizational formalities and other applicable or customary formalities to preserve its existence; (viii) not engage in any business or activity other than as set forth in Seller’s organizational documents or the REO Subsidiary Agreement, as applicable; (ix) not guarantee or become obligated for the debts of any other Person or make any loans or advances to any other Person and shall not acquire obligations or securities of Seller’s or Guarantor’s Affiliates other than Seller’s ownership of the REO Subsidiary Interests and Participation Interests; (x) not acquire the direct or indirect obligations of, or securities issued by, its shareholders or any Affiliate; (xi) allocate fairly and reasonably any overhead for expenses that are shared with an Affiliate, including paying for the office space and services performed by any employee of any Affiliate; (xii) conduct business in its own name, promptly correct any known misunderstandings regarding its separate identity, hold all of its assets in its own name, and not identify itself as a division of any other Person; (xiii) reserved; (xiv) not engage or suffer any change in ownership, winding-up, dissolve or liquidate in whole or in part except as otherwise provided in Seller’s organizational documents or the REO Subsidiary Agreement, as applicable; (xv) not consolidate or merge, in whole or in part, with or into any other entity or sell, lease, assign, convey or otherwise transfer all or substantially all of its properties and assets to any Person; (xvi) not take any action that knowingly shall cause the Seller or the REO Subsidiary to become insolvent; (xvii) use separate stationery, invoices, and checks bearing its own name; (xviii) not incur or assume any Indebtedness; (xix) not hold out its credit as being available to satisfy the obligations of others; (xx) not make any loans or advances to any third party, and shall not acquire obligations or securities of its Affiliates; (xxi) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (xxii) file separate tax returns from those of each Person and entity except as may be required by law; (xxiii) have an Independent Member; (xxiv) except as contemplated by this Agreement and the other Facility Documents not form, acquire or hold any Subsidiary or own any equity interest in any other entity other than the REO Subsidiary Interests and the Participation Interests; and (xxv) maintain its assets in a manner that will not be costly or difficult to segregate ascertain or identify from those of any other Person. Seller and REO Subsidiary shall not permit any modification or restructuring of Seller’s organizational documents or the REO Subsidiary Agreement (including, without limitation, any changes in the cash flow with respect to the Seller’s organizational documents and the REO Subsidiary Agreement) without the consent of the Buyer.
(cc)    Ineligible Assets. To the extent that an REO Property fails to remain an Eligible Asset due to a material breach of Schedule 1-A(k) (Environmental Matters) which could result in material liability to the REO Subsidiary, the beneficial interest shall be repurchased or otherwise acquired by Guarantor within three (3) Business Days thereof.
(dd)    Reserved.
(ee)    No Prohibited Persons. No Seller Party nor Guarantor, or, to the knowledge of any Seller Party or Guarantor, no director or officer of a Seller Party or Guarantor is an entity or Person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).
(ff)    Foreign Corrupt Practices Act. None of any Seller Party nor Guarantor and no director, officer, agent or employee of a Seller Party or Guarantor shall take any action, directly or indirectly, that would result in a violation by such persons of the FCPA; and Seller and Guarantor shall conduct their businesses in compliance with the FCPA and shall institute and maintain policies and procedures designed to ensure continued compliance therewith.
(gg)    Investment Company Act. None of any Seller Party nor Guarantor will be an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act, and it will not maintain the status of the REO

Subsidiary such that it will be necessary for the REO Subsidiary to register under the Investment Company Act for specifically identified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
(hh)    Notices. Seller Parties and Guarantor (solely with respect to itself and as specifically referenced by name below) will notify Buyer promptly after a Responsible Officer has actual knowledge of the occurrence of any of the following (which notice may be included in a Compliance Certificate delivered promptly thereafter), and Seller Parties or Guarantor, as applicable, shall provide such additional documentation and cooperation as Buyer may reasonably request with respect to any of the following (provided, however, that notice and/or provision of documentation by any of the Seller Parties or Guarantor shall satisfy the obligations of all such parties pursuant to this Section 14(hh)):
(i)    any change in the business address and/or telephone number of any Seller Party or Guarantor;
(ii)    any material merger, consolidation or reorganization of any Seller Party or Guarantor, or any change in the ownership of any Seller Party or Guarantor by direct or indirect means that results in a Change in Control. “Indirect” means any change in ownership of a controlling interest of the relevant Person’s direct or indirect parent;
(iii)    any change of the name or jurisdiction of organization of any Seller Party or Guarantor;
(iv)    any material adverse change in the consolidated financial condition of any Seller Party or Guarantor;
(v)    any Seller Party, Guarantor or any of their Subsidiaries admits to committing, or is found to have committed, a violation of any Requirement of Law relating to its business operations, including its loan generation, sale or servicing operations, and such violation has, or would reasonably be expected to have, a Material Adverse Effect;
(vi)    except for regular or routine audits, inspections, investigations, examinations or reviews by any Agency, any Governmental Authority or the regulators, of any Seller Party or Guarantor, the initiation of any audits, inspections, investigations, examinations or reviews of any Seller Party or Guarantor by any Agency or any Governmental Authority relating to the origination, sale or servicing of Mortgage Loans by Guarantor or the business operations of any Seller Party or Guarantor;
(vii)    the occurrence of any “event of default” or “termination event” under any Hedging Arrangement (as those terms are defined or, if not defined, used in such Hedging Arrangement) in which any Seller Party or Guarantor has aggregate principal exposure of (1) with respect to any Seller Party, more than [***] and (2) with respect to Guarantor, more than [***], or the giving of written notice to Seller by a party to any such Hedging Arrangement that an event of default or termination event has occurred;

(viii)    any Seller Party or Guarantor shall have made a determination that Buyer is in breach of a material provision of this Agreement or any of the other Facility Documents and a Responsible Officer has formed the intention to pursue that claim either immediately or in the future.
(ii)    Reporting. In its consolidated financial statements, Seller will report each sale of a Mortgage Loan hereunder as a financing in accordance with GAAP.
(jj)    Defense of Title; Preservation of Pledged Items. Seller Parties and Guarantor warrant and will defend the right, title and interest of Buyer in and to all Pledged Items against all adverse claims and demands of all Persons whomsoever (other than any claim or demand related to any act or omission of Buyer, which claim or demand does not arise out of or relate to any breach or potential breach of a representation or warranty by a Seller Party or Guarantor under this Agreement). Seller Parties and Guarantor shall do all things necessary to preserve the Pledged Items so that such Pledged Items remain subject to a first priority perfected Lien hereunder, excluding Hedging Arrangements that cover Purchased Assets, Underlying Assets or Pledged Assets that are subject to another Available Warehouse Facility, as to which Seller Parties and Guarantor will do all things necessary to keep Buyer’s Lien pari passu with the Lien of the counterparty to such other Available Warehouse Facility. Without limiting the foregoing, Seller Parties and Guarantor will comply in all material respects with all Requirements of Law applicable to Seller Parties or Guarantor, as applicable, or relating to the Pledged Items and cause the Pledged Items to comply in all material respects with all applicable Requirements of Law. Seller Parties and Guarantor will not allow any default to occur for which Seller Parties or Guarantor is responsible under any Pledged Items or any Facility Documents and Seller Parties and Guarantor shall fully perform or cause to be performed when due all of its material obligations under any Pledged Items and the Facility Documents.
(kk)    Hedging Arrangements. Seller Parties and Guarantor shall hedge their interest rate risk with respect to Purchased Assets, Underlying Assets and Pledged Assets in accordance with its hedging policies. Seller Parties and Guarantor shall review their respective hedging policies periodically to confirm that they are adequate to meet each Seller Party’s or Guarantor’s as applicable, business objectives and that such hedging policies are being complied with in all material respects. Upon Buyer’s reasonable request made from time to time, Seller Parties and Guarantor will provide a current copy of a Seller Party’s or Guarantor’s hedging policies, as applicable.
(ll)    [Reserved].
(mm)    [Reserved].
(nn)    UCC. No Seller Party nor Guarantor will change its name, identity, corporate structure or location (within the meaning of Section 9-307 of the UCC) unless it shall have (i) given Buyer at least forty-five (45) days’ prior written notice thereof and (ii) delivered to Buyer all financing statements, amendments, instruments and other documents reasonably requested by Buyer in connection with such change.

(oo)    Ginnie Mae Securities. With respect to any Underlying Mortgage Loans that are Pooled Loans, Seller shall designate the agent under the Joint Securities Account Control Agreement as the party authorized to receive the related Ginnie Mae Security and shall designate the agent under the Joint Securities Account Control Agreement accordingly on the applicable Form HUD 11705 (Schedule of Subscribers).
(pp)    Asset Guidelines. In the event that the applicable Originator or Seller Party makes any amendment or modification to their Asset Guidelines, Seller Parties shall cause the applicable Originator or Seller Party to promptly deliver to Buyer a complete copy of such amended or modified Asset Guidelines.
Section 15.    Events Of Default. If any of the following events (each an “Event of Default”) occur, the Seller Parties and Buyer shall have the rights set forth in Section 16, as applicable:
(a)    Payment Default. Seller (1) fails (x) to remit any payment of Repurchase/Release Price (other than for a Defective Asset for which any Margin Call has been paid), or (y) remit any payment of Price Differential when due pursuant to the terms of this Agreement or any other Facility Document, or (z) to satisfy any Margin Call in the manner provided and within the time specified in Section 5 (Margin Amount Maintenance); provided, that in the event of an administrative error with respect to such payment on any Business Day (which administrative error is promptly documented to the satisfaction of the Buyer), Seller shall have until the close of business on the next Business Day to complete such payment, so long as Seller is solvent; or (2) defaults in the payment of (i) any other Obligations, when the same shall become due and payable, whether at the due date thereof, or by acceleration or otherwise (and such failure to pay such other Obligations shall continue for more than [***] or (ii) any other payment due to Buyer pursuant to, and in breach of, the terms hereof (and such failure to pay such other payment shall continue for more than [***]; or;
(b)    Representation and Warranty Breach. (A) Any representation or warranty made by a Seller Party or Guarantor in this Agreement or any other Facility Document (x) is untrue, inaccurate or incomplete in any material respect (each such representation or warranty, a “Materially False Representation”) on or as of the date made and, (y) only as to Materially False Representations not made with intent to mislead or deceive Buyer, such Materially False Representation is not cured by correcting its untruth, inaccuracy or incompleteness within [***] after a Responsible Officer has actual knowledge that such Materially False Representation was untrue, inaccurate or incomplete in any material respect on or as of the date made; provided that any Asset Representation or Warranties shall be considered solely for the purpose of determining (i) whether a Purchased Asset, an Underlying Asset or Pledged Asset is a Defective Asset and (ii) the Market Value of such Purchased Asset, Underlying Asset or Pledged Asset, including for purposes of Seller’s repurchase obligations and Margin Calls, and regardless of whether the Asset Level Representation was when made, or has become, a Materially False Representation, it will not constitute a Default or an Event of Default — although such Materially False Representation may cause each affected Purchased Asset, Underlying Asset or Pledged Asset to cease to be an Eligible Mortgage Loan, Eligible REO Property, Eligible Participation Interest, or

Eligible REO Subsidiary Interest, or to have a lower Market Value, and Buyer may require that Seller repurchase the applicable Participation Interests (or Guarantor or Seller, as applicable, remove such Underlying Mortgage Loan from such Participation Interests or Underlying REO Property from the REO Subsidiary) or that Seller satisfy a Margin Call as provided in this Agreement — unless both (1) such Asset Level Representation shall be determined by Buyer in its good faith discretion to have been materially false or misleading on a regular basis and (2) when such Asset Level Representation was made, a Responsible Officer had actual knowledge that it was being made and that it was untrue, inaccurate or incomplete in any material respect, in which event such Materially False Representation will constitute an Event of Default; or (B) any fraudulent information contained in any written statement, report, financial statement or certificate made or delivered by Seller (either before or after the date hereof) to Buyer pursuant to the terms of this Agreement or any other Facility Document if (i) it was untrue, inaccurate or incomplete in any material respect on or as of the date made and (ii) a Responsible Officer knew it to be fraudulent as of the date when made or deemed made; or
(c)    Immediate Covenant Default. The failure of any Seller Party or Guarantor to perform, comply with or observe any term, covenant or agreement applicable to any Seller Party or Guarantor in any material respect, in each case, after the expiration of the applicable cure period, if any, as specified in such covenant, contained in:
(i)    Section 14(b) (Compliance with Applicable Laws), Section 14(h) (True and Correct Information), Section 14(q) (Limitation on Dividends and Distributions), Section 14(r) (Disposition of Assets), Section 14(s) (Transactions with Affiliates), or Section 14(u) (Consolidations, Mergers and Sales of Assets), in each case, provided Seller Parties and Guarantor shall be entitled to [***] to cure any such default from the earlier of notice or knowledge of such failure; or
(ii)    Section 14(a) (Preservation of Existence) only to the extent relating to maintenance of existence, provided, that in the event of an administrative error with respect to such failure (which administrative error is promptly documented to the satisfaction of the Buyer); Section 14(o) (Illegal Activities); Section 14(p) (Anti-Money Laundering Laws); Section 14(t) (ERISA Matters); Section 14(bb) (Special Purpose Entity); Section 14(ee) (No Prohibited Persons); Section 14(ff) (Foreign Corrupt Practices); Section 14(gg) (Investment Company Act); in each case, provided Seller Parties and Guarantor shall be entitled to [***] to cure any such default from the earlier of notice or knowledge of such failure;
(iii)    Section 14(k) (Financial Condition Covenants), provided Seller Parties and Guarantor shall be entitled to [***] to cure any such default from the earlier of notice or knowledge of such failure;
(d)    Judgments. One or more final judgments for the payment of money is rendered against any Seller Party or Guarantor that is equal to or greater than (i) with respect to Seller Parties, [***] or (ii) with respect to Guarantor, the JPM Threshold, and such final judgment is rendered by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be paid (including by insurance), satisfied, vacated, discharged (or provision made for such discharge sufficient to prevent execution of any such judgment), or stayed, within [***], after their entry, and such Seller Party or Guarantor shall not, within such [***] period, or such longer or shorter period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or
(e)    Insolvency Event. Any Insolvency Event occurs with respect to any Seller Party, Guarantor or any Material Subsidiary; or
(f)    Enforceability. A Seller Party or Guarantor shall claim in writing that any Facility Document is not in full force and effect or is unenforceable, or seek to terminate or disaffirm any of Seller Party’s or Guarantor’s material obligations under it, at any time following its execution; provided that a claim or assertion by a Seller Party or Guarantor that Buyer has failed to comply with, or is in breach of, this Agreement or any other Facility Document shall not, in and of itself, be an Event of Default; or
(g)    Liens. Any Seller Party or Guarantor shall grant, or suffer to exist, any Lien on any Pledged Item (except any Lien in favor of Buyer or otherwise contemplated hereunder); or
(h)    Material Adverse Effect. There is a Material Adverse Effect; or
(i)    ERISA. (i) any Seller Party, Guarantor or ERISA Affiliate shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any material “accumulated funding deficiency” (as defined in Section 304 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Seller Party, Guarantor or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v)  any Seller Party, Guarantor or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
(j)    Change in Control. Any Change in Control of a Seller Party or Guarantor shall have occurred without Buyer’s prior written consent and Seller Parties shall fail to pay the applicable Repurchase/Release Price with respect to all Purchased Assets, Underlying Mortgage Loans and Underlying REO Properties then subject to outstanding Transactions on or before [***] after such Change in Control; or

(k)    Going Concern. Guarantor’s audited financial statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Guarantor, as applicable, as a “going concern” or reference of similar import; or
(l)    Investigations. Any investigation, audit, examination or review of a Seller Party or Guarantor by an Agency or any Governmental Authority relating to the origination, sale or servicing of Mortgage Loans by such Seller Party or Guarantor, or the business operations of such Seller Party or Guarantor, results in a final adjudication or non-appealable finding that poses a Material Adverse Effect on a Seller Party or Guarantor; or
(m)    Inability to Perform. Any Seller Party or Guarantor shall admit its inability to, or its intention not to (without limiting the Buyer’s rights and remedies otherwise set forth in this Agreement), other than in connection with a good faith dispute pursuant to the Facility Documents, perform any of such Seller Party’s or Guarantor’s, as applicable, Obligations; or
(n)    [Reserved]; or
(o)    Servicer. There shall occur a Termination Event and a new Servicer has not been appointed within thirty (30) days of such Termination Event and the servicing of the Underlying Mortgage Loans and Underlying REO Property has not been transferred to such new Servicer within [***] of such Termination Event; or
(p)    Custodian. The Custodian fails to maintain its good standing under the Ginnie Mae Guide, FHA Regulations, VA Regulations or USDA Regulations and is not replaced in accordance with the Custodial Agreement; or
(q)    Guarantor Breach. A breach by Guarantor of any material representation, warranty or covenant set forth in the Guaranty or any other Facility Document, any repudiation of the Guaranty by Guarantor (other than in connection with a good faith dispute pursuant to the Facility Documents), or if the Guaranty is not enforceable against Guarantor; or
(r)    Authority to Originate, Purchase, Sell or Service. Any Agency or any federal Governmental Authority revokes the authority of Guarantor to originate, sell or service Mortgage Loan;
(s)    Other Debt to Chase or Certain Subsidiaries of JPMorgan Chase & Co. There is a default beyond the expiration of any applicable grace or cure period under any agreement for Indebtedness other than a Facility Document that (i) with respect to Seller Parties, [***] and (ii) with respect to Guarantor, relates to a facility the size of which is in excess of the JPM Threshold, in each case of (i) or (ii) that the Seller Parties or Guarantor (as applicable) has entered into with Buyer or any of the Subsidiaries of JPMorgan Chase & Co. listed in Exhibit 21 of its Form 10-K most recently filed with the SEC (each such agreement, a “Other JPM Agreement”) and, if such default is neither a payment default, an Insolvency Event or another default for which such other agreement does not provide for or expressly allow for a cure (a “No-cure Default”), it has not been cured by such defaulting party or waived by such counterparty and

[***] have elapsed since its occurrence (no cure or waiver period shall be applicable in respect of any such payment default, Insolvency Event or No-cure Default). For clarity, an “agreement for debt” under this Section 15(s) shall not include any agreement with Buyer or any of its Affiliates or Subsidiaries that relates to treasury management, brokerage or trading-related services; or
(t)    [Reserved]; or
(u)    Material Indebtedness Cross Default. Any “event of default” or any other default beyond the expiration of any applicable period of grace or opportunity to cure provided for in the written agreement with the holder of such Indebtedness which has resulted in or allows for the acceleration of (i) with respect to Seller Parties, Indebtedness in excess of [***] and (ii) with respect to Guarantor, Indebtedness related to a facility the size of which is in excess of the JPM Threshold; or
(v)    Governmental Seizure or Appropriation. Any Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the assets of any Seller Party or Guarantor, or all or substantially all of the assets of any of a Seller Party’s or Guarantor’s Material Subsidiaries, or shall have taken any action to displace the management of any Seller Party, Guarantor or any of their respective Material Subsidiaries, and in either case such action shall not have been discontinued or stayed within [***]; or
(w)    Additional Covenant Defaults.
(i)    (A) any Seller Party or Guarantor shall fail to perform, comply with or observe any term, covenant or agreement applicable to any Seller Party or Guarantor contained in Section 14(v) (Asset Schedule), and such failure remains uncured or unremedied for a period of one (1) Business Day following notice from the Buyer or knowledge by any Seller Party or Guarantor; provided that Buyer shall have the right to adjust the Market Value during any such cure period under this clause (A); or (B) any Seller Party or Guarantor shall breach any covenant in Section 14 other than a covenant that is specifically referred to in one of the subsections of this Section 15 preceding this Section 15(w), for the breach of which covenant no grace, notice or opportunity to cure period is expressly provided elsewhere in this Agreement, and such breach continues unremedied for a period of [***] after a Responsible Officer has actual knowledge of such breach.
(ii)    Any Seller Party or Guarantor shall fail to observe, keep or perform any duty, responsibility or obligation imposed or required by any provision of this Agreement or any other Facility Document, other than a duty, responsibility or obligation that is specifically referred to in one of the subsections of this Section 15 preceding this Section 15(w), that has, or would reasonably be expected to have, a material adverse impact on any Seller Party, Guarantor or Buyer and for the breach of which duty, responsibility or obligation no grace, notice or opportunity to cure period is expressly provided elsewhere in this Agreement, and such breach continues unremedied for a period of [***] after a Responsible Officer has actual knowledge of such breach.

Section 16.    Remedies. (a) If an Event of Default occurs with respect to a Seller Party or Guarantor, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.
(i)    At the option of Buyer, exercised by written notice to each Seller Party and Guarantor (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of a Seller Party or Guarantor), the Repurchase/Release Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Buyer shall (except upon the occurrence of an Insolvency Event of a Seller Party or Guarantor) give notice to the applicable Seller Party of exercise of such option as promptly as practicable.
(ii)    If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,
(A)    Seller’s obligations in such Transactions to pay the applicable Repurchase/Release Price with respect to all Purchased Assets, Underlying Assets and Pledged Assets on the Repurchase/Release Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase/Release Price and any other amounts owed by Seller hereunder, and (3) Seller shall immediately deliver to Buyer any Purchased Assets, Underlying Assets and Pledged Items (including any Pledged Assets) then subject to this Agreement and in Seller’s possession or control;
(B)    to the extent permitted by applicable law, the Repurchase/Release Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase/Release Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase/Release Price for such Transaction as of the Repurchase/Release Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, and (ii) any proceeds from the sale of Purchased Assets, Underlying Assets and Pledged Items (including Pledged Assets) applied to the Repurchase/Release Price pursuant to subsection (a)(iv) of this Section; and
(C)    all Income actually received by Buyer pursuant to Section 6 shall be applied to the aggregate unpaid Obligations owed by Seller.
(iii)    Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of Seller relating to the

Purchased Assets, Underlying Assets and the Pledged Items (including the Pledged Assets) and all documents relating to the Purchased Assets, Underlying Assets and Pledged Items (including the Pledged Assets) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of Seller contained in Facility Documents.
(iv)    At any time on the Business Day following notice to Seller (which notice may be the notice given under subsection (a)(i) of this Section), in the event Seller has not repurchased all Purchased Assets and paid any applicable Repurchase/Release Price with respect to the Pledged Items (including Pledged Assets), Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Assets subject to such Transactions hereunder and any related Pledged Items (including Pledged Assets) and apply the proceeds thereof to the aggregate unpaid Repurchase/Release Prices and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets and Pledged Items, to give Seller credit for such Purchased Assets and the Pledged Items in an amount equal to the Market Value of the Purchased Assets and Pledged Items against the aggregate unpaid Repurchase/Release Price and any other amounts owing by Seller hereunder.
(v)    The proceeds of any disposition or the amount of any credit described above shall be applied first, to the costs and expenses incurred by Buyer in connection with or as a result of an Event of Default (including legal fees, consulting fees, accounting fees, file transfer and inventory fees, costs and expenses incurred in respect of a transfer of the servicing of the Underlying Assets and costs and expenses incurred in connection with a disposition of the Purchased Assets, Underlying Assets and Pledged Assets); second, to costs of cover and/or related hedging transactions; third, to the aggregate and accrued Price Differential owed hereunder, fourth, to the remaining aggregate Repurchase/Release Price owed hereunder; fifth, to any other accrued and unpaid obligations of the Seller Parties and Guarantor hereunder and under the other Facility Documents and sixth, any remaining proceeds shall be paid to Seller or other Person legally entitled thereto.
(vi)    Each Seller Party shall be liable to Buyer for (i) the amount of all reasonable legal or other third-party out-of-pocket expenses (including, without limitation, all reasonable third-party out-of-pocket costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the reasonable third-party out-of-pocket cost (including all reasonable third-party out-of-pocket fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other reasonable third-party out-of-pocket loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
(vii)    Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.
(b)    All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.
(c)    Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller Party and Guarantor hereby expressly waives any defenses such Seller Party or Guarantor might otherwise have to require Buyer to enforce its rights by judicial process. Each Seller Party and Guarantor also waives any defense (other than a defense of payment or performance) such Seller Party or Guarantor might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets, Pledged Assets or Underlying Assets, or from any other election of remedies. Each Seller Party and Guarantor recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
(d)    To the extent permitted by applicable law, each Seller Party and Guarantor shall be liable to Buyer for interest on any amounts owing by a Seller Party hereunder, from the date any Seller Party or Guarantor becomes liable for such amounts hereunder until such amounts are (i) paid in full by such Seller Party or Guarantor or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by a Seller Party to Buyer under this paragraph 16(d) shall be at a rate equal to the Post-Default Rate.
(e)    Seller and Guarantor agree that, following an Event of Default, they shall cooperate with the Buyer to name the Buyer or its designee as the mortgagee of record on the FHA LEAP System and VA and USDA electronic registration systems.
Section 17.    Termination Event. If one of the following events (a “Termination Event”) occurs, Buyer shall have the right to immediately terminate the Servicer:
(i)    An Event of Default under the Facility Documents;
(ii)    Reserved;
(iii)    Servicer ceases to be an approved servicer for any Agency, HUD, VA or USDA, or is terminated by any Agency, HUD, VA or USDA;
(iv)    [Reserved];
(v)    Servicer demonstrates a consistent pattern of failing to make any required servicing advance, to the extent that such failure materially impairs FHA

Mortgage Insurance coverage, or VA Loan Guaranty Agreement coverage or USDA guaranty coverage, with respect to any Underlying Mortgage Loan or Underlying REO Property, or gives rise to a material liability to HUD, FHA, VA or USDA as determined by Buyer in its good faith discretion;
(vi)    Servicer fails to make a required deposit to the Payment Account within two (2) Business Days after the date such deposit is required to be made;
(vii)    Servicer provides a notice of its intent to resign as Servicer of the Underlying Mortgage Loans and Underlying REO Property and a new Servicer reasonably acceptable to Buyer is not appointed within sixty (60) calendar days;
(viii)    the Servicer has notice or knowledge of a final and binding FHA, HUD, VA or USDA fee or penalty which has not been paid or is subject to a set-off by any of FHA, HUD, VA or USDA, in either case, in excess of $1,000,000 and which is not paid within five (5) Business Days of the applicable due date; or
(ix)    The occurrence of an FHA Loss Rate Trigger 3.
Section 18.    Indemnification And Expenses. (a) Seller and Guarantor agree to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and actual and documented out-of-pocket costs and expenses (including reasonable fees of counsel) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including any losses due to servicing errors or omissions on the part of Guarantor, that, in each case, results from anything other than an Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of Seller and Guarantor agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Assets, Underlying Assets and Pledged Assets relating to or arising out of any Taxes incurred or assessed in connection with the ownership of the Purchased Assets, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Asset, Underlying Asset or Pledged Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Underlying Asset or Pledged Asset, Seller and Guarantor will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller or Guarantor of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller and Guarantor also agree to reimburse an Indemnified Party promptly as and when billed by such Indemnified Party for all the Indemnified Party’s actual and documented out-of-pocket costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.
(b)    Seller agrees to pay as and when billed by Buyer all of the reasonable third-party out-of-pocket costs and expenses incurred by Buyer in connection (i) with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith, provided, however, that Seller’s obligation with respect to payment of amounts due under this clause (i) shall be limited to the Fee Cap, assuming reasonable negotiation, no extensive delays from commencement to closing, no unanticipated issues arising or structural changes during the course of the negotiation, (ii) with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the reasonable fees, disbursements and expenses of counsel to Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder, provided, however, that Seller’s obligation with respect to payment of amounts due under this clause (ii) shall be limited to the Fee Cap unless an Event of Default has occurred and is continuing, (iii) all reasonable third-party out-of-pocket expenses of the Buyer and the Buyer’s counsel (including the fees, disbursements and other charges of counsel) in connection with the enforcement of the Facility Documents and (iv) all reasonable fees and expenses of the Verification Agent and the Custodian. Subject to the limitations set forth in Section 32 hereof, Seller agrees to pay Buyer all the reasonable out of pocket due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans and REO Properties submitted by Seller for purchase under this Agreement, including, but not limited to, those out of pocket costs and expenses incurred by Buyer pursuant to Sections 18(b) and 21 hereof.
(c)    The obligations of Seller from time to time to pay the Repurchase/Release Price, the Periodic Advance Repurchase Payments, and all other amounts due under this Agreement shall be full recourse obligations to the Seller.
Section 19.    Servicing. (a)  Guarantor hereby agrees to service the Underlying Mortgage Loans and Underlying REO Properties consistent with the degree of skill and care that Guarantor customarily requires with respect to similar Underlying Mortgage Loans and Underlying REO Properties owned or managed by it and in accordance with Accepted Servicing Practices. Guarantor shall service the Underlying Mortgage Loans and Underlying REO Properties in accordance with this Agreement. Guarantor hereby agrees to (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Underlying Mortgage Loans and Underlying REO Properties or any payment thereunder. Buyer may terminate the servicing of any Underlying Mortgage Loan with the then existing servicer in accordance with Section 19(d) hereof.
(b)    Guarantor shall hold or cause to be held all escrow funds collected by Guarantor with respect to any Purchased Assets, Pledged Assets, Underlying Mortgage Loans

and Underlying REO Properties in trust accounts and shall apply the same for the purposes for which such funds were collected.
(c)    To the extent required by Section 6(b)(i) and Section 6(c) hereof, Guarantor shall deposit all collections received by it on behalf of Seller on account of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties in the Collection Account no later than two (2) Business Days following receipt.
(d)    Upon the occurrence and during the continuation of an Event of Default or Termination Event hereunder, Buyer shall have the right to immediately terminate the Servicer’s right to service the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties without payment of any penalty or termination fee. Guarantor and Seller shall cooperate in transferring the servicing of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties to a successor servicer appointed by Buyer in its sole discretion. For the avoidance of doubt any termination of the Servicer’s rights to service by the Buyer as a result of an Event of Default shall be deemed part of an exercise of the Buyer’s rights to cause the liquidation, termination or acceleration of this Agreement. Upon the occurrence and during the continuation of an Event of Default or Termination Event hereunder, Guarantor will comply with the Buyer’s instructions with respect to the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties, to the extent permitted by applicable law.
(e)    If Guarantor or Seller should discover that, for any reason whatsoever, any entity responsible to Seller by contract for managing or servicing any such Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties has failed to perform fully Seller’s obligations under the Facility Documents or any of the obligations of such entities with respect to the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties, Seller shall promptly notify Buyer.
(f)    For the avoidance of doubt, neither Seller nor Guarantor shall retain any economic rights to the servicing of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties; provided that Guarantor shall continue to service the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties hereunder as part of its Obligations hereunder. As such, Seller and Guarantor expressly acknowledge that the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties are sold or pledged to Buyer, as applicable, on a “servicing released” basis.
(g)    Seller shall, with respect to any Servicer (other than Guarantor), provide promptly to Buyer (i) a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties, advising such Servicer of such matters as Buyer may reasonably request, including recognition by the Servicer of Buyer’s interest in such Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties and the Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties and any related Income with respect thereto.
Section 20.    Recording Of Communications. Buyer, Seller and Guarantor shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording.
Section 21.    Due Diligence. Each of Seller and Guarantor acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to Seller Parties, the Guarantor, the Servicer, the Purchased Assets, Pledged Assets, Underlying Mortgage Loans subject to any Transaction and Underlying REO Property in connection with any Transaction or otherwise pledged hereunder, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each of Seller and Guarantor agrees that (a) upon reasonable prior notice to Seller unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of the Asset Files and any and all documents, records, agreements, instruments or information relating to such Purchased Assets, Pledged Assets, Underlying Mortgage Loans, Underlying REO Properties of the Seller (the “Due Diligence Documents”) in the possession or under the control of Seller, Guarantor, Servicer and/or the Custodian, or (b) upon request, Seller shall create and deliver to Buyer within twenty (20) calendar days of such request, an electronic copy on CD or DVD, in a format acceptable to Buyer, of such Due Diligence Documents as Buyer may request. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files, the Purchased Assets, the Pledged Assets, the Underlying REO Property and the Underlying Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Purchased Assets from Seller based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets, Pledged Assets, Underlying Mortgage Loans subject to a Transaction or Underlying REO Properties pledged in connection with a Transaction, including, without limitation, ordering appraisals or BPOs, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan, performing compliance, legal, credit and servicing file reviews, as well as reviews of claim history and files with FHA, VA and USDA and verification of FHA Mortgage Insurance in place, VA Loan Guaranty Agreement in place and USDA guaranty in place. Buyer may due diligence such Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties itself or engage a mutually agreed upon third party due diligence firm to perform such due diligence, subject to such third party due diligence firm executing the Buyer’s standard form of non-disclosure agreement. Seller agrees to cooperate with Buyer and any third party due diligence firm in connection with such underwriting, including, but not limited to, providing Buyer and any third party due diligence firm with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties in the possession, or under the control, of Seller provided, however, that unless an Event of Default has occurred and is continuing, such on-site visits and/or on-site examinations shall be limited to one (1) per calendar year. Seller further agrees that Seller shall pay all reasonable third-party out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 21 (“Due Diligence Costs”) in an amount not to exceed the Due Diligence Cap per calendar year; provided that the Due Diligence Cap shall not apply upon the occurrence and continuance of an Event of Default. In addition, the Buyer may perform corporate level due diligence on the Seller and Servicer, provided, however, that prior to the occurrence and continuation of an Event of Default the Seller shall not be required to pay for such corporate level due diligence more than once per annum (which due diligence shall also be subject to the Due Diligence Cap; provided that the Due Diligence Cap shall not apply upon the occurrence and continuance of an Event of Default).
Section 22.    Assignability.
(a)    The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by any Seller Party or Guarantor without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Facility Documents pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned; provided that so long as no Event of Default has occurred and is continuing, to the extent such assignee is not an Affiliate of Buyer, Seller shall have the right to consent to such assignment, which consent shall not be unreasonably withheld or delayed. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents and (c) Buyer shall promptly notify the Seller of such assignment. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by a Seller Party or Guarantor.
(b)    Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) each Seller Party shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 8; provided that so long as no Event of Default has occurred and is continuing, to the extent such participant is not an Affiliate of Buyer, Seller shall have the right to consent to such participation, which consent shall not be unreasonably withheld or delayed.
(c)    Buyer shall, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 22, provide Seller and Guarantor at least ten (10) calendar days prior notice if the prospective assignee or participant is not an Affiliate of the Buyer.
(d)    Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 22, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to a Seller Party, Guarantor or any of their Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of a Seller Party, Guarantor or any of their Subsidiaries; provided that such assignee or participant agrees to hold such information subject to confidentiality provisions substantially similar in scope to the confidentiality provisions of this Agreement.
(e)    In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.
Section 23.    Transfer and Maintenance of Register.
(a)    Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 23, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement. Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 23 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 23(b) hereof.
(b)    Seller shall maintain a register (the “Register”) on which it will record Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights. If Buyer sells a participation in its rights hereunder, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable Requirement of Law.
Section 24.    Tax Treatment. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as Indebtedness of the Seller that is secured by the Purchased Assets and the Pledged Assets, and that the Purchased Assets are owned by Seller and the Underlying REO Properties are owned by REO Subsidiary in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.
Section 25.    Set-Off. (a) Except to the extent specifically permitted herein, each Seller Party and Guarantor hereby irrevocably and unconditionally waives all right to setoff for or on account of any obligation or liability of Buyer, Buyer’s participant or any of their Affiliates under this Agreement or any other Facility Document, whether pursuant to contract or applicable law, in equity or otherwise, with respect to any funds or monies of Buyer, Buyer’s participant or any of their Affiliates at any time held by or in the possession of any Seller Party or Guarantor.
(b)    Except to the extent specifically permitted herein, Buyer, Buyer’s participants and each of their Affiliates under this Agreement or any other Facility Document hereby irrevocably and unconditionally waives all right to setoff for or on account of any obligation or liability of any Seller Party or Guarantor under this Agreement or any other Facility Document, whether pursuant to contract or applicable law, in equity or otherwise, with respect to any funds or monies of any Seller Party, Guarantor or its Affiliates held by Buyer, Buyer’s participants and each of their Affiliates, including any bank accounts of any Seller Party or Guarantor or any of its Affiliates with any of them or any deposits in such accounts or any amounts due or owing under any Master Securities Forward Transaction Agreement among any of them, or any of Buyer’s or its Affiliates’ assets, rights or obligations under any other arrangement or agreement with Seller or any of its Affiliates; provided that if any Event of Default has occurred and is continuing, Buyer shall have the right, without prior notice to any Seller Party or Guarantor, any such notice being expressly waived by such Seller Party and Guarantor to the extent permitted by applicable law, upon any amount becoming due and payable by any Seller Party or Guarantor under this Agreement or any other Facility Document (whether at the stated maturity, by termination, acceleration or otherwise) to set off and appropriate and apply against such amount, any and all deposits (general or special, time or demand, provisional or final) in the Payment Account or the Collection Account or any other funding, operating or other deposit account related to the facility provided for in this Agreement, for the benefit of Buyer; provided further that Buyer may set off funds or monies of any Seller Party or Guarantor on deposit in the Payment Account or the Collection Account or any other funding, operating or other deposit account related to the facility provided for in this Agreement, only against amounts any Seller Party or Guarantor owes to Buyer or any other Indemnified Party pursuant to the terms of this Agreement or another Facility Document; and provided further that the foregoing right of setoff shall not apply to any deposit of escrow monies being held on behalf of the mortgagors under Underlying Mortgage Loans. Buyer agrees to promptly notify Seller Parties and Guarantor after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 26.    Terminability. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. The obligations of Seller under Section 18 hereof shall survive the termination of this Agreement.
Section 27.    Notices And Other Communications. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by electronic transmission) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 4 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by electronic transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.
Section 28.    Entire Agreement; Severability; Single Agreement. (a) This Agreement, together with the Facility Documents, constitute the entire understanding among Buyer, the Seller Parties and Guarantor with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Properties. By acceptance of this Agreement, Buyer, the Seller Parties and Guarantor acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement or the Facility Documents. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
(b)    Buyer, the Seller Parties and Guarantor acknowledge that each Transaction hereunder is made in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer, each Seller Party and Guarantor agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iii) to promptly provide notice to the other after any such set off or application.

Section 29.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.
Section 30.    SUBMISSION TO JURISDICTION; WAIVERS. EACH SELLER PARTY, GUARANTOR AND BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(a)    SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(b)    CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(c)    AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;
(d)    AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND
(e)    BUYER, EACH SELLER PARTY AND GUARANTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 31.    No Waivers, etc. No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default and Termination Event shall each be deemed to be continuing unless expressly waived by Buyer in writing.
Section 32.    Nominee.
(a)    Appointment of Nominee; Maintenance of Accounts. With respect to any Early Buyout Mortgage Loans:
(i)    Seller Parties and Buyer hereby acknowledge and agree, and Seller Parties hereby appoint, Guarantor as (i) their nominee as mortgagee of record and payee on the FHA LEAP System and Guarantor hereby accepts such appointment, (ii) their nominee as payee on the VALERI system and the Servicer hereby accepts such appointment, (iii) as their nominee as the lender of record and payee with the RHS and Guarantor hereby accepts such appointment, and (iv) as nominee and agent of Seller Parties and Buyer as set forth herein.
(ii)    With respect to those Underlying Mortgage Loans that are FHA Loans, Seller Parties and Buyer desire that the Nominee be designated as mortgagee of record on the FHA LEAP System under mortgagee number [***], and Guarantor shall submit all claims to HUD under such applicable number for remittance of amounts to the Agency Account. Seller Parties hereby instruct Nominee to remit all applicable amounts on deposit in the Agency Account to the Collection Account within two (2) Business Days of receipt.
(iii)    With respect to those Underlying Mortgage Loans that are VA Loans, Seller Parties and Buyer desire that the Nominee be designated as the payee under payee vendor identification number [***], and Servicer shall submit all claims to VALERI under such applicable number for remittance of amounts to the Agency Account. Any amounts paid by VALERI with respect to a VA Loan shall be paid to Nominee; such amounts shall be remitted by Nominee into the Collection Account within two (2) Business Days of receipt.
(iv)     With respect to those Underlying Mortgage Loans that are USDA Loans, Seller Parties and Buyer desire that the Nominee be designated as the lender of record under identification number [***], and Guarantor shall submit all claims to RHS under such applicable number for remittance of amounts to the Agency Account. RHS shall make payment of any claim with respect to a USDA Loan directly to Nominee for remittance into the Collection Account within two (2) Business Days of receipt. Seller Parties provide the lender agreement with respect to the Buyer to the RHS.

(v)    Following receipt by Nominee and Servicer each of written notice of the occurrence of a Termination Event, the Nominee and Servicer each agrees to take direction from the Buyer with respect to the FHA Loans, VA Loans and USDA Loans. Prior to such time, Nominee and Servicer each shall take direction from Seller Parties with respect to such FHA Loans, VA Loans and USDA Loans.
(vi)     It is the intent of the Seller Parties and the Buyer that the Nominee retain bare legal title to the Underlying Mortgage Loans and Underlying REO Property for all purposes including, without limitation, for purposes of Section 541(d) of the Bankruptcy Code and accordingly, Guarantor, in its capacity as servicer or nominee, shall have no property right to the Underlying Mortgage Loans or Underlying REO Property.
(vii)    Upon the occurrence of a Termination Event, Buyer may terminate Guarantor as Nominee and appoint itself or another person as the successor nominee.
(b)    Remittance of Collections. With respect to any Early Buyout Mortgage Loans:
(i)    The Nominee shall segregate all amounts collected on account of such Underlying Mortgage Loans and Underlying REO Properties, and shall remit such collections (collectively, the “Funds”) no later than two (2) Business Days following receipt to the Collection Account in accordance with the below instructions. Each Seller Party hereby notifies and instructs the Nominee and the Nominee is hereby authorized and instructed to remit any and all Funds which would be otherwise payable to Seller Parties with respect to the Underlying Mortgage Loans and/or Underlying REO Property to the Collection Account which instructions are irrevocable without the prior written consent of Buyer.
(ii)    To the extent any of HUD, VA or USDA deducts, from amounts otherwise due on account of Underlying Mortgage Loans or Underlying REO Property subject to this Agreement, any amounts owing by Nominee to HUD, VA or USDA, Nominee shall deposit, within two (2) Business Days following notice or knowledge of such deduction by HUD, VA or USDA, such deducted amounts into the Collection Account.
(c)    Agency Matters.
(i)    Guarantor shall maintain all of the applicable Agency Approvals. Guarantor has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

(ii)    Should Guarantor, for any reason, cease to possess all such applicable Agency Approvals, or should notification to any Agency, or to HUD, FHA, VA or USDA, be required with respect to any non-compliance or breach (other than routine and customary notices not materially affecting its eligibility to service mortgage loans for any Agency, HUD, FHA or VA), Servicer shall so notify Seller Parties and Buyer immediately in writing. Notwithstanding the preceding sentence, Guarantor shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Servicer shall service all Mortgage Loans in accordance with the FHA Regulations, VA Regulations or USDA Regulations, as applicable.
Section 33.    Confidentiality. (a) To effectuate this Agreement, Buyer and Seller may disclose to each other certain confidential or proprietary information relating to the parties’ operations, computer systems, technical data, financial data, business methods, and other information designated by the disclosing party or its agent to be confidential, or that should be considered confidential in nature by a reasonable person given the nature of the information and the circumstances of its disclosure (collectively the “Confidential Information”). Confidential Information can consist of information that is either oral or written or both, and may include, without limitation, any of the following: (i) any reports, information or material concerning or pertaining to businesses, methods, plans, finances, accounting statements, and/or projects of either party or their affiliated or related entities; (ii) any of the foregoing related to the parties or their related or affiliated entities and/or their present or future activities and/or (iii) any term or condition of any agreement (including this Agreement) between either party and any individual or entity relating to any of their business operations. With respect to Confidential Information, each of the parties hereby agrees, except as otherwise expressly permitted in this Agreement:
(i)    not to use the Confidential Information except in furtherance of this Agreement;
(ii)    to use reasonable efforts to safeguard the Confidential Information against disclosure to any unauthorized third party with the same degree of care as they exercise with their own information of similar nature;
(iii)    not to disclose Confidential Information to anyone other than its Affiliates and its and their employees, officers, directors, legal counsel, accountants and auditors (collectively, its “Representatives”) with a need to have access to the Confidential Information and who are informed by the disclosing party of the confidential or proprietary nature of the Confidential Information and who are directed by such party to treat the Confidential Information in a manner consistent with the terms of this Section 33, except that the parties shall not be prevented from using or disclosing any of the Confidential Information which: (i) is already known to the receiving party at the time it is obtained from the disclosing party (and such is not otherwise subject to a duty of confidentiality); (ii) is now, or becomes in the future, public knowledge other than through wrongful acts or omissions of the party receiving the Confidential Information; (iii) is lawfully obtained by the party from sources independent of the party disclosing the Confidential Information and without confidentiality and/or non-use restrictions; or (iv) is independently developed by the receiving party without any use of the Confidential Information of the disclosing party; and
(iv)    to advise its Representatives (and if applicable, Buyer Third-Party Recipients (as defined below)) who are informed of the matters that are the subject of this Agreement, that the United States securities laws prohibit any individual who has received from an issuer of securities material, non-public information concerning the matters that are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other individual under circumstances in which it is reasonably foreseeable that such other individual is likely to purchase or sell such securities in reliance upon such information.
(b)    Notwithstanding anything contained herein to the contrary, Buyer may share any Confidential Information of Seller with (i) a Representative of Buyer who Buyer determines should be made aware of the Confidential Information in connection with Buyer’s engagement by Seller; provided that, any such sharing of Confidential Information with a Representative of Buyer conforms to the requirements of Section 14.19(c) of this Agreement; (ii) any prospective or actual assignee, participant or repledgee to assist such Person in determining whether to enter into an assignment, participation or Repurchase Transaction in connection with the Principal Agreements; (iii) any hedge counterparty to the extent necessary to obtain any hedging in connection with the Transactions under the Principal Agreements; and (iv) any Person that provides or intends to provide liquidity to Buyer to further the Transactions set forth in the Principal Agreements (the Persons identified in clauses (ii)-(iv), the “Buyer Third-Party Recipients”); provided that, in the case of clauses (ii) through (iv), (A) such Person agrees to be bound by this covenant of confidentiality, or is otherwise subject to confidentiality restrictions no less strict than those set forth in this Section 14.19 and (B) other than during the occurrence and continuation of an Event of Default, with respect to Confidential Information consisting of (x) non-public financial information of Seller, including, without limitation, the contents of the financial reporting exhibits and schedules attached to this Agreement containing an MNPI legend affixed by Seller (as may be modified from time to time by Seller), (y) non-public personal information (as defined in Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999) of an obligor with respect to an Underlying Asset and (z) non-public, non-financial information pertaining to Seller that either (1) relates to developments or strategic initiatives, including but not limited to potential or actual acquisitions, divestitures and other strategic transactions, partnerships or initiatives; material or new product developments; material changes in management or organizational structure, material investigations or non-routine examinations from regulators and any other developments which materially affect Seller’ financial condition or prospects, or (2) is designated in writing by Seller as constituting material non-public information, in each case, such Confidential Information in clauses (x)-(z) (“Special Confidential Information”) shall not be shared with a Buyer Third-Party Recipient without the advance written consent of Seller (which may be provided by e-mail), which consent is not to be unreasonably withheld and shall, once given, extend to all such Special Confidential Information in relation to the applicable Buyer Third-Party Recipient to the extent that such additional material is provided solely for the purposes specified in clauses (ii) – (iv) above . Notwithstanding anything to the contrary set forth herein, Seller’ limited consent to share Special Confidential Information with a Buyer Third-Party Recipient shall terminate immediately and be of no further force or effect upon the earlier of: (i) the date that Buyer abandons all further initiatives to consummate a transaction contemplated in clauses (ii) – (iv) above with such Buyer Third-Party Recipient, but in any event no later than one year after the date such limited consent was granted by Seller, (ii) the termination of any transaction or series of transactions that, pursuant to their terms, require Buyer to forward such Special Confidential Information to such Buyer Third-Party Recipient or (iii) the termination of the Principal Agreements (each of the events described in clauses (i) - (iii), a “Consent Termination Event”). Upon the occurrence of a Consent Termination Event, Buyer shall (i) subject to applicable law, rule and regulation and Buyer’s document retention policies and procedures, promptly return to Seller or destroy all copies of the Special Confidential Information in its possession, and (ii) instruct recipients of such Special Confidential Information that their confidentiality obligations with respect to such Special Confidential Information survive the Consent Termination Event.
(c)    In addition, the Principal Agreements and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder (other than the tax treatment and tax structure of the transactions), are proprietary to Buyer and shall be held by Seller in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (i) disclosure to Seller’s direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions; (ii) upon prior written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body; (iii) upon prior written notice to Buyer, disclosure to any approved hedge counterparty to the extent necessary to obtain any hedging hereunder; (iv) any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; or (v) the tax treatment and tax structure of the transactions, which shall not be deemed confidential; provided that in the case of (ii), (iii) and (iv), Seller shall take reasonable actions to provide Buyer with prior written notice; provided further that in the case of (iv), Seller shall not file any of the Principal Agreements other than the Agreement with the SEC or state securities office unless Seller have (x) provided at least thirty (30) days (or such lesser time as may be demanded by the SEC or state securities office) prior written notice of such filing to Buyer, and (y) redacted all pricing information and other commercial terms.
(d)    If any party or any of its Representatives breaches its respective duty of confidentiality under this Agreement, the non-breaching party(ies) shall be entitled to all remedies available at law and/or in equity, including, without limitation, injunctive relief. For the avoidance of doubt, each of Buyer and Seller shall be solely responsible for any breaches of confidentiality by any of its respective Representatives and in the case of Buyer, Buyer shall also be solely responsible for any breaches of confidentiality by Buyer Third-Party Recipients.
Section 34.    Intent. (a)  The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Pledged Items constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).
(b)    Buyer's right to liquidate the Purchased Assets, Pledged Assets, Underlying Mortgage Loans and Underlying REO Property delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).
(c)    The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(d)    It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
(e)    This Agreement is intended to be a “master netting agreement”, “repurchase agreement” and a “securities contract,” within the meaning of Section 101(47), Section 555, Section 559, Section 561 and Section 741 under the Bankruptcy Code.
(f)    Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

(g)    With respect to the security interest granted in Section 9, Section 9(a), as stated therein and affirmed by Seller here, is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code, and is further intended to be a guaranty of the Seller’s Obligations to the Buyer.
Section 35.    Disclosure Relating to Certain Federal Protections. The parties acknowledge that they have been advised that:
(a)    in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;
(b)    in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and
(c)    in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
Section 36.    Conflicts. In the event of any conflict between the terms of this Agreement, any other Facility Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, then the terms of this Agreement shall prevail, and then the terms of the Facility Documents shall prevail.
Section 37.    Authorizations.
(a)    Any of the persons identified as “Authorized Representatives” whose names and titles are on Schedule 2 are authorized, acting singly, to act for any Seller Party, Buyer, as the case may be, under this Agreement, and JPM is entitled to rely on the authority and direction of the authorized representatives listed on such schedule without further inquiry. The parties hereto may amend Schedule 2 from time to time by delivering a revised schedule to the other parties and expressly stating that such revised schedule shall replace the existing Schedule 2 hereto.
(b)    Seller confirms and agrees that each Authorized Individual for Payment Instructions identified on Schedule 4 is authorized, acting singly, to provide and confirm payment instructions (including pursuant to any call-back verifications initiated by Buyer) with respect to the transfers of any payments by Buyer for the benefit of Seller hereunder. Seller may amend Schedule 4 from time to time by delivering a revised schedule to Buyer, signed by an

Authorized Representative of Seller, and expressly stating that such revised schedule shall replace the existing Schedule 4 hereto.
(c)    From time to time, Seller Parties may utilize the Finance Portal to access information and reports related to the Transactions, initiate requests to enter into Transactions, provide payment instructions for funding Transactions, and discharge certain reporting and notice obligations to Buyer, as contemplated by the Facility Documents.  Seller shall maintain a list of individuals (each, a “Finance Portal Approved User”) with authorization to access information and/or administer Transactions through the Finance Portal for or on behalf of any Seller Party including, if applicable, the authorization to provide Settlement Party payment instructions through the Finance Portal in connection with Direct Disbursement Transactions or to approve the funding of Transactions in connection with such payment instructions provided by another Finance Portal Approved User. Each person identified as an Authorized Administrator for Finance Portal Access on Schedule 5 is authorized, acting singly and at any time, and from time to time, to grant, remove, manage and modify the authorization of any person as a Finance Portal Approved User with respect to the Transactions.  Buyer shall not be under any duty or obligation to inspect, review or verify, nor to make any investigation into the accuracy, suitability or due authorization of, any request, instruction, certification or other information (including without limitation any payment or disbursement instructions or repurchase requests) provided by any person duly authorized as a Finance Portal Approved User by an Authorized Administrator for Finance Portal Access and acting in accordance with such user’s authorized entitlements via the Finance Portal.  In the absence of bad faith on the part of Buyer, Buyer may conclusively rely upon any request, instruction, certification or other information furnished by a Finance Portal Approved User via the Finance Portal, and Buyer shall not be liable for any action taken in reliance thereon which is not a result of Buyer’s bad faith or willful misconduct. Seller may amend Schedule 5 from time to time by delivering a revised schedule to Buyer and expressly stating that such revised schedule shall replace the existing Schedule 5 hereto.
Section 38.    Miscellaneous.
(a)    Counterparts. This Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable eCommerce Laws. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
(b)    Captions. The captions and headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
(c)    Acknowledgment. Each Seller Party and Guarantor hereby acknowledges that:
(i)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;
(ii)    Buyer has no fiduciary relationship to such Seller Party or Guarantor; and
(iii)    no joint venture exists between Buyer and such Seller Party and/or Guarantor.
(d)    Documents Mutually Drafted. Each Seller Party, Guarantor and Buyer agree that this Agreement and each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.
Section 39.    General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
(b)    accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
(c)    references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
(d)    a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
(e)    the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)    the term “include” or “including” shall mean without limitation by reason of enumeration;
(g)    all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated;
(h)    a Default or Event of Default or Termination Event shall be deemed to be continuing unless waived in writing by Buyer and once waived in writing by Buyer shall be deemed to be not continuing;
(i)    all references herein or in any Facility Document to “good faith” means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York; and
(j)    for purposes of determining the number of days an Underlying Mortgage Loan is subject to a Transaction or Underlying REO Property is related to a Transaction, such measure shall be based on the original Purchase Date or Purchase Price Increase Date of the Mortgage Loan regardless of when it converted to REO Property.
Section 40.    Amendment and Restatement. Seller Parties and Buyer previously entered into the Original Agreement. Seller Parties and Buyer desire to enter into this Agreement in order to amend and restate the Original Agreement in its entirety, to, among other things, appoint Buyer hereunder. The amendment and restatement of the Original Agreement shall become effective on the A&R Effective Date, and Buyer and each Seller Party shall hereafter be bound by the terms and conditions of this Agreement and the other Facility Documents. This Agreement amends and restates the terms and conditions of the Original Agreement and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Original Agreement. Accordingly, except as terms deviate from the Original Agreement in this Agreement, all of the agreements and obligations incurred pursuant to the terms of the Original Agreement are hereby ratified and affirmed by the parties hereto and are continued by this Agreement. For the avoidance of doubt, it is the intent of Buyer, the Buyer and the Seller Parties that the security interests and liens granted in the Pledged Items pursuant to the Original Agreement shall continue in full force and effect. All references to the Original Agreement in any Facility Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

Section 41.    Documents and Records Relating to eMortgage Loans.

(a)    eClosing Transaction Records and Post-Purchase Support.
(i)    So long as eMortgage Loans are subject to Transactions hereunder, Seller shall cause the Guarantor or the Servicer, as applicable, to store and maintain the eClosing Transaction Record of each Underlying Mortgage Loan that is an eMortgage Loan at all times in a manner that preserves the integrity and reliability of the eClosing Transaction Record for the life of such eMortgage Loan plus a period consistent with applicable Agency Guidelines requirements.

(ii)    Each Seller Party shall cause Guarantor to cooperate with Buyer in all activities necessary to enforce eMortgage Loans and related eNotes subject to a Transaction hereunder. Each Seller Party shall cause Guarantor to provide, upon request by Buyer such affidavits, certifications, records and information in its possession or reasonably obtainable by it regarding the creation and/or maintenance of the eNote and other Electronic Records in connection with any eMortgage Loan that Buyer deems necessary or advisable to ensure admissibility of such eNote and other Electronic Records in a legal proceeding and shall include, among other things: (A) a description of how the executed eNote and other Electronic Records have been stored to prevent against unauthorized access and unauthorized alteration and a description of how Guarantor’s eClosing System and eVault can detect such unauthorized access or alteration; (B) a description of Guarantor’s eClosing System and eVault controls in place to ensure compliance with applicable eCommerce Laws, including, without limitation, Section 201 of E-SIGN and Section 16 of the UETA; (C) a description of the steps followed by a Mortgagor to execute the eNote or other Electronic Record using Guarantor’s eClosing System; (D) a copy of each screen, as it would have appeared to the Mortgagor, of the eNote or other Electronic Record that Buyer is trying to enforce, when Mortgagor signed the eNote or other Electronic Record; (E) a description of Guarantor’s eClosing System and eVault controls in place at the time of signing to ensure the integrity of the data; and (F) testimony by an authorized official or employee of Guarantor to support admission of the eNote and other Electronic Records into legal proceeding to defend and enforce the eMortgage Loan.
(iii)    Each Seller Party shall cause Guarantor to maintain an eClosing System which shall comply with the requirements of the applicable Agency with respect to such system.
(iv)    Each Seller Party shall cause Guarantor to retain in the Loan Record of each eMortgage Loan subject or proposed to be subject to a Transaction hereunder, the eClosing Transaction Record of such eMortgage Loan and retain such Loan Record in a manner that will provide Buyer or its designees with ready access to such documents and records promptly following any request by Buyer. With respect to any eMortgage Loan subject to or proposed to be subject to a Transaction hereunder, each Seller Party shall cause Guarantor to provide to Buyer, promptly upon request, with the eNote, any related electronic document, and the Loan Record in a format that is compatible with Buyer’s systems then in use.
(b)    Access to eVaults, and Expertise. Promptly following any request by Buyer, each Seller Party shall cause Guarantor to, and Guarantor shall request each Servicer of eMortgage Loans and eVault provider (if any), to give Buyer access to (i) each eVault storing the Authoritative Copy of any eNote evidencing an Underlying Mortgage Loan, (ii) all software and systems used for the origination, management or administration of any Underlying Mortgage Loan or any related Mortgage File or Loan Record, and access to all media in which any of such Mortgage File or Loan Record may be recorded or stored; (iii) Guarantor’s, or such Servicer’s or eVault provider’s know-how, expertise, and relevant data (such as customer lists) regarding any

Underlying Mortgage Loan or the policies, procedures and processes of such Person in originating, maintaining, servicing and otherwise managing eMortgage Loans and eNotes, and (iv) the personnel responsible for such matters.
(c)    Business Continuity and Disaster Recovery. Each Seller Party shall cause Guarantor to agree to maintain, to cause each Servicer of eMortgage Loans and each of Guarantor’s eVault providers, to maintain, at all times (i) a disaster recovery program, (ii) a business continuity plan, and (iii) an incident response plan (collectively, the “Programs”), each in scope and substance acceptable to Buyer. Each Seller Party shall cause each Servicer to comply with Agency requirements with respect to the Programs.
[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.
BUYER:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:    /s/ Noah Qua
Name: Noah Qua
Title: Executive Director

Address for Notices:

JPMorgan Chase Bank, National Association
383 Madison Avenue, 8th Floor
New York, New York 10179
Attn: [***]
Phone Number: [***]
Email: [***]
CC: [***]

With a copy to:

JPMorgan Chase Bank, National Association
383 Madison Avenue, 8th Floor
New York, New York 10179
Attn: SPG Legal

With a copy to:

JPMorgan Chase Bank, National Association
500 Stanton Christiana Road
Newark, Delaware 19713
Attn: [***]
Phone Number: [***]
Email: [***]
CC: [***]
Signature Page to Master Repurchase Agreement

Signature Page to Master Repurchase Agreement

SELLER:
QL GINNIE EBO, LLC
By:     /s/ Panayiotis Mareskas
Name: Panayiotis Mareskas
Title: Chief Financial Officer
Address for Notices:

c/o Rocket Mortgage, LLC         1050 Woodward Avenue
Detroit, Michigan 48226
Attention: [***]
Telephone No.: [***]
Telecopier No.: [***]
Email: [***]

With a copy to:

c/o RKT Holdings
1050 Woodward Avenue
Detroit, Michigan 48226
Attention: [***]
Telephone No.: [***]
Telecopier No.: [***]
Email: [***]

Signature Page to Master Repurchase Agreement

REO SUBSIDIARY:
QL GINNIE REO, LLC
By:     /s/ Panayiotis Mareskas
Name: Panayiotis Mareskas
Title: Chief Financial Officer
Address for Notices:

c/o Rocket Mortgage, LLC         1050 Woodward Avenue
Detroit, Michigan 48226
Attention: [***]
Telephone No.: [***]
Telecopier No.: [***]
Email: [***]

With a copy to:

c/o RKT Holdings
1050 Woodward Avenue
Detroit, Michigan 48226
Attention: [***]
Telephone No.: [***]
Telecopier No.: [***]
Email: [***]
Signature Page to Master Repurchase Agreement

GUARANTOR:
ROCKET MORTGAGE, LLC
By:     /s/ Panayiotis Mareskas
Name: Panayiotis Mareskas
Title: Treasurer
Address for Notices:

1050 Woodward Avenue
Detroit, Michigan 48226
Attention: [***]
Telephone No.: [***]
Telecopier No.: [***]
Email: [***]

With a copy to:

c/o Rocket Central LLC
1050 Woodward Avenue
Detroit, Michigan 48226
Attention: [***]
Telephone No.: [***]
Telecopier No.: [***]
Email: [***]
Signature Page to Master Repurchase Agreement

SCHEDULE 1-A
REPRESENTATIONS AND WARRANTIES RE: UNDERLYING REO PROPERTY

With respect to each Underlying REO Property the beneficial interest in which is evidenced by the REO Subsidiary Interest pledged to further support the Obligations hereunder, Seller shall be deemed to make the representations and warranties set forth below to Buyer as of the Purchase Date and as of each date such Underlying REO Property is pledged in connection with a Transaction.
Seller is making these representations and warranties contained in Schedule 1-A to the best of its knowledge. Notwithstanding the foregoing, if any Underlying REO Property would fail to comply with any applicable representation and warranty in this Schedule 1-A but for Seller’s lack of knowledge with respect thereto, then notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such Underlying REO Property shall nevertheless be deemed to have breached the applicable representation and warranty and Seller acknowledges that such Underlying REO Property shall be deemed to have a Market Value of zero in accordance with the definition of Market Value hereunder. For purposes of this Schedule 1-A and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to an Underlying REO Property if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Underlying REO Property or when no portion of the Purchase Price is allocated to such Underlying REO Property.
(a)    Origin. Each Underlying REO Property was related to an Underlying Mortgage Loan which became an REO Property while in connection with to a Transaction.
(b)    Asset File. All documents required to be delivered as part of the Asset File, including a Buyer Deed, have been delivered to or are in transit to the Custodian, an attorney in connection with the prior foreclosure of the Underlying Mortgage Loan or a governmental entity (including without limitation, sheriff’s office, county court or county recorder’s office) and all information contained in the related Asset File (or as otherwise provided to Buyer) in respect of such Underlying REO Property is accurate and complete in all material respects; provided, however, that with respect to a deed in transit, a copy of the attorney bailee letter used to transmit the Asset File, as applicable, and a sale notice or sale confirmation, as applicable, has been delivered promptly to Buyer. To the extent that a deed has been sent out for recording, an unrecorded copy will be contained in the Asset File within a period of thirty (30) days and a recorded copy will be contained in the Asset File within one hundred and eighty (180) days from the date the Underlying Mortgage Loan became an Underlying REO Property; provided, however, that in the case of a delay caused by the recording office, an officer’s certificate shall be delivered to the Buyer by the Servicer stating that such deed has been dispatched to the appropriate recording office for recordation and that the recorded copy will be promptly delivered to the Custodian upon receipt, but in any event, such recorded copy shall be contained within the Asset File within two hundred seventy (270) days; provided further that
Sch. 1-A-1

such recorded copy may be contained within the Asset File within three hundred sixty five (365) days after the date the Underlying Mortgage Loan became an Underlying REO Property if Guarantor provides written notice to Buyer within two hundred seventy (270) days after the date such Underlying Mortgage Loan became an Underlying REO Property.
(c)    Ownership. The REO Subsidiary is the sole owner and holder of the Underlying REO Property and acquired the Underlying REO Property for reasonably equivalent value.
(d)    Underlying REO Property as Described. The information set forth in the Asset Schedule accurately reflects information contained in the Seller’s records in all material respects.
(e)    Taxes, Assessments and Other Charges. To the best of Seller’s knowledge, all Taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid.
(f)    No Litigation. To the best of Seller’s knowledge, other than any customary claim or counterclaim arising out of any foreclosure or collection proceeding relating to any Underlying REO Property, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to Seller, any prior owner, any Servicer or any of its Subsidiaries with respect to the Underlying REO Property that would materially and adversely affect the value of the Underlying REO Property.
(g)    Flood Insurance. If any improvement on, or any portion of, the Underlying REO Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the full insurable value of the Underlying REO Property, and (2) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973.
(h)    No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the related Underlying REO Property.
(i)    No Occupants. Other than with respect to an Underlying REO Property as to which the redemption period has not yet expired or the eviction process has not yet been completed, no holdover borrower has any right to occupy or is currently occupying any Underlying REO Property.
(j)    Underlying REO Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Underlying REO Property. The Underlying REO Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely
Sch. 1-A-2

the value of the Underlying REO Property or the use for which the premises were intended and each Underlying REO Property is in good repair.
(k)    Environmental Matters. There is no pending action or proceeding directly involving the Underlying REO Property in which compliance with any environmental law, rule or regulation is an issue or is secured by a secured lender’s environmental insurance policy.
(l)    Taxes and Assessments Not Delinquent. The real estate taxes and/or assessments with respect to the related Underlying REO Property are not delinquent in payment.
(m)    REO Property Insurance. Each Underlying REO Property is insured by a hazard insurance policy in an amount equal to the greater of (i) the lesser of (a) the fair market value of such Underlying REO Property or (b) 100% of the replacement value of the improvements on the Underlying REO Property (as indicated by the last known coverage amount for the Underlying REO Property) and (ii) the minimum amount of hazard insurance required by the applicable mortgage guaranty insurer. Each Underlying REO Property is also insured by a blanket general liability insurance policy in an amount equal to or greater than the minimum amount of blanket general liability insurance required by each Agency, FHA, VA, USDA and HUD.
(n)    FHA/VA/USDA Insurance. Each Underlying REO Property (i) is covered by FHA Mortgage Insurance and there exists no impairment to full recovery without indemnity to HUD or the FHA under the FHA Mortgage Insurance, (ii) is guaranteed, or eligible to be guaranteed by a VA Loan Guaranty Agreement, under the VA Regulations and there exists no impairment to full recovery without indemnity to the VA under the VA Loan Guaranty Agreement, or (iii) is guaranteed, or eligible to be guaranteed by an USDA guaranty, under the USDA Regulations and there exists no impairment to full recovery without indemnity to the USDA under the USDA guaranty.
(o)    Foreclosure. Each Underlying REO Property was foreclosed upon in accordance with Accepted Servicing Practices or was acquired by a deed-in-lieu of foreclosure.
(p)    Compliance with Law. Each Underlying REO Property shall comply with all requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including all environmental laws).

Sch. 1-A-3

SCHEDULE 1-B-1
REPRESENTATIONS AND WARRANTIES RE: EARLY BUYOUT MORTGAGE LOANS

With respect to each Underlying Mortgage Loan that is an Early Buyout Mortgage Loan that is subject to a Transaction hereunder, Seller shall be deemed to make the representations and warranties set forth below to Buyer as of the Purchase Date and as of each date such Underlying Mortgage Loan is subject to a Transaction.
Seller is making these representations and warranties contained in Schedule 1-B-1 to the best of its knowledge. Notwithstanding the foregoing, if any Underlying Mortgage Loan would fail to comply with any applicable representation and warranty in this Schedule 1-B-1 but for Seller’s lack of knowledge with respect thereto, then notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such Underlying Mortgage Loan shall nevertheless be deemed to have breached the applicable representation and warranty and Seller acknowledges that such Underlying Mortgage Loan shall be deemed to have a Market Value of zero in accordance with the definition of Market Value hereunder. For purposes of this Schedule 1-B-1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to an Underlying Mortgage Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Underlying Mortgage Loan or when no portion of the Purchase Price is allocated to such Underlying Mortgage Loan.
(a)    Underlying Mortgage Loans as Described. The information set forth in the related Asset Schedule is complete, true and correct in all material respects. No Underlying Mortgage Loan is a reverse mortgage, a construction mortgage, a rehabilitation mortgage, HELOC or commercial loan.
(b)    No Outstanding Charges. All Taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid.
(c)    Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Asset Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Asset Schedule, and will not impair the applicable FHA Mortgage Insurance, VA Loan Guaranty Agreement or USDA guaranty. No Mortgagor in respect of the Underlying Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Asset File delivered to the Custodian and the terms of which are reflected in the Asset Schedule.
Sch. 1-B-1-1

(d)    No Defenses. The Underlying Mortgage Loan is not subject to any right of rescission, set off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Underlying Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Underlying Mortgage Loan was originated.
(e)    Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller, any prior owner or any Servicer, as applicable, as of the date of origination consistent with the applicable Agency Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of (i) 100% of the replacement cost of all improvements to the Mortgaged Property or (ii) the outstanding principal balance of the Underlying Mortgage Loan, and consistent with the amount that would have been required as of the date of origination in accordance with the applicable Agency Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) 100% of the replacement cost of all improvements to the Mortgaged Property, (2) the outstanding principal balance of the Underlying Mortgage Loan, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Servicer, its successors and assigns (including, without limitation, subsequent owners of the Underlying Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee. No such notice has been received by Servicer. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, nor has any knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
Sch. 1-B-1-2

(f)    Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws and unfair and deceptive practices laws applicable to the Underlying Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.
(g)    No Satisfaction of Mortgage. Except as permitted or required by Ginnie Mae, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Underlying Mortgage Loan to be in default, nor has Seller, any prior owner or any Servicer waived any default resulting from any action or inaction by the Mortgagor.
(h)    Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected (a) with respect to each first lien Underlying Mortgage Loan, first priority lien and first priority security interest, on the real property included in the Mortgaged Property (which criterion shall be deemed satisfied so long as any intervening Lien with priority, such as (but not limited to) an HOA Lien or PACE Lien, is curable and is promptly cured), including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:
(i)    the lien of current real property taxes and assessments not yet due and payable;
(ii)    covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in a lender’s title insurance policy delivered to the originator of the Underlying Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Underlying Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and
(iii)    other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Underlying Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein.
Sch. 1-B-1-3

(i)    Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with an Underlying Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Underlying Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties.
(j)    Full Disbursement of Proceeds. The Underlying Mortgage Loan has been closed and the proceeds of the Underlying Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the mortgagee to advance additional funds thereunder, and any and all requirements as to completion of any on site or off site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Underlying Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage (with exception to escrow holdbacks).
(k)    Ownership. Other than Pooled Loans, Nominee is the sole owner of record and holder of the Underlying Mortgage Loan and the Indebtedness evidenced by each Mortgage Note and upon the sale of the Underlying Mortgage Loans to Buyer, Servicer will retain the Asset Files or any part thereof with respect thereto not delivered to the Custodian, Buyer or Buyer’s designee, in trust only for the purpose of servicing and supervising the servicing of each Underlying Mortgage Loan. Other than Pooled Loans, and except as contemplated by the Facility Documents, the Underlying Mortgage Loan is not assigned or pledged, and Nominee has good, indefeasible and marketable title thereto, free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to pledge each Underlying Mortgage Loan pursuant to this Agreement.
(l)    Doing Business. All parties which have had any interest in the Underlying Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.
(m)    Title Insurance. The Underlying Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Ginnie Mae and each such title insurance policy is issued by a title insurer acceptable to Ginnie Mae and qualified to do business in the
Sch. 1-B-1-4

jurisdiction where the Mortgaged Property is located, insuring Nominee, its successors and assigns, as to the first priority lien of the Mortgage, as applicable, in the original principal amount of the Underlying Mortgage Loan, with respect to an Underlying Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (i), (ii) and (iii) of paragraph (h) of this Schedule 1-B, and in the case of adjustable rate Underlying Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the mortgage interest rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The applicable originator, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would or may invalidate any such policy.
(n)    TRID Compliance. With respect to each Underlying Mortgage Loan, where the Mortgagor’s loan application for such Underlying Mortgage Loan was taken on or after October 3, 2015, such Underlying Mortgage Loan was in compliance with the TILA RESPA Integrated Disclosure Rule.
(o)    Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, all except those that are insured against by the title insurance policy referred to in clause (m) above.
(p)    Origination; Payment Terms. The Underlying Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority.
(q)    Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption or other right available to the Mortgagor that would either (y) prevent the sale of the related
Sch. 1-B-1-5

Mortgaged Property at a trustee's sale or otherwise, or (z) prevent the foreclosure on the related Mortgage. The Mortgage Note and Mortgage are on forms acceptable to Ginnie Mae.
(r)    Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Underlying Mortgage Loan (other than the Buyer in the capacity as a prior servicer) and Seller with respect to the Underlying Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected by Servicer in full compliance with state and federal law. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.
(s)    Compliance with Anti-Money Laundering Laws. Seller and Servicer have complied with all applicable anti-money laundering laws and regulations, including without limitation the Anti-Money Laundering Laws.
(t)    FHA/VA/USDA Insurance. Each Underlying Mortgage Loan (i) is covered by FHA Mortgage Insurance and there exists no impairment to full recovery without indemnity to HUD or the FHA under the FHA Mortgage Insurance, (ii) is guaranteed, or eligible to be guaranteed by a VA Loan Guaranty Agreement, under the VA Regulations and there exists no impairment to full recovery without indemnity to the VA under the VA Loan Guaranty Agreement, or (iii) is guaranteed, or eligible to be guaranteed by an USDA guaranty, under the USDA Regulations and there exists no impairment to full recovery without indemnity to the USDA under the USDA guaranty.
(u)    Conformance with Underwriting Standards. Each Underlying Mortgage Loan was originated in accordance with Ginnie Mae underwriting guidelines and FHA, VA or USDA requirements, as applicable, and other than due to delinquency or modification, would otherwise be acceptable for inclusion in a Ginnie Mae Security.
(v)    No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (h) above.
(w)    Appraisal. The Asset File contains an appraisal or an underwriting property valuation using an automated valuation model of the related Mortgaged Property signed prior to the funding of the Underlying Mortgage Loan by a qualified appraiser, duly appointed by Guarantor, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Underlying Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and
Sch. 1-B-1-6

Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Underlying Mortgage Loan was originated.
(x)    Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
(y)    Transfer of Underlying Mortgage Loans. Except with respect to Underlying Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.
(z)    Reserved.
(aa)    Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Servicer maintains such statement in the Servicing File.
(bb)    Reserved.
(cc)    Reserved.
(dd)    Reserved.
(ee)    Reserved.
(ff)    Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to an Underlying Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.
(gg)    Reserved.
(hh)    Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by fire, earthquake, windstorm, flood, tornado or other similar casualty so as to affect materially and adversely the value of the Mortgaged Property as security for the Underlying Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair.
(ii)    No Violation of Environmental Laws. To Seller’s knowledge, there is no violation of any applicable environmental law (including, without limitation, asbestos) with regard to pollutants or hazardous or toxic substances, with respect to the applicable Mortgaged Property.
Sch. 1-B-1-7

(jj)    Due on Sale. Except with respect to Underlying Mortgage Loans intended for purchase by Ginnie Mae, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Underlying Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
(kk)    Reserved.
(ll)    Predatory Lending Regulations; High Cost Mortgage Loans. No Underlying Mortgage Loan, as it pertains to itself or its origination, (i) triggers the thresholds of Section 32 of Regulation Z of the Federal Reserve Board (12 C.F.R. § 226.32), (ii) is classified as a High Cost Mortgage Loan, or (iii) contains any term or condition, or involves any loan origination practice, that has been defined as “predatory” under any such applicable federal, state, county or municipal law, or that has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state, county or municipal law.
(mm)    Reserved.
(nn)    Reserved.
(oo)    Qualified Mortgage. Notwithstanding anything to the contrary set forth in this Agreement, solely with respect to each Underlying Mortgage Loan which the related Mortgagor’s application was dated on and after January 10, 2014 (or such later date as set forth in the relevant regulations, prior to consummation of a “covered transaction” as defined in 12 C.F.R. § 1026.43(b)(1) consummated after the Effective Date, the originator made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms as set forth in 12 CFR 1026.43 (c)(2), and each Underlying Mortgage Loan is, as applicable: (i) a “Qualified Mortgage” as defined in 12 C.F.R. § 1026.43(e); or (ii) a “Qualified Mortgage” as defined for loans eligible to be insured by HUD under the National Housing Act (12 U.S.C. § 1701 et seq.); provided that a modification subsequent to the date listed above shall not be considered an “origination” of an Underlying Mortgage Loan or a “covered transaction” as long as no new Mortgage Note is executed and delivered and the interest rate of the related Underlying Mortgage Loan is not increased; and (iii) is supported by documentation that evidences compliance with 12 CFR 1026.43 (e) and 12 CFR 1026.43 (c)(2).

Sch. 1-B-1-8

SCHEDULE 1-B-2
REPRESENTATIONS AND WARRANTIES RE: UNDERLYING MORTGAGE LOANS (OTHER THAN EARLY BUYOUT MORTGAGE LOANS)

I. DEFINED TERMS. As used herein, the following terms shall have the following meanings. Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement:
“Closing Protection Letter” means a letter of indemnification from a title insurer addressed to Guarantor and/or Buyer and relied upon by Buyer, with coverage that is customarily acceptable to Persons engaged in the origination of Mortgage Loans, identifying the Settlement Party covered thereby and indemnifying Guarantor and/or Buyer against losses incurred due to issues with respect to title arising from the malfeasance or fraud by the Settlement Party or the failure of the Settlement Party to follow the specific closing instructions specified by Guarantor in the escrow letter with respect to the closing of one or more Mortgage Loans. The Closing Protection Letter shall be either with respect to the individual Mortgage Loan being purchased pursuant hereto or a blanket Closing Protection Letter that covers closings conducted by the relevant Settlement Party in the jurisdiction in which the closing of such Mortgage Loan takes place.
“Due Date” means the day of the month on which the Monthly Payment is due on an Underlying Asset, exclusive of any days of grace.
“Eligible Delinquent Loan” means any Mortgage Loan which is Delinquent and, notwithstanding such delinquency, is an Eligible Asset.
“Escrow Payments” means, with respect to any Underlying Asset, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.
“Hash Value” means, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.
“Home Ownership and Equity Protection Act” means the Home Ownership and Equity Protection Act of 1994, as amended from time to time.
“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Underlying Asset becomes effective.
“Mortgage Interest Rate” means the rate of interest borne on an Underlying Asset from time to time in accordance with the terms of the related Mortgage Note.
Sch. 1-B-2-1

“PMI Policy” means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Underlying Assets.
“Qualified Insurer” means a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and acceptable under the applicable Asset Guidelines.
II. ASSET REPRESENTATIONS AND WARRANTIES
Seller represents and warrants to Buyer, with respect to each Underlying Asset, that as of the Purchase Date for any Underlying Asset and at all times while the related Underlying Asset is subject to a Transaction hereunder the following are true and correct. For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to an Underlying Asset if and when any Seller Party has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Underlying Asset. With respect to those representations and warranties which are made to the best of any Seller Party’s knowledge, if it is discovered by any Seller Party or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding such Seller Party’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.
(a)    Underlying Assets as Described. The information set forth in the related Asset Schedule is complete, true and correct in all material respects.
(b)    Payments Current. Other than with regard to any Eligible Delinquent Loan, all payments required to be made up to the close of business on the closing date for such Underlying Asset under the terms of the Mortgage Note have been made and credited. Other than with regard to any Eligible Delinquent Loan, no payment required under the Underlying Asset is 30 days or more delinquent nor has any payment under the Underlying Asset been 30 days or more delinquent at any time since the origination of the Underlying Asset.
(c)    No Outstanding Charges. Other than with regard to any Eligible Delinquent Loan, there are no defaults in complying with the terms of the Mortgage, and, other than with respect to Junior Mortgage Loans, all taxes, ground rents, water charges, sewer rents, governmental assessments, municipal charges, insurance premiums or leasehold payments which previously became due and owing have been paid or are not delinquent, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable and delinquent. No Seller Party has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Underlying Asset (other than Junior Mortgage Loans), except for interest accruing from the date of the Mortgage Note or date of disbursement of the Underlying Asset proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest.
Sch. 1-B-2-2

(d)    Original Terms Unmodified. Other than with regard to any Eligible Delinquent Loan, the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination, except (i) by a written instrument which has been, (a) recorded in the applicable public recording office if necessary to protect the interests of Buyer and (b) which have been delivered to the Custodian or to such other Person as Buyer shall designate in writing, and the terms of which are reflected in the Asset Schedule and (ii) if such instrument modifies an eNote, such modification is reflected on the MERS eRegistry and the eNote and related Underlying Mortgage Loan documents remain valid, effective, and enforceable and in compliance with all applicable eCommerce Laws and applicable Agency Guidelines. The substance of any such waiver, alteration or modification has been approved by the insurer under the PMI Policy, if any, and the title insurer, if any, to the extent required by the related policy and with respect to RHS Loans, has been approved by RHS to the extent required by the Rural Housing Guaranty, and its terms are reflected on the related final Asset Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the PMI Policy, if any, the title insurer, to the extent required by the policy, and with respect to RHS Loans, has been approved by RHS to the extent required by the Rural Housing Guaranty, and which assumption agreement has been delivered to the Custodian or to such other Person as Buyer shall designate in writing and the terms of which are reflected in the related final Asset Schedule.
(e)    No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Underlying Asset was originated.
(f)    Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property (other than Mortgaged Property subject to a Junior Mortgage Loan) are insured by a generally acceptable insurer against loss by fire, hazards covered by extended coverage insurance and such other hazards as are provided for in the applicable Agency, FHA, VA, RHS or HUD guidelines, as well as all additional requirements set forth in the Agency Guidelines or Asset Guidelines. With respect to Mortgaged Property subject to a Junior Mortgage Loan, on the origination date such Mortgaged Property was covered by a generally acceptable insurer against loss by fire, hazards covered by extended coverage insurance and such other hazards as are provided for in the applicable Agency, FHA, VA, RHS or HUD guidelines, as well as all additional requirements set forth in the Agency Guidelines or Asset Guidelines. If required by the Flood Disaster Protection Act of 1973, as amended, the related Mortgaged Property is covered by a flood insurance policy meeting the applicable requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to the applicable Agency, FHA, VA, RHS or HUD guidelines or Seller’s Underwriting Guidelines. All individual insurance policies (other than individual insurance policies relating to
Sch. 1-B-2-3

Junior Mortgage Loans) contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums due and owing thereon have been paid. The Mortgage (other than Mortgages related to Junior Mortgage Loans) obligates the Mortgagor thereunder to maintain all such insurance policies at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, to Seller’s knowledge, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller, in any case, to the extent it would impair coverage under any such policy.
(g)    Compliance with Applicable Law. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws and unfair and deceptive practices laws applicable to the Underlying Asset have been complied with in all material respects, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and each Seller Party shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, evidence of compliance with all such requirements.
(h)    No Satisfaction of Mortgage. The Mortgage has not been satisfied, cancelled, subordinated or rescinded (except with respect to subordination of a Junior Mortgage Loan to the first priority lien or security interest), in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such satisfaction, cancellation, subordination or rescission (except with respect to subordination of a Junior Mortgage Loan to the first priority lien or security interest) other than in the case of a release of a portion of the land comprising Mortgage Property or a release of a blanket Mortgage which release will not cause the Underlying Asset to fail to satisfy the applicable Agency Guidelines. With regard to all Underlying Mortgage Loans, no Seller Party has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Underlying Asset to be in default, nor has any Seller Party waived any default resulting from any action or inaction by the Mortgagor.
(i)    Valid Lien. The Mortgage is a valid, subsisting, enforceable and perfected first priority lien and first priority security interest, or junior lien and junior priority security interest with respect to a Junior Mortgage Loan, on the property therein described, on the real
Sch. 1-B-2-4

property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing, subject in all case to the exceptions to title set forth in the title insurance policy with respect to the related Underlying Asset, which exceptions are generally acceptable to prudent mortgage lending companies, the exceptions set forth below and such other exceptions to which similar properties ae commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. The lien of the Mortgage is subject to:
(i)    the lien of current real property taxes and assessments not yet delinquent;
(ii)    covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in lender’s title insurance policy delivered to the originator of the Underlying Asset and (a) referred to or otherwise considered in the appraisal made for the originator of the Underlying Asset or (b) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;
(iii)    in the case of a Junior Mortgage Loan, the senior lien(s) on the Mortgaged Property; and
(iv)    other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Underlying Asset establishes and creates a valid, subsisting and enforceable first or second priority lien and security interest on the property described therein and the Seller’s full right to pledge and assign the same to Buyer. Other than with respect to Junior Mortgage Loans, the related Mortgaged Property was not, as of the date of origination of the Underlying Asset, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.
(j)    Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with an Underlying Asset are genuine and original or in the case of an eNote, the copy of the eNote transmitted to Buyer’s eVault is the Authoritative Copy and the tamper-seal on the eNote matches the tamper-seal stored on the MERS eRegistry, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the
Sch. 1-B-2-5

Underlying Asset and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to an Underlying Asset has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Underlying Asset or in the application of any mortgage or flood insurance, if applicable in relation to such Underlying Asset. Seller has reviewed all of the documents constituting the Asset File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.
(k)    Full Disbursement of Proceeds. Except with respect to a home equity line of credit, the Underlying Asset has been closed and the proceeds of the Underlying Asset have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Underlying Asset and the recording of the Mortgage have been paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to the Mortgage Note or Mortgage (excluding refunds that may result from escrow analysis adjustments).
(l)    Ownership. The Seller is the sole owner of record and holder of the Underlying Asset and the indebtedness evidenced by each Mortgage Note and upon the pledge of the Underlying Assets to Buyer, the Seller will retain the Asset Files or any part thereof with respect thereto not delivered to the Custodian, Buyer or Buyer’s designee, in trust for the purpose of servicing and supervising the servicing of each Underlying Asset. The Underlying Asset is not assigned or pledged to a third party, subject to Take-out Commitments, and the Seller has good, indefeasible and marketable title thereto, and has full right to pledge the Underlying Asset to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to pledge each Underlying Asset pursuant to this Agreement and following the pledge of each Underlying Asset, Buyer will have a security interest in such Underlying Asset free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement, subject to Take-out Commitments.
(m)    Doing Business. All parties which have had any interest in the Underlying Asset, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, (D) not doing business in such state or (E) not otherwise required to be qualified to do business in such state.
Sch. 1-B-2-6

(n)    Title Insurance. In the case of each first lien Mortgage Loan, such first lien Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans or reverse mortgage loans, as applicable, in the area wherein the Mortgaged Property is located or (ii) an American Land Title Association lender’s title insurance policy, or with respect to any Underlying Asset for which the related Mortgaged Property is located in California a California Land Title Association lender’s title insurance policy, or other generally acceptable form of policy, wrapper or insurance acceptable to the applicable Agency FHA, VA, RHS or HUD or (iii) with respect to Junior Mortgage Loans, a property report that includes a title insurance wrapper, and each such title insurance policy or title insurance wrapper is issued by a title insurer acceptable to the applicable Agency, FHA, VA, RHS or HUD and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (or junior priority lien, if applicable) of the Mortgage, as applicable in the original principal amount of the Underlying Asset , subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of paragraph (i) of this Schedule 1-B-2, and in the case of adjustable rate Underlying Assets, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Seller, its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Seller Party.
(o)    No Defaults. Except with respect to Eligible Delinquent Loans, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither any Seller Party nor their respective predecessors, have waived any default, breach, violation or event which would permit acceleration.
(p)    No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.
Sch. 1-B-2-7

(q)    Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, except those which are insured against by the related title insurance policy. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.
(r)    Origination. The Underlying Asset was originated by or in conjunction with a mortgagee approved by the Secretary of the Department of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking or other lending institution which is supervised and examined by a federal or state authority. Principal payments on the Underlying Asset commenced no more than sixty (60) days after funds were disbursed in connection with the Underlying Asset. The Mortgage Interest Rate as well as the lifetime rate cap and the periodic cap are as set forth on the Asset Schedule. Except with respect to Business Purpose Loans, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Underlying Assets, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize such Underlying Asset fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Due Date of the first payment under the Mortgage Note is no more than sixty (60) days from the date of the Mortgage Note.
(s)    Payment Provisions. Principal payments on the Underlying Asset commenced no more than sixty (60) days after the proceeds of the Underlying Asset were disbursed. With respect to each Underlying Asset, the Mortgage Note is payable on the first day of each month in Monthly Payments. The Mortgage Note does not permit negative amortization. There are no convertible Underlying Assets which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note.
(t)    Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption. Upon default by a Mortgagor on a Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Loan will be able to deliver good and merchantable title (subject to in the case of a Junior Mortgage Loan, the first lien Mortgage of the first lien related thereto) to the Mortgaged Property, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption. There is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the related Mortgaged
Sch. 1-B-2-8

Property at a trustee's sale or the right to foreclose on the related Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption.
(u)    Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices and servicing used by Seller Parties and the related Servicer with respect to each Mortgage Note and Mortgage are in compliance in all material respects with the Accepted Servicing Practices and applicable law. The Underlying Asset has been serviced by such Servicer and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, such Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due to any Seller Party or such Servicer have been capitalized under any Mortgage or the related Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid on escrowed funds pursuant to state and local law has been properly paid and credited.

(v)    Conformance with Underwriting Standards; Eligibility Criteria. The Underlying Asset was underwritten in accordance with the applicable Agency Guidelines or Asset Guidelines in effect at the time the Underlying Asset was originated. Except with respect to Junior Mortgage Loans, the Note and Mortgage (exclusive of any riders) are on forms similar to those used by or acceptable to the applicable Agency, FHA, VA or HUD, as applicable and Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.
(w)    No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage permitted herein.
(x)    Appraisal. Other than with respect to Junior Mortgage Loans and unless the applicable Agency, FHA, VA, RHS or HUD requires otherwise, the Asset File contains an appraisal of the related Mortgaged Property, signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly selected by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of FIRREA, the applicable Agency, FHA, VA, RHS or HUD, as applicable, all as in effect on the date the Underlying Mortgage Loan was originated. With respect to Junior Mortgage Loans, an Exterior Property Inspection approved by Buyer in its sole discretion was conducted and executed prior to the funding of such Junior Mortgage Loan by a qualified appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan secured thereby, and whose compensation is not affected by the approval of disapproval of the Junior Mortgage Loan. Seller Parties makes no representation or warranty regarding the value of the Mortgaged Property.
Sch. 1-B-2-9

(y)    Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
(z)    Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage (other than for a MERS Loan) and any other documents required to be delivered under the Custodial Agreement for each Underlying Asset have been delivered to the Custodian. The Seller is in possession of a complete, true and materially accurate Asset File, except for such documents the originals of which have been delivered to the Custodian and except as otherwise provided in the Custodial Agreement.
(aa)    No Buydown Provisions; No Graduated Payments or Contingent Interests. Except for Underlying Assets made in connection with employee relocations, No Underlying Asset contains (a) provisions pursuant to which Monthly Payments are (i) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or (ii) paid by any source other than the Mortgagor, or (b) any other similar provisions which may constitute a “buydown” provision. Except for Underlying Assets made in connection with employee relocations, the Underlying Asset is not a graduated payment mortgage loan and the Underlying Asset does not have a shared appreciation or other contingent interest feature.
(bb)    Mortgagor Acknowledgment. Except with respect to Business Purpose Loans or Eligible Delinquent Loans, the Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials to the extent required by applicable law with respect to the making of fixed rate mortgage loans and adjustable rate mortgage loans and rescission materials with respect to refinanced Underlying Assets, and such statement is and will remain in the Asset File.
(cc)    No Construction Loans. No Underlying Asset was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.
(dd)    Acceptable Investment. Except with respect to Eligible Delinquent Loans, no Seller Party has any actual knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors which invest in loans similar to the Underlying Assets, to regard the Underlying Asset to be an unacceptable investment, or adversely affect the value of the Underlying Asset in comparison to similar loans.
(ee)    Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.
(ff)    No Equity Participation. Except with respect to Business Purpose Loans, no document relating to the Underlying Asset provides for any contingent or additional interest
Sch. 1-B-2-10

in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and no Seller Party owns directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.
(gg)    Proceeds of Underlying Asset. Other than with regard to any Eligible Delinquent Loan, the proceeds of the Underlying Asset have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to any Seller Party, except in connection with a refinanced Underlying Asset.
(hh)    Origination Date. Other than with regard to any Eligible Delinquent Loan or Seasoned Mortgage Loan, the origination date is no more than twenty-four (24) months prior to the related Purchase Date.
(ii)    No Exception. The Custodian has not noted any material exceptions on an Asset Schedule and Exception Report (as defined in the Custodial Agreement) with respect to the Underlying Asset which would materially adversely affect the Mortgage Loan or Buyer’s interest in the Underlying Asset.
(jj)    Occupancy of Mortgaged Property. Except with respect to Business Purpose Loans or Eligible Delinquent Loans, the occupancy status of the Mortgaged Property is in accordance with the Agency Guidelines; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.
(kk)    [Reserved].
(ll)    Transfer of Underlying Assets. Except with respect to Underlying Assets registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.
(mm)    Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the origination of the Underlying Asset have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. Except with respect to Junior Mortgage Loans, the lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to the applicable Agency, FHA, VA, RHS or HUD, as applicable. The consolidated principal amount does not exceed the original principal amount of the Underlying Asset.
(nn)    No Balloon Payment. Except with respect to Business Purpose Loans, no Underlying Asset has a balloon payment feature.
Sch. 1-B-2-11

(oo)    Condominiums/ Planned Unit Developments. Except with respect to Business Purpose Loans, if the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the applicable Agency, FHA, VA, RHS or HUD or is located in a condominium or planned unit development project which has received project approval from the applicable Agency, FHA, VA, RHS or HUD and the representations and warranties required by the applicable Agency, FHA, VA, RHS or HUD with respect to such condominium or planned unit development have been satisfied and remain true and correct in all respects.
(pp)    Down payment. The source of the down payment with respect to each Underlying Asset has been verified in accordance with applicable Agency Guidelines.
(qq)    Agency Mortgage Loans. Each Agency Mortgage Loan had a principal balance at its origination that did not exceed such Agency’s loan limits as of the related Purchase Date.
(rr)    Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened in writing for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Underlying Asset or the use for which the premises were intended and each Mortgaged Property is in good repair.
(ss)    No Violation of Environmental Laws. To Seller’s knowledge, there exists no violation of any local, state or federal environmental law, rule or regulation with respect to the Mortgage Property. To the knowledge of Seller there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue.
(tt)    [Reserved].
(uu)    Location and Type of Mortgaged Property. Other than with respect to a leasehold estate, the Mortgaged Property is a fee simple property located in the state identified in the Asset Schedule. Any Mortgaged Property that is a leasehold estate meets the guidelines of the applicable Agency, FHA, VA, RHS or HUD, as applicable. The Mortgaged Property consists of a single parcel or multiple contiguous parcels of real property with a detached single family residence erected thereon, a townhouse, or a two to four-family dwelling, or an individual condominium in a low rise or high-rise condominium, or an individual unit in a planned unit development or a de minimis planned unit development and that no residence or dwelling is (i) a mobile home or (ii) a manufactured home, provided, however, that any condominium or planned unit development shall not fall within any of the “Ineligible Projects” of part VIII, Section 102 of the Fannie Mae Selling Guide and shall conform with the Agency Guidelines. The Mortgaged Property is not raw land. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which
Sch. 1-B-2-12

contain a home office shall not be considered as being used for commercial purposes as long as the entire Mortgaged Property has not been altered for commercial purposes and no portion of the Mortgaged Property is storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes.
(vv)    Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Underlying Asset in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
(ww)    Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified any Seller Party, and no Seller Party has any knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.
(xx)    No Denial of Insurance. Other than with regard to an any Eligible Delinquent Loan, no action, inaction, or event has occurred and no state of exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by any Seller Party or any designee of any Seller Party or any corporation in which any Seller Party or any officer, director, or employee had a financial interest at the time of placement of such insurance.
(yy)    [Reserved].
(zz)    Leaseholds. With respect to any ground lease to which a Mortgaged Property is subject, (1) a true, correct and complete copy of the ground lease and all amendments, modifications and supplements thereto is included in the servicing file, and the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (2) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise except as contained in the Mortgage File, (3) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Purchase Date, (4) the Mortgagor enjoys quiet and peaceful possession of the leasehold estate, subject to any sublease, (5) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances that, with the passage of time or the giving of notice, or both, would result in a default under such ground lease, (6) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed, (7) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Purchase Date pursuant to the terms of such ground lease, (8) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease, (9) the ground lease term extends, or is automatically renewable, for at least five years after the maturity date of the Mortgage Note; (10) Buyer has the right to cure defaults on the ground lease and (11) the ground lease meets the guidelines of the applicable Agency, FHA, VA, RHS or HUD, as applicable.
Sch. 1-B-2-13

(aaa)    Prepayment Penalty. Except with respect to Business Purpose Loans, no Underlying Asset is subject to a prepayment penalty.
(bbb)    Predatory Lending Regulations; High Cost Loans. No Underlying Asset (i) is classified as a High Cost Loan, or (ii) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions).
(ccc)    Tax Service Contract. Except with respect to Junior Mortgage Loans, the Seller has obtained a life of loan, transferable real estate tax service contract with an approved tax service contract provider on each Underlying Asset and such contract is assignable without penalty, premium or cost to Buyer.
(ddd)    Flood Certification Contract. Except with respect to Junior Mortgage Loans, the Seller has obtained a life of loan, transferable flood certification contract for each Underlying Asset and such contract is assignable without penalty, premium or cost to Buyer.
(eee)    Recordation. Each original Mortgage was recorded or has been sent for recordation and, except for those Underlying Assets registered with MERS, all subsequent assignments of the original Mortgage (other than the assignment to Buyer) have been recorded or sent for recordation in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Mortgagor or is in the process of being recorded.
(fff)    [Reserved].
(ggg)     Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to an Underlying Asset is located in any jurisdiction other than in one (1) of the fifty (50) states of the United States of America or the District of Columbia.
(hhh)    [Reserved].
(iii)    Single-Premium Credit Life Insurance. None of the proceeds of the Underlying Asset were used at the closing of such Underlying Asset to purchase single-premium credit insurance policies as part of the origination of, or as a condition to closing such Underlying Asset.
(jjj)    [Reserved].
(kkk)    [Reserved].
(lll)     Qualified Mortgage and Ability to Repay.  Other than with respect Business Purpose Loans and Junior Mortgage Loans, each Underlying Asset satisfied the following criteria: (i) such Loan is a Qualified Mortgage, and (ii) such Loan is supported by documentation that evidences compliance with the QM Rule or the Ability to Repay Rule, as applicable.
Sch. 1-B-2-14

(mmm)     [Reserved].
(nnn)    eNotes. With respect to each eMortgage Loan, the related eNote satisfies all of the following criteria:
(i)    the eNote bears a digital or electronic signature;
(ii)    the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;
(iii)    there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the UCC or Section 16 of the UETA, as applicable, that is held in the eVault;
(iv)    the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the related Custodian;
(v)    the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Buyer;
(vi)    the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of the related Custodian;
(vii)    the Servicing Agent status of the eNote on the MERS eRegistry reflects the Servicer’s MERS Org ID;
(viii)    there is no Control Failure with respect to such eNote;
(ix)    the eNote is a valid and enforceable Transferable Record pursuant to all applicable eCommerce Laws or comprises “electronic chattel paper” within the meaning of the UCC;
(x)    there is no defect with respect to the eNote that would result in Buyer having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the UCC, as applicable) of the Transferable Record;
(xi)    subject to paragraph (c) of this Schedule 1-B, the single Authoritative Copy of the eNote (1) is maintained electronically and has not been papered-out, nor is there another paper representation of such eNote and (2) has not been altered since it was electronically signed by its issuer(s);
(xii)    the eNote and other electronic Underlying Mortgage Loan documents, the systems and processes used to create, register, transfer, store, retrieve, maintain and secure these documents, and the eClosing System, as applicable, used by the Mortgagor to electronically sign these documents comply with all applicable eCommerce Laws, including Section 201 of E-SIGN and/or Section 16 of the UETA and the Agency Guidelines;
Sch. 1-B-2-15

(xiii)    such eMortgage Loan was originated using the current form of Uniform Fannie Mae/Freddie Mac form of eNote (which form is, as of the A&R Effective Date, created by modifying the appropriate Fannie Mae or Freddie Mac Uniform Instrument to meet substantive and technical eligibility requirements for eNotes under applicable Agency Guidelines, including without limitation the substantive requirement that such eNote contain the Agency-Required eNote Legend) or in such other form acceptable to the applicable Agency, and Buyer, and in compliance with all applicable eCommerce Laws and Agency Guidelines;
(xiv)    the eNote contains a valid, unique eighteen (18) digit MIN that is identical to the MIN assigned to the related Mortgage on the MERS System and the eNote registry will be the MERS eRegistry unless otherwise identified to and approved by Buyer;
(xv)    the eNote is properly registered on the MERS eRegistry (and was initially registered within one (1) calendar day of the origination of the eMortgage Loan) and all transfers of control, location and/or servicing agent and all modifications to the eNote and the eMortgage Loan, if any, have been approved by Buyer in writing and are reflected on the MERS eRegistry in compliance with the MERS eRegistry Procedures Manual and applicable Agency Guidelines;
(xvi)    the tamper-seal of such eNote matches the tamper-seal of the eNote on the MERS eRegistry;
(xvii)    the eNote is not subject to a defense, claim of ownership or security interest, or claim in recoupment of any party that can be asserted against any Seller Party, Buyer, or any subsequent transferor;
(xviii)    any transfers of Control of the eNote are authenticated and authorized;
(xix)    with respect to the eNote and each other Electronic Record contained in the Asset File, Seller Parties have collected and continue to retain as part of the eClosing Transaction Record (A) any and all consents, agreements and disclosures required to create a valid and binding electronic record under eCommerce Laws and (B) appropriate evidence, to document the agreement of each signer of such eNote or other Electronic Record to use an electronic signature, to demonstrate such signer’s execution of a particular electronic signature, and to prove its attribution of the electronic signature to such signer;
(xx)    all electronic signatures associated with the eMortgage Loan are authenticated and authorized and the type of electronic signature used by the Mortgagor to sign the eNote and any other electronic record associated therewith (A) is legal and enforceable under applicable law, and (B) if effected by means of
Sch. 1-B-2-16

audio or video recording, such audio or video recordings were made in conformity with Agency Guidelines requirements and applicable laws;
(xxi)    such eNote is intended to be sold to Fannie Mae or Freddie Mac, unless otherwise expressly approved by Buyer;
(xxii)    each Servicer with respect to eMortgage Loans is a member of MERS eRegistry in good standing and whose operations are integrated with MERS eRegistry and MERS eDelivery in compliance with MERS eRegistry Procedures Manual and the applicable Agency Guidelines; and
(xxiii)    such eNote has not been papered out in a Converted to Paper Deactivation (as defined in the Custodial Agreement) without the prior written consent of Buyer.
(ooo)    MERS Delivery; MERS eRegistry. Seller Parties have established procedures and controls limiting access to MERS eDelivery and the MERS eRegistry to duly authorized individuals, and Buyer is entitled to rely on any transmission, transfer or other communication via these systems to be the authorized act of Seller Parties.
(ppp)    Recordation. Each original Mortgage was recorded or has been sent for recordation and, except for those Underlying Mortgage Loans registered with MERS or eNotes, all subsequent assignments of the original Mortgage (other than the assignment to Buyer) have been recorded or sent for recordation in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof or is in the process of being recorded.
(qqq)    DTI Ratio. With respect to each Junior Mortgage Loan, the DTI Ratio shall not exceed 50%.
(rrr)    Closing Protection Letter. For each Wet-Ink Mortgage Loan for which the related Settlement Party involved in the Wet-Ink Transaction (x) is Amrock, Inc., there is either (1) a blanket Closing Protection Letter covering settlements of multiple Mortgage Loans (which shall not be required to be included in each Asset File), or (2) a fidelity bond covering Amrock, Inc., naming Buyer as loss payee, as its interest may appear, and providing Buyer with a right to directly provide written notice of a claim if Guarantor fails to give written notice of such loss; provided that Guarantor shall have forty-five (45) days following the date of this Agreement to put in place the right for Buyer to directly provide such written notice or (y) is not Amrock, Inc., (1) a fully executed Closing Protection Letter, or (2) a blanket Closing Protection Letter covering settlements of multiple Mortgage Loans (which shall not be required to be included in each Asset File); provided that up to ten percent (10%) of the Wet-Ink Mortgage Loans Originated by Guarantor in any calendar month may be settled by Settlement Parties (other than Title Source, Inc.) for which no Closing Protection Letter is applicable.

Sch. 1-B-2-17

SCHEDULE 1-C
REPRESENTATIONS AND WARRANTIES
RE: REO SUBSIDIARY INTERESTS

With respect to the REO Subsidiary Interest representing direct or indirect beneficial interests in an Underlying REO Property pledged to support the Obligations hereunder, Seller shall be deemed to make the representations and warranties set forth below to Buyer as of the Purchase Date and as of each date the REO Subsidiary Interest is pledged in connection with a Transaction.
Seller is making these representations and warranties contained in Schedule 1-C to the best of its knowledge. Notwithstanding the foregoing, if the REO Subsidiary Interest would fail to comply with any applicable representation and warranty in this Schedule 1-C but for Seller’s lack of knowledge with respect thereto, then notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, the REO Subsidiary Interest shall nevertheless be deemed to have breached the applicable representation and warranty and Seller acknowledges that the REO Subsidiary Interest shall be deemed to have a Market Value of zero in accordance with the definition of Market Value hereunder. For purposes of this Schedule 1-C and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the REO Subsidiary Interest if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects the REO Subsidiary Interest or when no portion of the Purchase Price is allocated to the REO Subsidiary Interest.
(a)    REO Subsidiary Interest. The REO Subsidiary Interest consists of a certificate or note evidencing a debt or equity interest in a Delaware limited liability company.
(b)    No Material Adverse Effect. There shall not have occurred a Material Adverse Effect with respect to the REO Subsidiary.
(c)    Power and Authority. Seller has full right, power and authority to pledge and assign such REO Subsidiary Interest in accordance with the REO Subsidiary Agreement and such REO Subsidiary Certificate has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
(d)    Consent and Approvals. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related documents governing such REO Subsidiary Interest, no consent or approval by any Person is required in connection with the Seller’s pledge of any REO Subsidiary Interest. No third party holds any “right of first refusal,”
Sch. 1-C-1

“right of first negotiation,” “right of first offer,” purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
(e)    REO Subsidiary Certificate. With respect to any physical REO Subsidiary Interest, such REO Subsidiary Certificate and all transfer documents have been re-registered in Buyer’s name and delivered to Buyer.
(f)    Reserved.
(g)    Compliance with Laws. As of the date of its issuance, such REO Subsidiary Interest complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements (if any) of the Securities Act of 1933, as amended.
(h)    No Changes or Waivers. Except as set forth in the Facility Documents, there is no document that by its terms materially and adversely modifies or affects the rights and obligations of the holder of such REO Subsidiary Interest, the terms of the related REO Subsidiary Agreement and, since issuance, there has been no material change or waiver to any term or provision of any such document, instrument or agreement.
(i)    Reserved.
(j)    Governmental Approvals. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer, pledge or assignment of such REO Subsidiary Interest.
(k)    Notices. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such REO Subsidiary Interest is or may become obligated.
(l)    Servicer Reports and Trustee Reports. There is no material inaccuracy in any servicer report or trustee report delivered to it (and, in turn, delivered pursuant to the terms of this Agreement) in connection with such REO Subsidiary Interest that would have a Material Adverse Effect.
(m)    Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Seller or any of its Subsidiaries with respect to the REO Subsidiary Interest before any Governmental Authority which might materially and adversely affect the value of the REO Subsidiary Interest.
(n)    Amendments and Modifications. There has been no amendment or modification, or waiver of any material term or condition of, or settlement or compromise of any material claim or condition in respect of any REO Subsidiary Interest, or amendment or modification of the REO Subsidiary Agreement or any other documents delivered in connection
Sch. 1-C-2

therewith that are related to a REO Subsidiary Interest that would be material or adverse to the rights of Buyer under this Agreement or the other Facility Documents.
(o)    REO Subsidiary Agreement. Neither (a) the execution and delivery of the REO Subsidiary Agreement, nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach in any material respect of the charter or by-laws of the Seller, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which Seller is a party or by which any of them or any of its Property is bound or to which it or its Property is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to the REO Subsidiary Agreement) result in the creation or imposition of any Lien upon any assets of Seller, pursuant to the terms of any such agreement or instrument.

Sch. 1-C-3

SCHEDULE 1-D
REPRESENTATIONS AND WARRANTIES RE: POOLED LOANS

With respect to Pooled Loans, Seller shall be deemed to make the representations and warranties set forth below to Buyer as of the Purchase Date and as of each date the Pooled Loans are subject to a Transaction.
Seller makes the following representations and warranties to Buyer with respect to each Pooled Loan, as of the date the Underlying Mortgage Loan became a Pooled Loan, and at all times while the applicable Transaction hereunder is in full force and effect. For purposes of this Schedule 1-D and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Pooled Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Pooled Loan. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.
(a)    Agency Approvals. Servicer (and each subservicer) is approved by Ginnie Mae as an approved issuer, Fannie Mae as an approved lender, Freddie Mac as an approved seller/servicer (as the case may be) and by FHA as an approved mortgagee and by VA as an approved VA lender, in each case in good standing (such collective approvals and conditions, “Agency Approvals”), with no event having occurred or Servicer (or any subservicer) having any reason whatsoever to believe or suspect will occur prior to the issuance of the Ginnie Mae Security, including without limitation a change in insurance coverage which would either make Servicer (or any subservicer) unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the relevant Agency or to HUD, FHA or VA (other than routine and customary notices not materially affecting its eligibility to service mortgage loans for the applicable Agency, HUD, FHA or VA). Should Servicer (or any subservicer), for any reason, cease to possess all such Agency Approvals, or should notification to the relevant Agency or to HUD, FHA or VA be required (other than routine and customary notices not materially affecting its eligibility to service mortgage loans for the applicable Agency, HUD, FHA or VA), Seller shall so notify Buyer immediately in writing. Notwithstanding the preceding sentence, Servicer shall take all necessary action to maintain all of its (and each subservicer’s) Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Servicer (and any subservicer) has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.
(b)    Agency Eligibility. Each Pooled Loan is a Ginnie Mae Eligible Mortgage Loan.
Sch. 1-D-1

(c)    Agency Representations. As to each Pooled Loan, all of the representations and warranties made or deemed made respecting same contained in (or incorporated by reference therein) the Ginnie Mae Guide provisions and Ginnie Mae Program (collectively, the “Standard Agency Mortgage Loan Representations”) are (and shall be as of all relevant dates) true and correct in all material respects; and except as may be expressly and previously disclosed to Buyer, Seller has not negotiated with Ginnie Mae any exceptions or modifications to such Standard Agency Mortgage Loan Representations.
(d)    Aggregate Principal Balance. The Cut-off Date Principal Balance respecting each Pooled Loan shall be at least equal to the original unpaid principal balance of the Ginnie Mae Security for the Pooled Loans designated to be issued.
(e)    Committed Mortgage Loans. The Ginnie Mae Security to be issued on account of the Pooled Loans is covered by a Take-out Commitment, does not exceed the availability under such Take-out Commitment. Each Take-out Commitment is a legal, valid and binding in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(f)    Certification. With respect to Pooled Loans being placed in a Ginnie Mae Security, the Custodian has certified such Pooled Loans to Ginnie Mae for the purpose of being swapped for a Ginnie Mae Security backed by such pool, in each case, in accordance with the terms of the Ginnie Mae Guide.
(g)    Sole Subscriber. As to the Ginnie Mae Security being issued with respect to Pooled Loans, Buyer or the agent under the Joint Securities Account Control Agreement has been listed as the sole subscriber thereto.
(h)    No Securities Issuance Failure. With respect to Pooled Loans being placed in a Ginnie Mae Security, no Securities Issuance Failure shall have occurred.
Sch. 1-D-2

SCHEDULE 1-E
REPRESENTATIONS AND WARRANTIES RE: PARTICIPATION INTERESTS
Seller makes the following representations and warranties to Buyer with respect to each Participation Interest as of the Purchase Date for the purchase of any Participation Interest by Buyer from Seller and as of the date of this Agreement and the Transactions hereunder and at all times while the Facility Documents and the Transactions hereunder are in full force and effect. With respect to those representations and warranties that are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)    Participation Interests. If the Participation Interest represents a Participation Interest in an Underlying Mortgage Loan, the representations and warranties with respect to the related Underlying Mortgage Loan set forth on Schedule 1-B are true and correct in all material respects.
(b)    Compliance with Law. Each Participation Interest complies in all respects with, or is exempt from, all applicable requirements of federal, state or local law relating to such Participation Interest.
(c)    Good and Marketable Title. Immediately prior to the sale, transfer and assignment to Buyer thereof, the Seller has good and marketable title to, and is the sole owner and holder of, the Participation Interests, and Seller is transferring such Participation Interests free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Participation Interests. Upon consummation of the purchase contemplated to occur in respect of such Participation Interests, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Participation Interests free and clear of any pledge, lien, encumbrance or security interest and upon the filing of a financing statement covering the Participation Interests in the State of Delaware and naming Seller as debtor and Buyer as secured party, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Participation Interests in favor of Buyer enforceable as such against all creditors of Seller and any Persons purporting to purchase the Participation Interests from Seller.
(d)    No Fraud. No fraudulent acts were committed by any Seller Party or Servicer or any of their respective Affiliates in connection with the issuance of such Participation Interests.
(e)    No Defaults. No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Participation Interests, (ii) non-monetary default, breach or violation exists with respect to such Participation Interests, or (iii) event which, with the passage of time or with notice and the expiration of any
Sch. 1-E-1

grace or cure period, would constitute a default, breach or violation of such Participation Interests.
(f)    No Modifications. Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Participation Interests and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.
(g)    Power and Authority. Seller has full right, power and authority to sell and assign such Participation Interests and such Participation Interests have not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
(h)    Consents and Approvals. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Participation Interests, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Participation Interests, for Buyer’s exercise of any rights or remedies in respect of such Participation Interests or for Buyer’s sale, pledge or other disposition of such Participation Interests. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Participation Interests.
(i)    No Governmental Approvals. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment by the holder of such Participation Interests to the Buyer.
(j)    Original Certificates. Seller has delivered to Buyer or Custodian the original certificate or other similar indicia of ownership of such Participation Interests, however denominated, reissued in Buyer’s name.
(k)    No Litigation. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Participation Interests is or may become obligated.
(l)    Duly and Validly Issued. Each of the Participation Interests is duly and validly issued.

Sch. 1-E-2

SCHEDULE 2

AUTHORIZED REPRESENTATIVES
SELLER AUTHORIZATIONS
Any of the persons whose names and titles appear below are authorized, acting singly, to act for the Seller under this Agreement, furthermore any of the persons whose name appears under the “Guarantor Authorizations” section and not hereunder shall be considered “Authorized Signatories” for Seller who are authorized, acting singly, to act Seller under this Agreement:

Name	Title
William Banfield	Chief Executive Officer
Panayiotis “Pete” Mareskas	Chief Financial Officer
Amy Bishop	Executive Vice President, General Counsel and Secretary
Sch. 2-1

REO SUBSIDIARY AUTHORIZATIONS
Any of the persons whose title and name appear below are authorized, acting singly, to act for REO Subsidiary under this Agreement, furthermore any of the persons whose name appears under the “Guarantor Authorizations” section and not hereunder shall be considered “Authorized Signatories” for REO Subsidiary who are authorized, acting singly, to act for REO Subsidiary under this Agreement:

Name	Title
William Banfield	Chief Executive Officer
Panayiotis “Pete” Mareskas	Chief Financial Officer
Amy Bishop	Executive Vice President, General Counsel and Secretary

Sch. 2-2

GUARANTOR AUTHORIZATIONS
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Guarantor under this Agreement:

Name	Title
Varun Krishna	Chief Executive Officer
Amy Bishop	Executive Vice President, Secretary and General Counsel
Panayiotis “Pete” Mareskas	Treasurer
Austin Niemiec	Executive Vice President and Chief Revenue Officer
Anthony Dunn	Executive Vice President and Chief Client Experience Officer:
Kyle Symoniak	Senior Vice President
Robert Lanfear	Senior Vice President
Jonathan Mildenhall	Authorized Signatory
Jennifer (Becky) Vosler	Vice President, Financial Operations
Kate Nadaskay	Senior Team Leader, Treasury Operations
Renee Jones	Senior Treasury Operations Analyst
Sarah Holtz	Senior Treasury Operations Analyst
Connor Doyle	Team Leader, Treasury Operations
Heather Beaver	Team Leader, Treasury Operations
Jessica Faga	Senior Director, Transaction Management
Sch. 2-3

Jaime Simpson	Team Leader, Transaction Management
Jacob Drinkard	Team Captain, Transaction Management
Paul Weisenstein	Transaction Manager I
Bailey Kersch	Transaction Manager I
J Vincent Arniego	Transaction Manager II
Brandon Hogan	Transaction Manager I
Lindsey Hausch	Transaction Manager I
Jacob VandenBoom	Transaction Management Analyst
Mike Codd	Senior Team Leader, Capital Markets
Lindsey Perry	Director, Post Closing
Bob Impemba	Senior Team Leader, Capital Markets
Heather McPherson	Director, Post Closing
Jamie Licavoli	Senior Director, Post Closing
Daniel Domagala	Team Leader, Capital Markets
Chris Carroll	Senior Team Leader, Capital Markets
Bryant Nowicki	Team Leader, Capital Markets
Travis King	Team Captain, Capital Markets
Sch. 2-4

Haley Edmunds	Collateral Manager II
Bree Moses	Collateral Coordinator III
Anlena Page	Collateral Coordinator II
Courtney Gunn	Collateral Coordinator I
Christopher Knight	Collateral Coordinator I
John Fioretti	Senior Director, MSR Desk
Stephen Theos	Director, Hedge Desk
Mark Gresham	Director, Trading
Jaclyn Bell	Head MBS Trader
Ross Pendergast	MBS Trader II
Ashley Barto	Trader II
Stacy Blick	Trader II
Bill George	Trader I
Mike Hoover	Trader I
William Luchi	Trader I
Tiago Machado	Trader I
Luke Wharton	Trader II
Sch. 2-5

Katie Mulville	Vice President, Treasury
Rachel Compton	Senior Team Leader, Treasury Manager
Harry Major	Senior Treasury Analyst
Burns Hotchkiss	Senior Treasury Analyst
Yokie Tan	Senior Team Leader, Treasury Manager
Humberto Villarruel	Treasury Analyst
LaQuanda Sain	Executive Vice President, Servicing

Sch. 2-6

BUYER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature
Michael Brown	Managing Director
Rifat Chowdhury	Managing Director
Noah Noonan	Executive Director
Jason Brand	Executive Director
Josh Peters	Executive Director
Sean Walker	Executive Director
Arat Apik	Executive Director
Michael Kammerer	Vice President
Roshni Bhasin	Vice President
Michelle Peppel	Vice President
Jennifer Aiman	Vice President
Patrick Giudice	Vice President
Harry Lemberg	Vice President
[continued on the following page]

Sch. 2-7

[continued from prior page]
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for JPMorgan Chase Bank, N.A. (“JPMCB”) under this Agreement in connection with the authorization of the release of (i) JPMCB’s security interest with respect to mortgage loans or other residential assets, or any interests therein, arising under this Agreement, and (ii) mortgage loan documents and similar collateral files from document custodians.

Name	Title	Signature
Alan McCaffery	Associate
John Oberly	Associate
Mark Dobos	Associate
Moira Coto	Associate
Nikolay Savov	Associate
Scarlett Fan	Associate
Trisa Money	Associate
John Kirincic	Vice President
Marek Kostyszyn	Vice President
Juan Dottore	Associate
Kameron Kilmer	Associate
Lan Nguyen	Associate
Marcos Czerwinski	Associate

Sch. 2-8

SCHEDULE 3

LITIGATION

[***]

Sch. 3-1

SCHEDULE 4

SELLER PARTY AND GUARANTOR NAMES FROM TAX RETURNS

Seller: QL Ginnie EBO, LLC

REO Subsidiary: QL Ginnie REO, LLC

Guarantor: Rocket Mortgage, LLC

Sch. 4-1

SCHEDULE 5
AUTHORIZED ADMINISTRATORS FOR FINANCE PORTAL ACCESS
The following individual(s) (“Authorized Administrators for Finance Portal Access”) are authorized, acting singly and at any time, and from time to time, to grant, remove, manage and modify the authorization of any person as a Finance Portal Approved User with authorization to access information and/or administer Transactions through the Finance Portal for or on behalf of any Seller Party including, if applicable, the authorization to provide payment instructions or approve the funding of Transactions in connection with payment instructions provided by another Finance Portal Approved User.
Authorized Administrators for Finance Portal Access (minimum one required):

Name:    [***]
Title:     [***]
Phone: [***]
Email:    [***]

Name:    [***]
Title:     [***]
Phone: [***]
Email:    [***]

Name:    [***]
Title:     [***]
Phone: [***]
Email:    [***]
Sch. 5-1

EXHIBIT A
FORM OF CONFIRMATION LETTER
JPMorgan Chase Bank, National Association             ________ __, _____
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention: [***]
Confirmation No.:_____________________
Ladies/Gentlemen:
This letter confirms our oral agreement to purchase from you the Mortgage Loans listed in Appendix I hereto, pursuant to the Amended and Restated Master Repurchase Agreement governing purchases and sales of Mortgage Loans among you, QL GINNIE REO, LLC, Rocket Mortgage, LLC, as owner, servicer and guarantor, and us, dated as of May 31, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), as follows:
Purchase Date: ________ __, _____
Mortgage Loans to be Purchased: See Appendix I hereto.
[Appendix I to Confirmation Letter will list Mortgage Loans]
Aggregate Principal Amount of Purchased Assets:
Asset Value:
Purchase Price:
Repurchase/Release Date:
Repurchase/Release Price:
Names and addresses for communications:
Buyer:
JPMorgan Chase Bank, National Association
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention: [***]
Email: [***]
CC: [***]
Exh. A-1

Seller:
QL GINNIE EBO, LLC
c/o Rocket Mortgage, LLC
1050 Woodward Avenue
    Detroit, Michigan 48226
    Attention: [***]
    Email: [***]

    With a copy to:

    QL GINNIE EBO, LLC
    c/o RKT Holdings
    1050 Woodward Avenue
    Detroit, Michigan 48226
    Attention: [***]
Email: [***]
[FOR SIMULTANEOUS FUNDED MORTGAGE LOANS. SUBJECT TO REVISION.] [Buyer’s agreement to purchase the Mortgage Loans listed in Appendix I hereto is subject to the satisfaction, immediately prior to or concurrently with the making of such purchase and sale, of the following conditions precedent:
1.    Seller shall remit to Buyer the balance of funds required to effectuate the purchase and sale of the related Mortgage Loans;

2.    Buyer shall wire the Purchase Price to the Agency Account on the Purchase Date;

3.    Custodian shall provide Buyer and Seller with a Notice of Intent to issue a Trust Receipt on the Purchase Date; and

4.    Following transfer of the Purchase Price into the Agency Account, but no later than 6:00 p.m. (New York City time) on the Purchase Date, Seller shall provide written confirmation via e-mail to Buyer that Seller has completed the purchase and sale of the Mortgage Loans.

5.    Notwithstanding anything to the contrary set forth herein or in any other Facility Document, in the event the Purchase Price is deposited into the Agency Account but the purchase is not completed on the Purchase Date, Seller shall transfer the Purchase Price back to Buyer at its designated account no later than one (1) Business Day following such Purchase Date.]
Exh. A-2

Agreed and Acknowledged:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:
Name:
Title:

QL GINNIE EBO, LLC
By:
Name:
Title:
Exh. A-3

EXHIBIT B
SELLER PARTIES’ AND GUARANTOR’S TAX IDENTIFICATION NUMBERS
Seller: [***]
REO Subsidiary: [***]
Guarantor: [***]

Exh. B-1

EXHIBIT C-1
FORM OF ASSET SCHEDULE
(EARLY BUYOUT MORTGAGE LOANS)

Loan Number
Borrower First Name
Borrower Last Name
Address
City
State
Zip Code
As Of Date
UPB
Current Rate
Current LTV
Lien Position
Loan Status
Next Pmt Due
P+I Pmt
Most Recent Prop Value
Most Recent Prop Value Date
Property Valuation Type
Property Value Provider
Int Only Flag
Int Only End Date
Balloon Pmt
DTI
Loan Purpose
Units
Property Type
Occupancy
Note Date
First Pay Date
Maturity Date
FICO
OG Balance
OG Rate
OG Term
OG P+I Pmt
OG Prop Value
Exh. C-1-1

OG LTV
Prepay Penalty Flag
ARM Flag
Index
Margin
Periodic Cap
Life Cap
Floor
Max Rate
Modification Flag
Mod Type
Mod Date
Mod Rate
Mod P+I Pmt
Deferred Balance
Loan Type (FHA/VA/USDA)
FHA Case #
VA #
SCRA Flag
BK Flag
BK Chapter
BK Status
BK Filing Date
BK Post-Petition Due
FCL Flag
FCL Start Date
First Legal Date
FCL Status
FCL Complete Date
Redemption End Date
FCL Sale Date
FCL Sale Price
Convey Condition?
REO Flag
REO Status
Conveyance Flag
REO Complete Date
Posession Type
REO Occupancy Status
Eviction Start Date
Eviction Comp Date
REO Sale Price
Reconveyance Flag
Exh. C-1-2

Debenture Rate
Curtailment Flag
Curtailment Reason
P&I Advance Balance
Corportate Advance Balance
Escrow Advance Balance
Buyout Type
Buyout Date

Exh. C-1-3

EXHIBIT C-2
MORTGAGE LOAN SCHEDULE FIELDS

Field Name
Loan ID
Cut Off Date
Seller
Originator
Servicer
Servicer Loan ID
MERS Loan ID
Seller Loan ID
MSR Owner
Sub Servicer
Servicing Type
Servicing Fee Percentage
Last Servicing Transfer Date
Orign Loan Prin Bal
Unpaid Int Bearing Prin Bal
Total Unpaid Prin Bal
Junior Loan Prin Bal at Orign
Orign Date
Orign First Pmt Date
Maturity Date
IO Flag
IO Expiry Date
Orign IO Term
Contractual Prin and Int Pmt
Amort Term
IO Flag at Orign
Maturity Term
Orign Balloon Term
Balloon Date
Orign Mortgage Rate
Mortgage Rate
ARM Index
ARM Margin
ARM Initial Rate Adj Cap
ARM Subs Rate Adj Cap
Exh. C-2-1

ARM Initial Rate Adj Floor
ARM Lifetime Rate Adj Cap
ARM Min Rate
ARM Max Rate
ARM Initial Fixed Rate Period
ARM Initial Rate Adj Date
ARM Next Rate Adj Date
ARM Subs Rate Adj Period
Next Pmt Due Date
Interest Paid Through Date
MBA Pay String
Balloon Flag
Prepayment Penalty Flag
Prepayment Penalty Total Term
Prepayment Penalty Description
ARM Flag
NegAm Flag
Non-QM Reason
Product Type
Amortization Type
Loan Type
Orign Channel
QM Rule Version
Credit Exception Flag
AUS Underwrite Flag
Guideline Name
Lender Rate Lock Date
APOR
APOR Spread
Primary Borrower Name: First
Primary Borrower Name: Last
Orign Combined FICO Score
Most Recent FICO Score
Most Recent FICO Date
Doc Type at Orign
Loan Purpose
Occupancy
Primary Borrower Residency Status
Primary Borrower Doc Verification Level at Orign Assets
Liquid Cash Reserves at Orign
Primary Borrower Doc Verification Level at Orign Employment
Exh. C-2-2

Primary Borrower Length of Employment at Orign
Primary Borrower Self Employed Flag
Primary Borrower Doc Verification Level at Orign Income
Back DTI at Orign
Residual Income
Self-Employment Flag
First Time Home Buyer Flag
Number of Borrowers
Number of Mortgaged Properties
Primary Borrower Total Income
All Borrower Total Income
Co-Borrower Income Doc Type
Primary Borrower Income Doc Type
Primary Borrower Income Verification Length
Foreign National Flag
Lien Position
Property Address
Property City
Property State
Property Zip
Orign Appraisal Val
Orign LTV
Orign Combined LTV
Most Recent Val
Most Recent Val Date
Most Recent Val Type
Most Recent Val Provider
Property Type
Property Number of Units
Rental Income at orign
Occupancy Ratio
Takeout Investor
Combined LTV
LTV
MI Flag
MI Coverage Percentage
MI Provider
MI Certificate Number
Flood Coverage Amount
Flood Zone Designation
Custodian Name
Exh. C-2-3

Custodian Loan ID
DU Refi Plus Flag
Agency Program
GSE Eligible Flag
Active BK Flag
BK Chapter Type
BK Filing Date
eNote Flag
Most Recent Val Confidence Score
Exh. C-2-4

EXHIBIT D
FORM OF SECTION 8 CERTIFICATE

Reference is hereby made to the Amended and Restated Master Repurchase Agreement dated as of May 31, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among QL Ginnie EBO, LLC (“Seller”), QL Ginnie REO, LLC (“REO Subsidiary”, and together with Seller, the “Seller Parties”), Rocket Mortgage, LLC (“Guarantor”) and JPMorgan Chase Bank, National Association (the “Buyer”). Pursuant to the provisions of Section 8 of the Agreement, the undersigned hereby certifies that:
1. It is a ___ natural individual person, ____ treated as a corporation for U.S. federal income tax purposes, ____ disregarded for federal income tax purposes (in which case a copy of this Section 8 Certificate is attached in respect of its sole beneficial owner), or ____ treated as a partnership for U.S. federal income tax purposes (one must be checked).
2. It is the beneficial owner of amounts received pursuant to the Agreement.
3. It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.
4. It is not a 10-percent shareholder of Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.
5. It is not a controlled foreign corporation that is related to Seller within the meaning of section 881(c)(3)(C) of the Code.
6. Amounts paid to it under the Facility Documents are not effectively connected with its conduct of a trade or business in the United States.
Capitalized terms used but not defined herein have the meanings given to them in the Agreement.
[NAME OF UNDERSIGNED]
By: ________________________
Title: _______________________
Date: _______________, ______

Exh. D-1
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EXHIBIT E
FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of [QL Ginnie EBO, LLC (the “Seller”)] [QL Ginnie REO, LLC (the “REO Subsidiary”][Rocket Mortgage, LLC (“Guarantor”)] hereby irrevocably constitutes and appoints JPMorgan Chase Bank, National Association (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of [Seller][REO Subsidiary][Guarantor] and in the name of [Seller][REO Subsidiary][Guarantor] or in its own name, from time to time in Buyer’s discretion:
(a)    in the name of each [Seller][REO Subsidiary][Guarantor], or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Amended and Restated Master Repurchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) dated May 31, 2024, among Seller, REO Subsidiary, Guarantor and Buyer (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;
(b)    to change the mortgagee of record in connection with FHA Loans, VA Loans or USDA Loans, as applicable;
(c)    to pay or discharge taxes and liens levied or placed on or threatened against the Assets;
(d)    (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against [Seller][REO Subsidiary][Guarantor] with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; provided that Buyer is not granted any power of attorney to agree to a settlement in which an admission of guilt or wrongdoing is imposed on the [Seller][REO Subsidiary][Guarantor] as a result of such settlement or compromise and (vi) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and such [Seller][REO Subsidiary][Guarantor]’s expense, at any time, and
Exh. E-1
AmericasActive:20264162.5

from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as [Seller][REO Subsidiary][Guarantor] might do;
(e)    for the purpose of carrying out the transfer of servicing with respect to the Assets from [Seller][REO Subsidiary][Guarantor] to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, [Seller][REO Subsidiary][Guarantor] hereby gives Buyer the power and right, on behalf of [Seller][REO Subsidiary][Guarantor], without assent by [Seller][REO Subsidiary][Guarantor], to, in the name of [Seller][REO Subsidiary][Guarantor] or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;
(f)    for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.
[Seller][REO Subsidiary][Guarantor] hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
[Seller][REO Subsidiary][Guarantor] also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.
The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to [Seller][REO Subsidiary][Guarantor] for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, [SELLER][REO SUBSIDIARY][GUARANTOR] HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
Exh. E-2
AmericasActive:20264162.5

Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.
[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]
Exh. E-3
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IN WITNESS WHEREOF [Seller][REO Subsidiary][Guarantor] has caused this power of attorney to be executed and [Seller][REO Subsidiary][Guarantor]’s seal to be affixed this __ day of _____, 20__.
[QL GINNIE EBO, LLC][QL GINNIE REO, LLC][ROCKET MORTGAGE, LLC]
By:
Name:
Title:

Signature Page to the Power of Attorney
AmericasActive:20264162.5

Acknowledgment of Execution by [Seller][REO Subsidiary][Guarantor] (Principal):
STATE OF      )
     )    ss.:
COUNTY OF      )
On the __ day of         , 20__ before me, the undersigned, a Notary Public in and for said State, personally appeared                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as                  for [QL Ginnie EBO, LLC][QL Ginnie REO, LLC][Rocket Mortgage, LLC] and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument.
IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.
_____________________________
Notary Public
My Commission expires
Signature Page to the Power of Attorney
AmericasActive:20264162.5

EXHIBIT F
FORM OF REPURCHASE/RELEASE REQUEST

[CLIENT NAME]
[CLIENT PHONE #]                            [CLIENT ADDRESS]

REPURCHASE/RELEASE REQUEST

[DATE]

J.P. Morgan
1111 Fannin, 12th Floor
Houston, TX 77002
Attn: [JPMorgan CONTACT NAME]

Please debit acct# _________________ to repurchase or release at the Repurchase/Release Price the following loans and real estate owned property.

Loan Number    Borrower Name        Repurchase/Release Price     Investor Name    Wire Amount

* See Attached List *

Please move excess amount to acct# __________________.

Should you have any questions, please call [CLIENT CONTACT NAME] at [CLIENT CONTACT PHONE # / EXT.]

Thank you for your assistance.

Exh. F-1

[CLIENT NAME]

______________________________________
[AUTHORIZED OFFICER NAME]
[AUTHORIZED OFFICER TITLE]
Exh. F-2

EXHIBIT G
RESERVED

Exh. G-1
AmericasActive:20264162.5

EXHIBIT H
SERVICER NOTICE
[Date]
[________________], as Servicer
[ADDRESS]
Attention: ___________
Re:    Amended and Restated Master Repurchase Agreement, dated as of May 31, 2024 (the “Repurchase Agreement”), by and among QL GINNIE EBO, LLC (the “Seller”), QL GINNIE REO, LLC, Rocket Mortgage, LLC, as owner, servicer and guarantor (“Guarantor”) and JPMorgan Chase Bank, National Association (the “Buyer”).
Ladies and Gentlemen:
[___________________] (the “Servicer”) is servicing certain mortgage loans and REO properties for Seller pursuant to that certain Servicing Agreement between the Servicer and Seller dated as of [________________] (the “Servicing Agreement”). Pursuant to the Repurchase Agreement between Buyer and Seller, the Servicer is hereby notified that Seller has pledged to Buyer certain mortgage loans and REO properties, which are serviced by Servicer which are subject to a security interest in favor of Buyer.
Upon receipt of a notice of Event of Default from Buyer in which Buyer shall identify the mortgage loans and REO properties which are then pledged to Buyer under the Repurchase Agreement (the “Assets”), the Servicer shall segregate all amounts collected on account of such Assets, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions. Following such notice of Event of Default, Servicer shall follow the instructions of Buyer with respect to the Assets, and shall deliver to Buyer any information with respect to the Assets reasonably requested by Buyer.
Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or notice of Event of Default.
Servicer hereby acknowledges and agrees that Buyer is a third party beneficiary to the Servicing Agreement.

Exh. H-1
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Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: JPMorgan Chase Bank, National Association, 383 Madison Avenue, 8th Floor, New York, New York 10179, Attention: [***], Telephone No.: [***].
Very truly yours,
[SELLER]
By:
Name:
Title:
ACKNOWLEDGED:
[SERVICER],
as Servicer
By:
Name:
Title:

Exh. H-2
AmericasActive:20264162.5

EXHIBIT I
SELLER PARTIES’ AND GUARANTOR’S SUBSIDIARIES

Rocket Mortgage, LLC

Subsidiary Name: One Mortgage Holdings, LLC
Jurisdiction of Organization: Delaware
Each State Qualified as a Foreign Corporation or Entity: N/A
Percentage Ownership by Guarantor: 100%
Percentage Ownership by Seller: 0%
Percentage Ownership by REO Subsidiary: 0%

Note: One Mortgage Holdings, LLC is the 100% owner of One Reverse Mortgage, LLC, which is also organized in Delaware.

Subsidiary Name: QL Ginnie EBO, LLC
Jurisdiction of Organization: Delaware
Each State Qualified as a Foreign Corporation or Entity: N/A
Percentage Ownership by Guarantor: 100%
Percentage Ownership by Seller: 0%
Percentage Ownership by REO Subsidiary: 0%

QL Ginnie EBO, LLC

Subsidiary Name: QL Ginnie REO, LLC
Jurisdiction of Organization: Delaware
Each State Qualified as a Foreign Corporation or Entity: N/A
Percentage Ownership by Guarantor:     0%
Percentage Ownership by Seller: 100%
Percentage Ownership by REO Subsidiary: 0%

QL Ginnie REO, LLC    N/A

Exh. I-1
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ANNEX 1
ACCOUNTS

Payment Account:
Bank:    JPMorgan Chase Bank
ABA#:    [***]
Account Number:    [***]
Account Name:    [***]
Attention:    Mortgage Finance
Reference:    Rocket Mortgage
Haircut Account:
Bank:    JPMorgan Chase Bank
ABA#:    [***]
Account Number:    [***]
Account Name:    [***]
Attention:    Mortgage Finance
Reference:    Rocket Mortgage – Haircut Account
Funding Account:
Bank:    JPMorgan Chase Bank
ABA#:    [***]
Account Number:    [***]
Account Name:    [***]
Attention:    Mortgage Finance
Reference:    Rocket Mortgage – Funding Account

Annex 1-1